                       SCHEDULE 14A INFORMATION STATEMENT
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                                      2007

                           (UNITED BANCORP, INC. LOGO)
                        P. O. BOX 248, TECUMSEH, MI 49286

                           (UNITED BANCORP, INC. LOGO)

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 17, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Civic Auditorium, 400 North Maumee Street, Tecumseh, Michigan, on Tuesday, April 17, 2007 at 4:30 p.m., local time, for the following purposes:

     1. To elect four directors constituting Class I of the Board of Directors, to serve for three years until the 2010 Annual Meeting of Shareholders and upon the election and qualification of their successors, and to elect one director to Class III of the Board of Directors, to serve for two years until the 2009 Annual Meeting of Shareholders and upon the election and qualification of his successor.

     2. To approve an amendment to the Company's Restated Articles of Incorporation to increase its authorized shares of common stock from five million to ten million shares.

     3.   To approve the amended and restated Director Retainer Stock Plan.

     4. To approve the amended and restated Senior Management Bonus Deferral Stock Plan.

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 23, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 2007. A copy of the disclosure statement for either of the subsidiary banks of United Bancorp, Inc. may be obtained by contacting Dale L. Chadderdon at the address listed below.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Dale L. Chadderdon
                                        ----------------------------------------
March 16, 2007                          Dale L. Chadderdon
                                        Executive Vice President & Chief
                                        Financial Officer

   Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286
                     - Phone 517.423.8373 - Fax 517.423.5041

                           (UNITED BANCORP, INC. LOGO)

                              2007 PROXY STATEMENT
                                TABLE OF CONTENTS

Introduction                                                                   1
Proposal 1 -- Election of Directors                                            2
Directors and Executive Officers                                               3
   Information Concerning Nominees and Incumbent Directors                     3
   Information Concerning Executive Officers                                   4
Communicating with the Board of Directors                                      5
Committees and Meetings of the Board of Directors                              5
Compensation of Directors and Executive Officers                               7
   Compensation Discussion and Analysis                                        7
   Compensation Committee Report                                              11
   Compensation of Executive Officers                                         11
      Summary Compensation Table                                              11
      Plan-Based Awards and Stock Options                                     13
   Compensation of Directors                                                  16
      Director Compensation Table                                             18
Proposal 2 -- Amendment of Restated Articles of Incorporation                 18
Proposal 3 -- To approve the amended and restated Director Retainer Stock
              Plan                                                            19
Proposal 4 -- To approve the amended and restated Senior Management Bonus
              Deferral Stock Plan                                             22
Compensation & Governance Committee Interlocks and Insider Participation      24
Security Ownership of Certain Beneficial Owners                               25
Security Ownership of Management                                              25
Directors, Executive Officers, Principal Shareholders and their Related       26
   Interests -- Transactions with the Banks
Beneficial Ownership Reporting Compliance                                     27
Relationship With Independent Public Accountants                              27
Other Matters                                                                 28
Management's Discussion and Analysis of Financial Condition and Results
   of Operations and Consolidated Financial Statements                       A-1
Audit & Compliance Review Committee Charter                                  B-1
Compensation & Governance Committee Charter                                  C-1
Amendment to Articles of Incorporation                                       D-1
Director Retainer Stock Plan                                                 E-1
Senior Management Bonus Deferral Stock Plan                                  F-1

                           (UNITED BANCORP, INC. LOGO)

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company" or "UBI") of the accompanying Proxy to be used at the 2007 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 17, 2007 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 16, 2007. If you have elected to receive your Proxy Statement and Annual Report electronically, we will mail your Proxy by that same date, along with the address of the website where you may download and view your other materials. The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on February 23, 2007 will be entitled to notice of and to vote at the Annual Meeting. On February 23, 2007, there were 2,626,286 shares of the Common Stock of the Company outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. IF NO INSTRUCTIONS ARE SPECIFIED IN THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED IN FAVOR OF THE PROPOSALS PRESENTED AT THE ANNUAL MEETING BY THE BOARD OF DIRECTORS. Any Proxy may be revoked by the person giving it at any time prior to being voted, either by giving another Proxy bearing a later date or by notifying the Secretary of the Company, Dale L. Chadderdon, at the Company's principal executive offices, in writing of such revocation or by attending the Annual Meeting and voting in person.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Officers and regular employees of the Company and its subsidiaries may also solicit proxies, personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors or other proposals by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 2008 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Executive Vice President & Chief Financial Officer, at the principal executive offices of the Company by January 16, 2008 for a director nomination, or by November 14, 2007 for any other shareholder proposal.

                         Planning to attend the meeting?

IF YOUR COMPANY STOCK IS HELD IN A BROKERAGE ACCOUNT OR BY A BANK OR OTHER NOMINEE, YOU ARE CONSIDERED THE BENEFICIAL OWNER OF SHARES "HELD IN STREET NAME," AND THIS PROXY STATEMENT IS BEING FORWARDED TO YOU BY YOUR BROKER OR NOMINEE. YOUR NAME DOES NOT APPEAR ON THE REGISTER OF SHAREHOLDERS AND, IN ORDER TO BE ADMITTED TO THE MEETING, YOU MUST BRING A LETTER OR ACCOUNT STATEMENT SHOWING THAT YOU ARE THE BENEFICIAL OWNER OF THE SHARES. YOU WILL NOT BE ABLE TO VOTE AT THE MEETING, AND SHOULD INSTRUCT YOUR BROKER OR NOMINEE HOW TO VOTE ON YOUR BEHALF, UNLESS YOU HAVE A LEGAL PROXY FROM THE SHAREHOLDER OF RECORD APPOINTING YOU AS ITS PROXY. IF YOU HAVE ANY QUESTIONS ABOUT THE MEETING OR REQUIRE SPECIAL ASSISTANCE, PLEASE CALL DIANE SKEELS, AT (517) 423-1760.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 2007 Annual Meeting of Shareholders ("Class I Directors") are James D. Buhr, James C. Lawson, Donald J. Martin and David E. Maxwell.

The Board of Directors has by resolution nominated four individuals for election as Class I Directors at the 2007 Annual Meeting of Shareholders, all of whom are incumbent Class I Directors. Those persons who are elected as Class I Directors at the 2007 Annual Meeting of Shareholders will hold office for three years, until their terms expire at the 2010 Annual Meeting of Shareholders and upon the election and qualification of their successors. If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve or the proxies may vote the shares to elect any substitute nominee recommended by the Board of Directors.

Director George H. Cress currently serves as a Class III Director, but has reached mandatory retirement age and will retire from the Board effective with the 2007 Annual Meeting of Shareholders. The Board of Directors has by resolution nominated Robert G. Macomber as a Class III Director to hold office for two years, until his term expires at the 2009 Annual Meeting of Shareholders and upon the election and qualification of his successor. Mr. Macomber was recommended as a director by the Company's Compensation and Governance Committee, which serves as the Company's nominating committee. The Committee knows of Mr. Macomber since he currently is a Director of United Bank & Trust -- Washtenaw and formerly served as a Director of United Bank & Trust.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting), Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Directors receiving the five highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

It is intended that the shares represented by Proxies in the accompanying form will be voted FOR the election of the five Board nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
                   ELECTION OF ALL FIVE NOMINEES AS DIRECTORS

                        DIRECTORS AND EXECUTIVE OFFICERS

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company.

                                                                       DIRECTOR
             NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                SINCE
             --------------------------------------------              ---------
DIRECTOR NOMINEE -- TERM TO EXPIRE IN 2009 (CLASS III)

Robert G. Macomber, age 52; Chief Executive Officer, Atwell-Hicks,        2007
engineering and land development consultants, Ann Arbor, MI;
Director of United Bank & Trust -- Washtenaw ("UBTW")

DIRECTOR NOMINEES -- TERMS TO EXPIRE IN 2010 (CLASS I)

James D. Buhr, age 58; Owner, J.D. Buhr & Company, LLC, corporate         2004
finance advisors, Ann Arbor, MI; Director of UBTW.

James C. Lawson, age 59; General Manager, Avery Oil & Propane,            1986
Tecumseh, MI; Director of United Bank & Trust ("UBT")

Donald J. Martin, age 67; President and Director, Martin's Home           1985
Center, hardware and furniture store, Tecumseh, MI; Director of UBT

David E. Maxwell, age 67; Retired Executive Vice President and Chief      1986
Operating Officer, Brazeway, Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI; Director of UBT

INCUMBENT DIRECTORS -- TERMS EXPIRING IN 2008 (CLASS II)

John H. Foss, age 64; Director, La-Z-Boy Incorporated; Retired            1992
Director, Vice President, Treasurer and Chief Financial Officer,
Tecumseh Products Company, manufacturer of compressors and
refrigeration components, engines, and power train components,
Tecumseh, MI; Director of UBT

James G. Haeussler, age 48; President, Peters Building Company,           2005
Saline, MI; Director of UBTW

David S. Hickman, age 66; Chairman of the Company; Chief Executive        1985
Officer of the Company (1991--2005); Tecumseh, MI; Chairman of the
Board and Director of UBT; Director of UBTW (2001-2005)

INCUMBENT DIRECTORS -- TERMS EXPIRING IN 2009 (CLASS III)

Joseph D. Butcko, age 65; Co-owner, Saline Properties, Inc., Saline,      1997
MI; Director of UBTW since 2003; Director of UBT (to 2003)

Robert K. Chapman, age 63; President (2001-2005) and Chief Executive      2001
Officer, Director of UBTW; President (since 2003) and CEO (2006) of the Company; Vice Chairman of the Company (2001-2003)

George H. Cress, age 70; Chairman and Director of UBTW (1)                2001

Kathryn M. Mohr, age 44; Member, Robison, Curphey & O'Connell,            2003
Attorneys; Adrian, MI and Toledo, OH; Director of UBT

(1) Director Cress has reached mandatory retirement age and will retire from the Board effective with the 2007 Annual Meeting of Shareholders.

None of the Director nominees or incumbents, with the exception of John H. Foss, serves as a director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended. Mr. Foss is a director of La-Z-Boy Incorporated. With the exception of Directors Hickman and Chapman, all Directors meet the Nasdaq standards for Director independence pursuant to Rule 4200(a)(15).

The Board of Directors reviewed transactions in 2006 with companies owned by Directors, for the purpose of determining whether those transactions impacted the independence of the Directors. The Company conducted transactions in the normal course of business with companies affiliated with Mr. Martin, Mr. Lawson and Ms. Mohr during 2006, none of which exceeded $25,000. The Board determined that these transactions did not impact the independence of these Directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Following is a current listing of Executive Officers of the Company, setting forth the name, age, five year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. The Board may also designate Executive Officers at regular or special meetings of the Board.

                                                                    EXECUTIVE
                                                                     OFFICER
           NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE               SINCE
           --------------------------------------------             ---------
Robert K. Chapman, age 63; President (since 2003) and Chief            2001
Executive Officer (2006) of the Company; President (2001-2005) &
Chief Executive Officer of UBTW; Director of UBTW and UBI; Vice
Chairman (2001-2003) of the Company

Dale L. Chadderdon, age 58; Executive Vice President & Chief           1987
Financial Officer (since 2005) of the Company; Senior Vice
President, Secretary and Treasurer of the Company (to 2004);
Executive Vice President and Chief Financial Officer of UBT;
Chief Financial Officer of UBTW (since 2001)

Randal J. Rabe, age 48; Executive Vice President of the Company        2003
(since 2003); President (2003) & Chief Executive Officer (2005)
and Director (since 2003) of UBT; Group Controller for LifeStyle
Furnishings International, Ltd, High Point, N.C. (1998-2003)

Todd C. Clark, age 37; Executive Vice President of the Company         2005
(2006); President and Chief Banking Officer; Director (2006) of
UBTW; Executive Vice President (2001-2005) of UBTW.

Gary D. Haapala, age 43; Executive Vice President of the Company       2006
(2006); Executive Vice President -- Wealth Management Group of
UBT (2006). Regional Manager, Vice President, Private Client
Group, Fifth Third Bank, East Lansing, MI (2003-2006); Group
Manager, First Vice President, Institutional Trust, Comerica
Bank, Detroit, MI (1996-2003)

Thomas C. Gannon, age 53; Senior Vice President -- Human               1998
Resources & Communication of the Company (since 2005); Vice
President (2001-2004) of the Company; Senior Vice President --
Human Resources & Communication, UBT (to 2004)

John A. Odenweller, age 60; Senior Vice President -- Operations &      2001
Technology of the Company (since 2005); Vice President
(2001-2004) of the Company; Senior Vice President -- Operations &
Technology, UBT (to 2004)

Jamice W. Guise, age 43; Senior Vice President and Chief               2005
Marketing Officer (since 2005); Marketing Consultant for Strategy
Network, Inc., Livonia, MI (2004-2005); Account Director for
Campbell-Ewald Advertising Agency, Warren, MI (1999-2004)

COMMUNICATING WITH THE BOARD

Shareholders may communicate with the Board of Directors, its Committees or any member of the Board of Directors by sending a letter to David S. Hickman, Chairman of the Board, United Bancorp, Inc., P.O. Box 248, Tecumseh, Michigan 49286. All shareholder communications will be forwarded to the Board, the Committee or the Director as indicated in the letter. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the year ended December 31, 2006, the Board of Directors of the Company met a total of six times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member. The Directors are not required to attend our annual shareholder meeting. All Directors attended the 2006 Annual Meeting of Shareholders. The Company has an Audit and Compliance Review Committee ("Audit Committee") and a Compensation & Governance Committee. The Compensation and Governance Committee also serves as nominating committee.

Audit Committee Report, Charter, and Independence

The Audit and Compliance Review Committee consists of Joseph D. Butcko, John H. Foss and James G. Haeussler. The Committee met four times during the year ended December 31, 2006. Each of these members meets the requirements for independence set forth under the Sarbanes-Oxley Act and in Rule 4200(a)(15) of the listing standards of Nasdaq. While the Company is not subject to these standards, it has chosen to comply with them voluntarily. In addition, the Board of Directors determined that Mr. Foss has met the qualifications to be considered an "audit committee financial expert" as set forth under rules adopted by the Securities and Exchange Commission.

One of the functions of the Audit Committee is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the financial reporting of the Company and its subsidiaries. The Audit Committee also reviews examination reports of the Federal and State regulatory agencies and selects the Company's independent auditors. The Audit Committee makes periodic reports to the Board of Directors regarding these matters. The Company retained BKD LLP ("BKD") as external auditors beginning with the year ended December 31, 2002. The Committee has selected BKD as the Company's external auditors for 2007.

The Board of Directors has adopted a written charter for the Audit and Compliance Review Committee, a copy of which is attached as Attachment B. The Board of Directors reviews and approves changes to the Audit and Compliance Review Committee Charter annually.

The Company does not contract for the services of BKD in matters other than audit of financial statements and tax services, and they are compensated for their services.

The Audit Committee reports that with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2006, included in the Company's Annual Report to Shareholders:

     - The Audit Committee has reviewed and discussed the Company's 2006 audited consolidated financial statements with the Company's management.

     - The Audit Committee has discussed with its independent auditors, BKD, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

     - The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, as may be modified or supplemented, and has discussed with the auditors the auditor's independence from the Company.

Based on the review and the discussions referenced in the three paragraphs above, the Audit Committee recommended to the Board of Directors that the Company's 2006 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

                                           Audit and Compliance Review Committee
                                                    James G. Haeussler, Chairman
                                                                Joseph D. Butcko
                                                                    John H. Foss

Compensation & Governance Committee

The Board of Directors of the Company has established a Compensation & Governance Committee, which addresses matters relating to employment, compensation, and management performance while maintaining appropriate interaction with its subsidiary bank boards. The Compensation & Governance Committee serves as the nominating committee for the Board of Directors of the Company. The Board of Directors has adopted a written charter for the Committee, a copy of which is attached as Attachment C. The Compensation & Governance Committee also produces a report on executive officer compensation as required by the Securities and Exchange Commission to be included in our proxy statement or annual report on Form 10-K.

The Compensation & Governance Committee recommends the compensation for executive officers and directors of the Company and the Banks. The chief executive officers of the Company and of the Banks provide input into the recommended compensation of the other executive officers to the Compensation & Governance Committee. The Committee also recommends targets for bonuses and profit sharing. The Boards of Directors of the Company and the Banks have final authority over compensation of executives and the targets for bonuses and profit sharing. The Compensation & Governance Committee has sole authority to grant stock options to plan participants. The Board of the Company approves compensation levels for directors of the Company and for Directors of the Banks. During 2006, the Committee used an outside consulting firm to assist in developing analysis for pay and performance purposes, as well as evaluation of market competitiveness of the Company's total compensation plan.

The Committee met seven times during 2006, and is composed of the following Directors of the Company: James D. Buhr, George H. Cress, John H. Foss, James C. Lawson and David E. Maxwell. All members of the Company's Compensation & Governance Committee meet the Nasdaq standards for independence of Rule 4200(a)(15). While the Company is not subject to these standards, it has chosen to comply with them voluntarily.

The Compensation & Governance Committee will consider shareholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company's bylaws. The bylaws provide that no less than ninety days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the secretary of the Company setting forth (i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class and series of capital stock of the Company which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee.

The Compensation & Governance Committee considers various potential candidates for director that may come to its attention through current board members, shareholders or other persons. The Committee will review and evaluate shareholder nominations in the same manner as it evaluates all other nominees. When considering and evaluating candidates for nomination to the Board, the Committee considers a number of factors. The Committee believes that a viable Board candidate should:

     -    Be a shareholder of United Bancorp, Inc.

     - Be willing and able to devote full interest and attendance to the Board and its committees

     - Bring their financial business to the Company, including personal and business accounts

     -    Lend credibility to the Company and enhance its image

     -    Help develop business and promote the Company and its subsidiaries

     -    Provide advice and counsel to the CEO

     -    Maintain integrity and confidentiality at all times.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The primary objectives of the Compensation & Governance Committee of our Board of Directors with respect to executive compensation is to tie annual and long-term cash and stock incentives to achievement of measurable corporate, bank subsidiary and individual performance objectives, thereby aligning executives' incentives with shareholder value creation, and to attract and retain high quality executive talent. We attempt to achieve these objectives through our compensation plans that tie a substantial portion of our executives' overall compensation to our financial performance (including our return on equity and net income). Our compensation philosophy is intended to reward our executives with compensation targeted at market competitive levels, while rewarding outstanding bank performance with above-average total compensation.

During 2006, we engaged the services of Rahmberg & Stover as consultants to help the Compensation & Governance Committee evaluate our executive compensation and to help select appropriate market data for comparison and benchmarking. Some of the resources used for comparison were the ABA Executive Compensation Standard Report, America's Community Bankers Compensation Survey, BAI Bank Cash Compensation Survey, Crowe Chizek Financial Institutions Compensation Survey, Mercer Benchmark Database Human Resource Management,

Michigan Bankers Association Compensation Survey and Watson Wyatt Benchmark Compensation Report for Financial Institutions. Based on our review of these broad databases and other publicly available information, we believe that our executive compensation is in line with our compensation philosophy as stated above.

Compensation Components

The key components of our executive compensation program consist of a base salary and participation in various performance-based compensation plans including our Management Committee Bonus Plan, Senior Management Bonus Deferral Stock Plan, Stakeholder Bonus Plan, 401(k) Plan, and our 2005 stock option plan. Base salary and bonus comprise the substantial portion of our executives' total compensation. Our executives can defer cash base salary and bonus payments and invest in our common stock through our 401(k) plan and Senior Management Bonus Deferral Stock Plan. Our executives also invest in our common stock through our stock option plan. In addition, we have entered into one-year employment agreements with our executive officers that provide for severance compensation in the event of termination other than for cause during the term of the agreement and/or following a change in control during the term of the agreement.

Base Salary

The Compensation & Governance Committee believes that our executive base salary should be targeted at market competitive levels while rewarding outstanding bank performance with above-average total compensation. Base salaries are reviewed annually, and are adjusted from time to time based on our review of market data and individual executive performance.

Management Committee Bonus Plan

Executive management participates in the Management Committee Bonus Plan. Under the plan, an executive is paid a percentage of his base salary based on the achievement of corporate, bank and/or individual performance objectives. All the executives' bonuses are based all or in part on our achieving a target return on equity as established annually by the Board of Directors. We believe that return on average equity is synonymous with return on investment, which is the most appropriate measure of financial performance. The actual payouts are determined by the level of the executive officer.

The Management Committee Bonus Plan is divided into groups that determine the payout levels within the plan. The table below details the various groups within the Management Committee Bonus Plan, the respective participants in each group, the range of bonus each is eligible to earn, and the basis upon which the bonus is based.

                                       BONUS    BONUS AT 100%
GROUP           PARTICIPANTS           RANGE      OF TARGET       BASED ON:
-----   ---------------------------   -------   -------------   ----------------
  1     Chief Executive Officer       0% - 90%        45%       Target ROE

  2     Bank Presidents and head of   0% - 70%        35%       Target ROE and
        Wealth Management                                       achievement of
                                                                target earnings
                                                                levels

  3     Chief Financial Officer       0% - 60%        30%       Target ROE

  4     Heads of Human Resources,     0% - 50%        25%       Target ROE and
        Operations and Technology                               achievement of
        and Marketing                                           individual
                                                                objectives

Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, Executive Officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in the form of shares of Company stock. During 2006, no executive officers of the Company deferred any of their bonuses under the plan.

Stakeholder Bonus Plan

Executive officers and all other full-time employees of the company participate in our Stakeholder Bonus Plan. Payouts from the plan are based on target net income for the Company as established annually by our Board of Directors. If we reach our target, eligible co-workers receive 9% of their salary in the form of cash bonuses. No payouts are made if the Company falls below 80% of target, and maximum bonuses of 20% are paid if the Company exceeds its net income target by 15%. The share of profits distributed to Stakeholder Bonus Plan participants is structured to provide awards consistent with the increase in profits as measured by net income, and is subject to change with the approval of the Board of Directors.

401(k) Plan

Our 401(k) Plan allows executives and other participants to defer a portion of their compensation, and provides a match of up to 3% of their salaries, subject to IRS regulations. All participants have the opportunity to invest the match portion of the Company's contribution in UBI stock. In addition, the plan includes a profit-sharing feature based on achievement of a net income target as established annually by the Board of Directors. Our minimum profit sharing contribution to the 401(k) is 2% of eligible salary. If we achieve our net income target, we will contribute an additional 6% of the participant's salary into his or her 401(k). If we exceed our target, we can contribute up to 8% of salary to his or her 401(k). It is our belief that our executives and co-workers are motivated and aware that efforts to improve our bottom line improves their individual compensation.

Stock Options

We believe that our long-term interests are best advanced by aligning the interest of our executives and non-executives with the interests of our shareholders. Accordingly, in addition to issuing common stock under our Senior Management Bonus Deferral Stock Plan, we make options available to our executives pursuant to our 2005 stock option plan, which was adopted by our shareholders in 2005. Previously, options were granted under our 1999 stock option plan, but options may no longer be granted under the 1999 stock option plan. Options under our stock option plans are non-qualified stock options granted at the then current-market price at the time the option is granted. The options have a three-year vesting period and with certain exceptions, expire at the end of ten years from the date of grant, three years after retirement or ninety days after separation from the Company for reasons other than retirement.

Our options are approved by our Compensation & Governance Committee, which administers the stock option plan. The Compensation & Governance Committee awards grants based on a number of criteria including the relative rank of the executive within our company and his or her specific contributions to the success of the company for the prior year based on subjective criteria. We believe the options serve to enhance shareholder value by aligning the interest of our executives with those of the shareholders and also by acting to retain our executives through the vesting of the options.

Option grants are generally determined by evaluating the number of option grants available under the plans, divided by the number of years remaining in the plan. The Committee then evaluates potential grant recipients on a number of objective and subjective factors, and allocates some or all of the options available for the year to potential participants.

While the Company's stock option plan does not specify when options are granted, options have generally been granted annually in January based on the prior year's performance. Recently the

Board determined that annual options will be granted by the Compensation & Governance Committee in February of each year following release of year-end earnings. In addition, in the event a new officer is hired during the year, a grant may be made at the time of his or her commencement of employment. The options granted in 2004, 2005 and 2006 are currently underwater and, accordingly, unless the stock price significantly improves, the incentivization anticipated by the grant of those options will not be realized. However, we believe that since options are granted on an annual basis, over the long term, our executives will have more opportunities to benefit from their stock options and to create long-term growth for all shareholders.

Severance Arrangements

Each executive officer enters into a one year employment agreement. As part of our goal to attract and retain our executives, such employment agreements provide that unless an employee is terminated for cause (which is defined), in the event we terminate the executive officer during the term of the one year agreement, the executive officer will receive his or her regular salary and benefits for a period of six months. This continuation of salary and benefits ceases, however, if the executive officer secures any employment before the end of such six-month period. In addition, if there is a change in control (as defined) and either we terminate the executive within twelve months from such change in control other than for cause or the executive terminates for any reason, we shall pay the executive for twelve months thereafter his or her base salary and benefits. The purpose of the severance arrangements is to minimize the uncertainty and distraction caused by the current climate of bank acquisitions, and to allow our executive officers to focus on performance by providing transition assistance if we are acquired or there is a change in control.

Inter-Relationship of Elements of Compensation Packages

The various elements of the compensation package are not inter-related. For example, if it does not appear as though the target bonus will be achieved, the number of options that will be granted is not affected. There is no significant interplay of the various elements of total compensation between each other. If options that are granted in one year become underwater, the amount of the bonus amount or compensation to be paid the executive officer for the next year is not impacted. Similarly, if options become extremely valuable, the amount of compensation or bonus to be award for the next year is not affected. While the Board has discretion to make exceptions to any compensation or bonus payouts under existing plans, it has not approved any exceptions to the plans with regard to any executive officers.

Other Information

We have no equity or security ownership requirements or guidelines for executive officers and no policies regarding hedging the economic risk of any ownership of our common stock. We do believe that it is important that our executive officers own our common stock, and most of the executive officers own common stock and options to purchase common stock pursuant to our 2005 stock option plan and our 1999 stock option plan (under which no further options may be granted.) We also have no policy with regard to the adjustment or recovery of awards or payments if the relevant company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Input from the Chief Executive Officer is considered by the Committee regarding the criteria to be used to determine base salary, annual bonuses and other benefits for executive officers other than the Chief Executive Officer. Although input from the CEO is considered by the

Compensation & Governance Committee and the Board, it is not given any disproportionate weight. The Compensation & Governance Committee and the Board have the final authority on compensation matters. We offer minor perquisites to some executive officers, none of which have an annual aggregate incremental value to us of more than $10,000 per executive.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our annual report on Form 10-K for the year ended December 31, 2006.

                                             Compensation & Governance Committee
                                                         James D. Buhr, Chairman
                                                                 George H. Cress
                                                                    John H. Foss
                                                                 James C. Lawson
                                                                David E. Maxwell

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the total compensation awarded to, earned by, or paid during 2006, 2005 and 2004 to our Chief Executive Officer, Chief Financial Officer, and our three most highly compensated executive officers other than the CEO and CFO whose total compensation for 2006 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                    OPTION    NON-EQUITY     ALL OTHER
                                                                   AWARDS $    INCENTIVE   COMPENSATION       TOTAL
   NAME AND PRINCIPAL POSITION     YEAR   SALARY (1)   BONUS (2)     (3)       COMP (4)        (5)        COMPENSATION
   ---------------------------     ----   ----------   ---------   --------   ----------   ------------   ------------
Robert K. Chapman, President and   2006    $250,000     $127,372    $17,645     $14,498      $17,700        $427,215
CEO                                2005     250,000      127,565     13,460      12,936       17,400         421,361
                                   2004     231,750       82,351     10,217      12,300       17,250         353,868

Dale L. Chadderdon, Executive      2006    $138,600     $ 59,848    $12,163     $12,489      $ 8,238        $231,338
Vice President & Chief Financial   2005     138,600       50,149      9,712      11,178        8,235         217,874
Officer                            2004     133,900       41,973      7,316      10,843        8,092         202,124

Randal J. Rabe, Executive Vice     2006    $190,000     $ 85,443    $13,264     $14,498      $ 9,580        $312,785
President                          2005     190,000       57,288      9,781      12,936        9,574         279,579
                                   2004     180,250       52,521      7,316      12,300        9,178         261,565

Todd C. Clark, Executive Vice      2006    $170,000     $ 69,604    $11,244     $14,498      $ 7,787        $273,133
President (6)                      2005     150,000       59,005      7,773      11,850        7,169         235,797

Thomas C. Gannon, Senior Vice      2006    $105,500     $ 35,132    $ 4,540      $8,994      $ 6,226        $160,392
President, Human Resources and     2005     105,500       30,386      3,470       8,215        6,180         153,751
Communications                     2004     101,856       26,684      2,477       7,821        6,113         144,951

(1) Generally, we believe that our executives' base salary should be set at market competitive levels. Base salaries are reviewed annually and are compared to several databases and public information, and adjusted from time to time. Salary amounts include amounts deferred under the Company's 401(k) plan.

(2) Amounts include payments from the Management Committee Bonus Plan and the Stakeholder Bonus Plan as described previously. Under the Management Committee Bonus Plan, an executive is paid a percentage of his base salary based on the achievement of corporate, bank and/or individual performance objectives. All the executives' bonuses are based all or in part on our achieving a target return on equity as established annually by the Board of Directors. Under the Stakeholder Bonus Plan, payouts are based on target net income for the Company as established annually by the Board of Directors. The bonus amounts listed were earned in the year shown, but were paid to participants following the end of the year. Bonuses may also include amounts that were previously deferred as part of a former bonus program, discontinued in 2000. With the discontinuation of that plan, previously deferred amounts are paid out on a pre-determined schedule.

(3) For 2006, the amount listed reflects the portion of the fair value of option grants that represent earned compensation for the year listed on the same basis as included in the Company's financial statements. The Company adopted SFAS 123R for 2006, and for prior periods, no compensation expense was included in the Company's financial statements. The amounts listed for 2005 and 2004 reflect the amount that would have been included in the Company's financial statements had 123R been in effect. Value of stock options granted is based on "Grant Date Present Value" as calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 4.36%, volatility of 10.17%, expected life of 5 years, and dividend rate of 2.45%. The number of shares granted for each option is adjusted in accordance with the Company's stock option plans to reflect stock dividends issued.

(4) Under our 401(k) plan, we include a profit sharing feature based on achievement of the 2006 net income target as established by the Board of Directors. Based on our 2006 net income, we contributed 6.59% of our executives' salaries to their 401(k) in addition to our matching contributions referenced in (5)(a) below.

(5) The amounts listed above under "All other Compensation" include the following items:

                         401(K)          LIFE
                     CONTRIBUTIONS     INSURANCE     TOTAL OTHER
EXECUTIVE OFFICER         (a)        PREMIUMS (b)   COMPENSATION
-----------------    -------------   ------------   ------------
Robert K. Chapman        $6,600         $11,100        $17,700
Dale L. Chadderdon        4,238           4,000          8,238
Randal J. Rabe            5,810           3,770          9,580
Todd C. Clark             5,187           2,600          7,787
Thomas C. Gannon          3,226           3,000          6,226

(a) Matching contributions made by us under our 401(k) plan. We match a maximum of 3% of our executive's salaries. See footnote 4 above for disclosure of profit sharing feature.

(b) Life insurance premiums paid by the Company for the benefit of the officers.

(6)  Mr. Clark became an executive officer of the Company in 2005.

Employment Contracts

Effective as of January 1 of each year, we enter into one-year employment agreements with our executive officers. We utilize one-year contracts instead of long-term contracts to retain flexibility in our hiring, selection and retention process. We have found that one-year contracts allow us to change performance and other requirements and have not prevented us from retaining our quality executive officers.

As of January 1, 2007, we entered into one-year employment agreements with our executive officers. Under the agreements, Mr. Chapman is to be paid a base salary of $250,000 and a bonus based his participation in group 1 of the current bonus plans as discussed previously. Mr. Rabe is to be paid a base salary of $190,000 and a bonus based his participation in group 2 of the current bonus plans as discussed previously; Mr. Clark is to be paid a base salary of $170,000 and a bonus based his participation in group 2 of the current bonus plans as discussed previously; Mr. Haapala is to be paid a base salary of $167,000 and a bonus based his participation in group 2 of the current bonus plans as discussed previously; Mr. Chadderdon is to be paid a base salary of $138,600 and a bonus based his participation in group 3 of the current bonus plans as discussed previously.

Mr. Gannon is to be paid a base salary of $105,500 and a bonus based his participation in group 4 of the current bonus plans as discussed previously; Mr. Odenweller is to be paid a base salary of $100,000 and a bonus based his participation in group 4 of the current bonus plans as discussed previously; Ms. Guise is to be paid a base salary of $95,000 and a bonus based her participation in group 4 of the current bonus plans as discussed previously.

Except for the differences in base salaries and annual bonuses and the fact that some of the agreements are with the Company and some are with the Banks, the agreements are substantially identical. Changes may be made to an executive officer's salary and bonus during the term of the contract, but only if agreed to by us and the executive officer. Under the agreement, each of our executive officers participates in our 2005 stock option plan and our Management Committee Bonus Plan. If the agreement is terminated for cause, compensation and benefits will be paid to the executive officer only to the date of termination.

We may also suspend the executive officer during the pendency of any criminal charges or criticism by a regulatory agency for regulatory violations. For any termination other than relating to a change in control, including repeated failure to meets our goals and objectives which we establish from time to time, the executive officer shall continue to receive his compensation and benefits (except for group carve-out life insurance) for a period of six months unless he has secured employment before the end of the six month period. If there is a change in control (including a merger, sale of substantially all of our assets, approval of our liquidation or any person acquires 25% or more of our outstanding securities) and within twelve months of such change in control the executive officer is terminated other than for cause or quits, he shall receive his salary and benefits for twelve months thereafter. Under the agreement, the executive officer must keep information about us confidential during and following employment with us.

In addition, each executive officer agrees not to compete in the financial services industry within the counties of Lenawee and/or Washtenaw and not to solicit our employees and customers during and for a one-year period following termination and agrees that all disputes under the agreement will be resolved by binding arbitration in the event of a dispute.

Grants of Plan-Based Awards

We currently grant options under our 2005 stock option plan. Previously, options were granted under our 1999 stock option plan. Options granted under the 1999 plan and not exercised are still outstanding, but no new options may be granted under the 1999 plan.

We believe that our long-term interests are best advanced by our stock option plans by aligning the interest of our executive officers with the interests of our shareholders. Options under our 2005 stock option plan are granted at the then-current market price at the time the option is granted. The options have a three-year vesting period and with certain exceptions, expire at the end of ten years from the date of grant, or three years after retirement. Options granted under our plans are non-qualified stock options as defined under the internal revenue code as explained below.

Options are granted by our Compensation & Governance Committee, which administers the Plan. While annual options have been granted in January of each year, commencing in 2008, options will be granted in February of each year following release of year-end earnings. In addition, in the event a new officer is hired during the year, a grant may be made by the Compensation & Governance Committee at the time of his or her commencement of employment. In addition, the Compensation & Governance Committee has the authority to grant options at any time at its discretion.

The Compensation & Governance Committee determines which executives will be awarded options based on a number of criteria including the relative rank of the executive within our company and his or her subjective contributions to the success of the company for the prior year. We believe the options serve to enhance shareholder value by aligning the interest of our executives with those of the shareholders and also by acting to retain our executives through the vesting of the options.

An optionee generally recognizes no taxable income as the result of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. Such ordinary income is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than twelve months. A capital gain or loss will be long-term if the optionee's holding period is more than twelve months. We recognize expense for the grant-date fair value of the stock options over the vesting period of the options. We will receive a tax deduction when the tax benefit realized exceeds the compensation amount expensed for financial reporting purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. Option grants are accounted for under FAS 123R as described in Note 16 of the financial statements included in the Company's Annual Report on Form 10-K.

The following tables set forth information concerning award grants to the named executive officers of the Company during 2006. These awards only consisted of our grant of stock options.

                       GRANTS IN 2006 OF PLAN-BASED AWARDS

                                  # OF SHARES
                                   UNDERLYING     EXERCISE     GRANT
                       GRANT    OPTIONS GRANTED     PRICE    DATE FAIR
EXECUTIVE OFFICER      DATE           (1)           (1,2)    VALUE (3)
-----------------    --------   ---------------   --------   --------
Robert K. Chapman    01/03/06        2,940         $59.05    $21,215
Dale L. Chadderdon   01/03/06        1,890          59.05     13,638
Randal J. Rabe       01/03/06        1,995          59.05     14,396
Todd C. Clark        01/03/06        2,100          59.05     15,154
Thomas C. Gannon     01/03/06          735          59.05      5,304

(1) On May 31, 2006, the Company paid a 5% stock dividend and the per-share option price and number of options was adjusted accordingly.

(2) The per-share exercise price of each option is equal to the market value of the common stock on the date each option was granted, adjusted in accordance with the plan to reflect stock dividends issued.

(3) The amount shown in this column represents full grant-date fair value. Value of stock options granted is based on "Grant Date Present Value" as calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 4.36%, volatility of 10.17%, expected life of 5 years, and dividend rate of 2.45%. Amounts are calculated as required by SFAS 123R.

                OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006

The following table provides information as of December 31, 2006 regarding the Company's stock based awards under the Company's Stock Option Plans. All shares issuable under the Senior Management Bonus Deferral Stock Plan are fully vested, and are not included in the table below. There were no other outstanding equity awards.

                             # OF SHARES UNDERLYING
                             UNEXERCISED OPTIONS AT
                                  YEAR END (2)            OPTION      OPTION
                          ---------------------------    EXERCISE   EXPIRATION
NAME AND GRANT DATE (1)   EXERCISABLE   UNEXERCISABLE   PRICE (2)      DATE
-----------------------   -----------   -------------   ---------   ----------
Robert K. Chapman
   01/09/02                  2,067             --         $39.96    01/09/12
   01/10/03                  2,674             --          44.43    01/10/13
   01/09/04                  1,910            984          54.42    01/09/14
   01/03/05                    909          1,846          60.77    01/03/15
   01/03/06                     --          2,940          59.05    01/03/16

Dale L. Chadderdon
   1/09/04                   1,375            708         $54.42    01/09/14
   1/03/05                     654          1,329          60.77    01/03/15
   1/03/06                      --          1,890          59.05    01/03/16

Randal J. Rabe
   01/09/04                  1,528            787         $54.42    01/09/14
   01/03/05                    727          1,477          60.77    01/03/15
   01/03/06                     --          1,995          59.05    01/03/16

Todd C. Clark
   01/10/03                    496             --         $44.43    01/10/13
   01/09/04                    497            511          54.42    01/09/14
   01/03/05                    582          1,181          60.77    01/03/15
   01/03/06                     --          2,100          59.05    01/03/16

Thomas C. Gannon
   01/10/01                    938             --         $37.31    01/10/11
   01/09/02                    510             --          39.96    01/09/12
   01/10/03                    647             --          44.43    01/10/13
   01/09/04                    458            236          54.42    01/09/14
   01/03/05                    254            517          60.77    01/03/15
   01/03/06                     --            735          59.05    01/03/16

(1) Option grants are fully vested at the end of the first three years following the grant date; 33% per year at the end of each of the first two years and 34% at the end of the third year.

(2) The number of shares granted and the exercise price for each option is adjusted in accordance with the Company's stock option plans to reflect stock dividends paid.

                   OPTION EXERCISES AND STOCK VESTING IN 2006

The following table provides information with respect to 2006 regarding options exercised under the Company's stock option plans and regarding award units which were obtained under the Senior Management Bonus Deferral Stock Plan. None of the named executives participated in the Senior Management Bonus Deferral Stock Deferral Plan during 2006, and therefore, no units were accumulated under the Plan except those representing cash and stock dividends on shares previously accumulated.

                               OPTION AWARDS                 STOCK AWARDS
                     ------------------------------   ---------------------------
                     SHARES ACQUIRED       VALUE         SHARES         VALUE
EXECUTIVE OFFICER      ON EXERCISE     REALIZED (1)   ACQUIRED (2)   REALIZED (3)
-----------------    ---------------   ------------   ------------   ------------
Robert K. Chapman           --                --             --             --
Dale L. Chadderdon         661            $8,412         26.751         $1,476
Randal J. Rabe             412             3,979             --             --
Todd C. Clark               --                --             --             --
Thomas C. Gannon            --                --             --             --

(1) The value realized is the difference between the closing price of the Common Stock of the Company at the time of exercise and the option exercise price (adjusted for stock dividends), times the number of shares acquired on exercise.

(2) Under the Senior Management Bonus Deferral Plan, our executives may deduct a percentage of his or her bonus to be deferred. The deferred bonus is converted into an award of stock units equal to the amount obtained by dividing the deferral amount by the market price of our common stock on the date the bonus is payable. Additional shares are accumulated as a result of cash and stock dividends on shares previously accumulated.

(3) The value realized is the number of shares acquired times the then-current market price.

                     EQUITY COMPENSATION PLAN INFORMATION

                                                              (C) NUMBER OF
                                                               SECURITIES
                         (a) NUMBER OF                          REMAINING
                         SECURITIES TO                        AVAILABLE FOR
                        BE ISSUED UPON          (B)          FUTURE ISSUANCE
                          EXERCISE OF    WEIGHTED-AVERAGE     UNDER EQUITY
                          OUTSTANDING     EXERCISE PRICE      COMPENSATION
                           OPTIONS,       OF OUTSTANDING    PLANS (EXCLUDING
                         WARRANTS AND         OPTIONS,          SECURITIES
                         RIGHTS AS OF      WARRANTS AND       REFLECTED IN
PLAN CATEGORY              12/31/06         RIGHTS (1)        COLUMN (A)).
-------------           --------------   ----------------   ----------------
Equity compensation plans approved by security holders
   Stock Option Plans       143,493           $53.19             113,305
   Director Retainer         31,492            45.00               2,273
   Deferred Bonus             6,293            45.00               1,850
                            -------                              -------
      Total                 181,278           $51.48             117,428

(1) Shares represented by the Director Retainer Stock Plan and the Senior Management Bonus Deferral Stock Plan are shown at the market closing price of the Common Stock of the Company on December 31, 2006.

COMPENSATION OF DIRECTORS

The Directors of our Company are paid an annual retainer of $1,000, and are paid $450 per meeting of the Board and $250 per meeting of each committee. Chairpersons of committees are paid an annual retainer of $2,000 in addition to the board retainer and meeting fees. The Directors of our Banks receive an annual retainer of $4,000 ($20,000 for the Chairman of UBTW). In addition, the Directors of our Banks receive $450 per meeting of the board of the Bank and $250 per meeting of each committee of the Bank. Chairpersons of committees of the

Bank are paid an annual retainer of $2,000 in addition to board retainer and meeting fees. Directors of our Company and Banks (who are not otherwise employees) do not participate in our employee benefit programs, and receive no direct or indirect compensation, except for certain life insurance benefits. Three directors are included in the Company's group life insurance program on a grandfathered basis, but pay substantially all of their own premiums. The amounts paid by the Company are less than $100 for each of the Directors, and those amounts are included in the table below under "All Other Compensation".

Under the Director Retainer Stock Plan originally adopted in 1996, a Director may elect to defer all or a portion of the payments received for serving as a Bank Director except for fees for serving on or as chairman of a committee. A Director who elects to defer payment will instead be awarded units equal to the cash payment that was earned divided by the market price of the common stock on such date. The common stock earned will be issued to the director on the date on which such Director no longer is serving on our Board or on the board of the Banks. An election to defer made no later than 30 days after a Director is eligible is generally given effect commencing as of the next calendar quarter after the election. An election to defer made after 30 days from the date that a Director was eligible is generally given effect commencing as of the next calendar year. The plan is administered by the CEO. Only 20,000 shares (34,207 as result of stock dividends) may be issued pursuant to the plan. We are proposing, subject to shareholder approval, to increase the number of shares under the Plan to 75,000. See "Proposal 3" below. We believe that this plan helps align the interests of our Directors with those of our shareholders.

In the past, Directors of our Company and of the Banks have been granted 1,000 options at the time they join the Board. In addition, Directors of the Company and the Banks have been awarded grants at the inception of any new stock option plans. No stock options were granted to any Directors in 2006.

No Director who is also an employee of either the Company or the Banks receives any compensation for his or her services as a Director or as a committee member of the Company or the Banks. Accordingly, the compensation of Mr. Chapman, the CEO and President of the Company and who is also a Director of the Company and UBTW, is not set forth below, but is disclosed above in the Summary Compensation Table.

One of our Directors, Mr. Hickman, entered into a management consulting agreement with us effective January 1, 2006 following his retirement as CEO of our Company. The agreement provides the following material points:

     - No Director fees for services as a Director of the Company or of the Banks.

     - A five-year term, subject to cancellation by the Company or Mr. Hickman on 90 days' notice.

     - Payment of $150,000 per year for consulting services on a 50% part-time basis, with emphasis on business development, Adrian market development, leadership transition, holding company activities, American Bankers Association and Michigan Bankers Association service, and community development.

     - No participation in our employee benefit plans after December 31, 2005.

     - In 2006, as noted in the table below, Mr. Hickman received benefits which were earned in 2005 relating to his participation in our Management Committee Bonus Plan, and profit sharing and matching contributions to our 401(k) plan. In addition, under our

          Supplemental Employee Retirement Plan, in which only Mr. Hickman participated, he receives payment of $5,088 per month for 180 months, beginning January, 2006.

     - Mr. Hickman has agreed to confidentiality, non-compete and non-solicitation of employees and customers provisions.

The table below shows the compensation paid to Directors of the Company by the Company and the Banks during 2006.

                        DIRECTOR COMPENSATION FOR 2006

                      FEES EARNED OR        STOCK         ALL OTHER       TOTAL DIRECTOR
DIRECTOR             PAID IN CASH (1)   AWARDS (2,3)   COMPENSATION (4)    COMPENSATION
--------             ----------------   ------------   ----------------   --------------
James D. Buhr             $27,600               --               --          $ 27,600
Joseph D. Butcko            5,250          $11,746               --            16,996
Robert K. Chapman              --               --               --                --
George H. Cress            33,050           11,210               --            44,260
John H. Foss               12,050           12,926               --            24,976
James G. Haeussler         11,750           11,701               --            23,451
David S. Hickman               --               --         $211,056           211,056
James C. Lawson            11,500           13,569               96            25,165
D.J. Martin                12,250           13,475               62            25,787
David E. Maxwell           16,400            1,692               62            18,154
Kathryn M. Mohr            18,350               --               --            18,350

(1) Amounts include fees earned as a Director of the Company and the Banks, net of deferred amounts included under the Stock Awards column.

(2) As disclosed above, pursuant to the Director Retainer Stock Plan, directors are eligible to defer all or a portion of his or her retainer fees, and upon his or her termination as a director, to receive payment in the form of shares of common stock. The figure in this column includes fees deferred during the year, plus dividends earned on deferred amounts.

(3) Aggregate amount of stock awards outstanding at the end of 2006 were as follows: Butcko, 1,742.0 shares; Cress, 1,059.1 shares; Foss, 2,265.1 shares; Haeussler, 1,098.0 shares; Lawson, 2,405.4 shares; Martin, 2,337.7 shares; Maxwell, 1,185.9 shares.

(4) For Mr. Hickman, amount includes $150,000 paid under the terms of Mr. Hickman's consulting contract and $61,056 paid under the Company's SERP. Amounts for Mr. Lawson, Mr. Martin and Mr. Maxwell represent the amount of life insurance premiums paid by the Company as part of the Company's group life insurance program, in which they participate on a grandfathered basis.

PROPOSAL 2 -- AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

On January 11, 2007, our Board of Directors unanimously approved a resolution, subject to shareholder approval, to amend Article III of our Restated Articles of Incorporation, by increasing the number of authorized common shares, no par value from 5,000,000 to 10,000,000.

Each share of our common stock entitles its holder to one vote per share. Holders of our common stock are entitled to receive dividends as and when declared by our board of directors from time to time out of funds properly available for the payment of dividends. The holders of our common stock are entitled to share pro rata in the distribution of the remaining assets of our Company upon a liquidation, dissolution or winding-up. The holders of our common stock have no cumulative voting, preemptive, subscription, redemption or sinking fund rights.

The affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, is required to adopt the proposed amendment. Accordingly, abstentions and broker non-votes will all have the effect of a vote against the proposal.

The board of directors recommends a vote "FOR" the approval of the amendment, a copy of which is attached as Appendix D.

We are presently authorized to issue 5,000,000 common shares, no par value. As of February 23, 2007, there were 2,626,286 common shares outstanding. There are 143,493 options outstanding under our option plans. An additional 113,305 options are reserved under our 2005 Stock Option Plan. An additional 4,123 shares of common stock are subject to award units under the Director Retainer Stock Fund and the Management Bonus Deferral Stock Plan.

The purpose of the amendment is to provide us with sufficient common shares to fulfill our obligations under our option plans, deferral plans, for possible stock splits or stock dividends and for other general corporate purposes. If shareholders approve this amendment to increase the number of authorized shares, their rights with respect to business combinations will not change. Article VIII of our restated articles of incorporation requires the affirmative vote of not less than 75% of the outstanding shares of common stock and a majority of the outstanding shares of common stock (excluding the shares of any person who owns 10% or more of our outstanding shares) in connection with any business combination with a person who owns 10% or more of our outstanding shares pursuant to a merger, sale of substantially all of our assets, sale of substantially all of the assets of such a person to us, the issuance of our securities to such person, the acquisition by the Company of the securities of such person or any contract for any of such transactions. The foregoing voting requirements are not applicable if the business combination has been approved by a three-fourths vote of our directors.

If the amendment is approved, we also will have greater flexibility in the future to issue shares in excess of those presently authorized, without the expense and delay of a special shareholders' meeting. If the Board deems it in the best interests of the Company and its shareholders to issue additional shares in the future, the Board will have the authority to determine the terms of the issuance and, generally, would not seek further authorization by vote of the shareholders unless authorization is required by applicable law or regulations. Should the Board desire to issue additional common shares in the future, such issuance of additional shares could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by our Board. We have no knowledge that any person intends to effect such a transaction.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL 2

                    PROPOSAL 3 --DIRECTOR RETAINER STOCK PLAN

INTRODUCTION

Subject to shareholder approval at the annual meeting, the Board of Directors of the Company has adopted on January 11, 2006, an amended and restated Director Retainer Stock Plan, primarily to increase the shares of common stock subject to the Plan from the original 20,000 (34,207 as adjusted for stock dividends) to 75,000. The original plan was adopted by shareholders at the 1996 annual meeting. Currently, as adjusted, there are only 2,273 shares available to be awarded under the Director Plan. The Board of Directors believes that the

Director Plan is important to attract and retain Directors. It also helps align the interest of the Directors with shareholders by providing them with an equity stake in the Company.

The Director Plan is intended to provide eligible directors of the Company and/or the Bank with a means of deferring payment of retainers and certain fees payable to them for Board service while at the same time expressing their commitment to the Company by subjecting such deferred amounts to the market performance of the Company's common stock. The Director Plan would not increase any cash retainers or fees payable for board service, the amounts of which would continue to be as established from time to time by the appropriate board, and any retainers or fees elected to be deferred under the plan by an eligible director ultimately would be payable in shares.

The complete text of the Director Plan is attached to this Proxy Statement as Appendix E, and shareholders are advised to review that text as they deliberate upon the proposal to approve the plan. The remainder of this section summarizes significant features of the Director Plan and provides other information relevant to this proposal.

SUMMARY OF DIRECTOR PLAN FEATURES

Eligibility and Permissible Deferrals. The only persons eligible to elect deferrals under the Director Plan would be those individuals who at time of election are directors of the Company and/or the Banks and are not also employees of either the Company or the Banks. Under the terms of the Director Plan, all or a portion of a participating eligible Director's retainer (defined in the Plan as the entire amount payable to the participant for serving as a director of the Company and/or the Banks during a given period, including fees for attending board meetings, but excluding any amounts payable for serving on or as a chair of any board committee or payable for expense reimbursement) could be deferred.

Administration. The Director Plan is administered by a Committee of the Company's Board of Directors (the "Director Plan committee"). Whenever (as currently is the case) the Company's Chief Executive Officer is also a Company director, the Director Plan Committee will be comprised solely of the CEO; at any other time, the committee will be comprised of all Company directors other than those eligible to participate in the Director Plan.

General Plan Operation. If the amendment to the Director Plan is approved, each eligible director will be permitted to elect, in accordance with specified election procedures, to participate in the plan and thereby defer payment of some or all of his or her future retainers, and to change such participation election from time to time thereafter. A participation election executed and delivered by an eligible director within the first thirty days after becoming eligible would be given effect commencing with the next calendar quarter after delivery of the election is made (or, if later, the date specified in the participation election). Other initial participation elections and any changes in initial elections would be given effect commencing no earlier than the next calendar year after delivery of such initial or changed participation election.

Once a valid participation election is made and effective, the Company would establish a bookkeeping account (a "reserve account") for the participating director. Thereafter, and for as long as the election is in effect, whenever a portion of his or her retainer is earned by the participating director, the cash amount payable would be reduced by the percentage specified in the participation election, and his or her reserve account would be credited with units (carried to four decimal places) equal to the amount by which the participating director's cash payment was reduced, divided by the market price as of the payment date. In general, on a participating director's determination date under the plan (defined as the earliest date on which he or she, for any reason, is neither a director of the Company, nor a director of the Bank) or within 30 days thereafter, the Company would be required to issue and deliver to the participant that number of shares which equals the number of whole units credited to his or her reserve account as of the determination date and to pay the participant in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the reserve account as of that date and the number of shares being issued, multiplied by the market price on that date.

Shares Subject to Plan: Limits and Adjustments. Subject to adjustment, the maximum number of shares that may be issued pursuant to the Director Plan is 75,000. In the event of any non-cash dividend or other distribution, or any stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger consolidation, share exchange or other like change in the capital or corporate structure of the Company affecting the shares of common stock, there shall be made such adjustment or adjustments (if any) in the number and type of shares issuable under the Director Plan and in the numbers of units credited to participating directors' reserve accounts as the Company's Board of Directors deems appropriate in light of such event in order to continue to make available the benefits intended by the Plan. The intention of the adjustment is to authorize the sorts of adjustments normally made to prevent dilution of benefits under a plan of this sort, not to increase such benefits.

Market Price. As used in the Director Plan, the term "market price" generally means the price of the common stock on an exchange, the Nasdaq National Market or on the OTC Bulletin Board. The original Director Plan did not include a reference to the OTC Bulletin Board.

Duration of the Plan: Amendments. The Director Plan is already effective. If approved, the Director Plan will continue in effect until terminated by the Company's Board of Directors. The Board may at any time and from time to time amend, modify, suspend, or terminate the Director Plan, with or without shareholder approval, except that; (i) no amendment or modification of the plan would be effective without shareholder approval at any time at which such approval is required, either by applicable rules of any national securities exchange (including the Nasdaq National Market) on which Company stock is then principally traded, or by Securities and Exchange Commission Rule 16b-3 as then in effect and applicable to the Company; (ii) none of the foregoing actions by the Board may adversely affect the rights of a participating director with respect to an effective participation election without such participating director's consent; and (iii) for so long as may be necessary for the plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the plan and those provisions affecting the type, extent and timing of awards thereunder may not be amended on a frequent basis, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

PLAN BENEFITS AND ILLUSTRATIVE TABLE

The following table illustrates the number of units that were credited under the Director Plan to the reserve accounts of all non-employee Directors during 2006.

                        2006 CALENDAR YEAR BENEFIT TABLE

                          DIRECTOR RETAINER STOCK PLAN

                                            DOLLAR VALUE   NUMBER OF
DIRECTOR                                         ($)         UNITS
--------                                    ------------   ---------
Joseph D. Butcko                              $ 15,656       304.973
George H. Cress                                 13,354       264.993
John H. Foss                                    18,169       352.428
James G. Haeussler                              13,906       276.866
James C. Lawson                                 19,143       371.966
D.J. Martin                                     18,671       363.580
David E. Maxwell                                 4,927        89.295
All Directors of the Banks not a Director
   of the Company                              168,629     3,326.607
                                               -------     ---------
All non-employee Directors                    $272,455     5,350.708

VOTE REQUIRED FOR APPROVAL

Shareholder approval of the Director Plan is not required by Michigan corporate law; however, the Directors believe it is good corporate practice to present such plan to shareholders for their approval.

Assuming the presence of a quorum, the proposal with respect to the Director Plan will be approved if it receives the affirmative vote of a majority of the votes cast by the holders of shares of common stock entitled to vote thereon at the annual meeting. Thus, any abstention or broker non-vote with respect to shares entitled to vote will have no effect on the outcome of the vote on this proposal. If the Director Plan is not approved, it will cease being effective after all of the shares subject to the Director Plan have been awarded.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE
                    AMENDED AND RESTATED RETAINER STOCK PLAN

            PROPOSAL 4 -- SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN

INTRODUCTION

The Board of Directors also has adopted on January 11, 2007, subject to shareholder approval, an amended and restated Senior Management Bonus Deferral Stock Plan (the "Management Plan") primarily to increase the shares of common stock subject to the Plan from the original 5,000 (8,143 as adjusted for stock dividends) to 15,000. The original Plan was adopted by shareholders at the 1996 annual meeting. Currently, as adjusted, there are only 1,850 shares available to be awarded under the Management Plan. The Management Plan also helps align the interests of executive officers with shareholders by providing them with an equity stake in the Company.

The Management Plan has essentially the same purposes as the Director Plan discussed in the preceding section of this Proxy Statement and would permit eligible employees of the Company or of the Bank or another affiliated entity to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of shares on terms substantially similar to those of the Director Plan. The Management Plan would not increase the amounts of cash bonuses potentially payable to any employee.

The complete text of the Management Plan is attached to this Proxy Statement as Appendix E, and shareholders are advised to review that text as they deliberate upon the proposal to approve the Plan. The remainder of this section summarizes significant features of the Management Plan, particularly as they differ from those of the Director Plan, and provides other information relevant to this proposal.

SUMMARY OF PLAN FEATURES

Eligibility and Permissible Deferrals. The only persons eligible to elect deferrals under the Management Plan would be those employees of the Company or an affiliated entity who at time of election are eligible to participate in the Company's Senior Management Cash Bonus Plan or such successor cash bonus plan of the Company as is then effect for senior management employees of the Company and/or affiliated entities (the "Cash Bonus Plan"). Under the terms of the Management Plan, an eligible employee could defer some or all of any bonus payable to the employee in a given calendar year under the Cash Bonus Plan, up to the "deferral limit" in effect for that year. As defined in the Management Plan, the Deferral Limit for any calendar year would be the maximum amount that any person eligible to participate in the Director Plan during the immediately preceding calendar year could elect to defer for such preceding calendar year.

Administration. The Management Plan is to be administered by a committee of the Company's Board of Directors consisting of all directors of the Company other than any who are eligible to participate in the Plan.

General Plan Operation. The general operation of the Management Plan would be the same in all material respects as summarized under this subheading in the preceding section of this Proxy Statement concerning the Director Plan, except that an initial election by an eligible employee to participate in the Management Plan, if delivered during the 30 day period applicable for the employee, would be give effect commencing with the next calendar year after delivery, or if later, the calendar year specified in the election, and that any other initial participation election and any changes in elections would be given effect commencing with the second calendar year following the year which the election or change is delivered, or, if later, the year specified therein.

Once a valid participation election is made and effective, the Company would establish a bookkeeping account (a "reserve account") for the participating employee. Thereafter, and for as long as the election is in effect, whenever a portion of his or her bonus is earned by the participating employee, the cash amount payable would be reduced by the percentage specified in the participation election, and his or her reserve account would be credited with units (carried to four decimal places) equal to the amount by which the participating employee's cash payment was reduced, divided by the market price as of the payment date. In general, on a participating employee's determination date under the plan (defined as the earliest date on which he or she, for any reason, is neither an employee of the Company or of an affiliated entity) or within 30 days thereafter, the Company would be required to issue and deliver to the participant that number of shares which equals the number of whole units credited to his or her reserve account as of the determination date and to pay the participant in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the reserve account as of that date and the number of shares being issued, multiplied by the market price on that date. A provision which was not included in the original Management Plan delays the distribution of shares and cash to certain specified employees.

Limits on Shares; Adjustments; Market Price. Subject to adjustment, the maximum number of shares that may be issued under the Plan is 15,000. The adjustment provisions of the Management Plan are the same in all material respects as those of the Director Plan, and the Management Plan's definition of market price is the same as the definition of that term in the Director Plan. The original Management Plan did not include a reference to the OTC Bulletin Board.

Duration of the Plan; Amendments. Like the Director Plan, the Management Plan is subject to shareholder approval at the annual meeting and is already effective. The Management Plan will continue in effect until terminated by the Company's Board of Directors. The Board at any time and from time to time may amend, modify, suspend, or terminate the Management Plan, with or without shareholder approval, subject to limitation on such actions equivalent to those described under the subheading "Duration of the Plan; Amendments" in the section of this Proxy Statement concerning the Director Plan.

ILLUSTRATIVE TABLE

The following table illustrates the number of units that were credited under the Management Plan to reserve accounts of the individuals and groups listed during 2006.

                     2006 CALENDAR YEAR PLAN BENEFITS TABLE
                   SENIOR MANAGEMENT BONUS DEFERRED STOCK PLAN

                                                 AMOUNT   NUMBER OF
              NAME AND POSITION                   ($)       UNITS
              -----------------                 -------   ---------
Robert K. Chapman, Chief Executive Officer           --         --
Dale L. Chadderdon, Chief Financial Officer     $ 1,476     26.751
Randal J. Rabe, Executive Vice President             --         --
Todd C. Clark, Executive Vice President              --         --
Gary D. Haapala, Executive Vice President            --         --
Thomas C. Gannon, Senior Vice President              --         --
All current eligible executive officers of
   the Company and the Banks, including those
   above                                        $25,788    438.437

VOTE REQUIRED FOR APPROVAL

Shareholder approval of the Management Plan is not required by Michigan corporate law; however, the Directors believe it is good corporate practice to present such plan to shareholders for their approval.

Assuming the presence of a quorum, the proposal with respect to the Management Plan will be approved if it receives the affirmative vote of a majority of the votes cast by the holders of shares of common stock entitled to vote thereon at the annual meeting. Thus, any abstention or broker non-vote with respect to shares entitled to vote will have no effect on the outcome of the vote on this proposal. If the Management Plan is not approved, it will cease being effective after all of the shares subject to the Management Plan have been awarded.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE
        AMENDED AND RESTATED SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN.

    COMPENSATION & GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No officer, or employee or former officer of the Company or any of its subsidiaries served as a member of the Compensation & Governance Committee during 2006. During 2006, other than for relationships involving subsidiaries of the Company:

     1. No executive officer of the Company served on the compensation committee of another entity, one of whose executive officers served on the Compensation & Governance Committee of the Company;

     2. No executive officer of the Company served as a Director of another entity, one of whose Executive Officers served on the Compensation & Governance Committee of the Company;

     3. No executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

Members of the Compensation and Governance Committee were clients of and had transactions (loans and commitments to lend) with the Banks in the ordinary course of business during 2006. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of December 31, 2006, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2006.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL      PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP       OF CLASS
           ------------------------------------             -----------------   --------
Lilley & Co., a nominee of United Bank & Trust as Trustee       197,156(1)        7.51%
P.O. Box 248, Tecumseh, MI 49286

(1) United Bank & Trust as Trustee has sole voting and sole investment powers with respect to 183,258 of the shares, and shared voting and shared investment powers with respect to the remaining 12,914 of these shares. It is the policy of the Bank's Wealth Management Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Wealth Management Group will generally vote with the management of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

The table below discloses the name of each of the incumbent Directors, Director nominees and executive officers of the Company, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 23, 2007, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the incumbent Directors, Director nominees and executive officers as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2006, according to information furnished to the Company by said persons.

The numbers of shares shown below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has voting power, shared voting power, sole investment power or shared investment power. Amounts deferred under the Director Retainer Stock Plan or the Senior Management Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Options granted under the Company's Stock Option Plan are included in the table to the extent that they are vested or will vest within sixty days of the record date.

                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                     -------------------------------------------
                                                                     TOTAL
      NAME OF          (A)       (B)     (C) VESTED    (D) TOTAL    SHARES       % OF
 BENEFICIAL OWNER    SHARED      SOLE      OPTIONS    SOLE (B+C)   (A+D)(1)   TOTAL (2)
------------------   ------    -------   ----------   ----------   --------   ---------
DIRECTORS OF UNITED BANCORP, INC.
James D. Buhr            --        236      1,943        2,179        2,179        *
Joseph D. Butcko        525     11,744        728       12,472       12,997        *
Robert K. Chapman     1,535(3)   5,431     10,425       15,856       17,391        *
George H. Cress         352(3)   3,388        728        4,116        4,468        *
John H. Foss             --      2,653        728        3,381        3,381        *
James G. Haeussler       --      8,643      1,266        9,909        9,909        *
David S. Hickman         --     45,215      5,769       50,984       50,984     1.91%
James C. Lawson      23,871(3)  13,358        728       14,086       37,957     1.42%
Robert G. Macomber    5,386(3)      --        728          728        6,114        *
Donald J. Martin         --     67,711        795       68,506       68,506     2.56%
David E. Maxwell      3,946     39,090        795       39,885       43,831     1.64%
Kathryn M. Mohr       2,289        400        728        1,128        3,417        *

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OF THE COMPANY
Dale L. Chadderdon   14,241      3,667      4,017        7,684       21,925        *
Todd C. Clark           621        118      3,363        3,481        4,102        *
Thomas C. Gannon         --        809      3,543        4,352        4,352        *
Jamice W. Guise          --         --        173          173          173        *
Gary D. Haapala          --         --         --           --           --        *
John A. Odenweller       --      1,587      4,935        6,522        6,522        *
Randal J. Rabe          732        131      4,430        4,561        5,293        *
                                                                    -------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (19 PERSONS)        303,664    11.38%

(1) Includes shares pledged as security as follows: Haeussler, 8,232 shares; Hickman, 10,000 shares; Macomber, 5,386 shares

(2) The symbol "*" shown in this column indicates ownership of less than 1% of the current outstanding Common Stock of the Company, which is the Company's only class of voting securities.

(3) Includes stock with shared voting and investment power and no direct ownership interest

     DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED
                    INTERESTS -- TRANSACTIONS WITH THE BANKS

Directors and executive officers of the Company, and their related interests, were clients of and had transactions (including loans and commitments to lend) with the Banks in the ordinary course of business during 2006. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to the Banks, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 2006 to all Directors and executive officers of the Company, as a group, and their related interests were $37,851,000. Any such loan transaction presently in effect with any Director or executive officer of the Company is current as of this date, and is in compliance with Regulation O.

Under the charter of the Compensation & Governance Committee, such Committee is to conduct reviews of related party transactions for potential conflicts of interest. All such transactions must be approved by the Compensation & Governance Committee. To the extent such transactions are ongoing business relationships with the Company, such transactions shall be reviewed annually and such relationships shall be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms' length. Related party transactions are those involving the Company and the Banks which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's Directors and officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all officers, Directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2006, with the following exceptions: Mr. Hickman filed one Form 4 late with respect to one transaction and Mr. Maxwell filed two Form 4s late with respect to two separate transactions. Each exception was the result of miscommunication between the Directors and the Company, and procedures have been established to minimize the likelihood of such miscommunication in the future.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has engaged BKD as its independent public accountants to audit the Company's financial statements for the year ending December 31, 2007. BKD has been engaged as the Company's independent public accountants to audit the Company's financial statements since the year ended December 31, 2002.

The following table details the fees billed by BKD for work performed for the fiscal years ended December 31, 2006 and 2005, by category of fee:

                                            2006       2005
                                          --------   --------
Audit Fees                                $157,293   $151,371
Audit Related Fees                              --         --
Tax Fees (consisting of tax preparation
   and related tax compliance matters)       8,820      8,318
All Other                                       --         --
                                          --------   --------
Total                                     $166,113   $159,689

Audit fees consist of fees for the audit of the Company's financial statements, or for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements. Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements. Tax fees consist of fees billed for tax compliance, tax advice and tax planning.

The Company's Audit Committee has concluded that the provision of services covered under the captions "Audit Related Fees" and "Tax Fees" with respect to BKD is compatible with BKD maintaining its independence. In compliance with its Audit Committee Charter, which requires all audit and permitted non-audit services to be pre-approved by the Audit Committee, all audit and non-audit services as disclosed above were pre-approved by the Audit Committee. None of the hours expended on BKD's engagement to audit the consolidated financial statements for the year ended December 31, 2006 were attributed to work performed by persons other than BKD's full-time, permanent employees.

A representative of BKD is expected to be present at the Annual Meeting. The representative will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

March 16, 2007                          By Order of the Board of Directors


                                        /s/ Dale L. Chadderdon
                                        ---------------------------------------
                                        Dale L. Chadderdon
                                        Senior Vice President, Secretary and
                                        Treasurer

                              UNITED BANCORP, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

The Business of United Bancorp, Inc.                                         A-1

Management's Discussion and Analysis of Financial Condition and
   Results of Operations Background                                          A-2
   Executive Summary                                                         A-3
   Results of Operations                                                     A-3
   Financial Condition                                                       A-9
   Liquidity, Funds Management and Market Risk                              A-14
   Capital Resources                                                        A-17
   Contractual Obligations                                                  A-17
   Prospective Accounting and Regulatory Changes                            A-18
   Critical Accounting Policies                                             A-19
   Forward-Looking Statements                                               A-21

Report of Independent Registered Public Accounting Firm                     A-22

Consolidated Financial Statements
   Consolidated Balance Sheets                                              A-23
   Consolidated Statements of Income                                        A-24
   Consolidated Statements of Cash Flows                                    A-25
   Consolidated Statements of Changes in Shareholders' Equity               A-26
   Notes to Consolidated Financial Statements                               A-27

NATURE OF BUSINESS

United Bancorp, Inc. (the "Company") is a Michigan Bank Holding Company headquartered in Tecumseh, Michigan. The Company's subsidiary banks (the "Banks") have local Boards of Directors and are locally managed. The Banks offer a full range of financial services through a system of seventeen banking offices located in Lenawee, Monroe and Washtenaw Counties. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Companywide basis. Accordingly, all of the Company's financial services operations are considered by management to be aggregated in one reportable operating segment.


                                    Page A-1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion provides information about the consolidated financial condition and results of operations of the Company and its subsidiary banks, United Bank & Trust ("UBT") and United Bank & Trust -- Washtenaw ("UBTW").

BACKGROUND

The Company is a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act. The Company has corporate power to engage in such activities as permitted to business corporations under the Michigan Business Corporation Act, subject to the limitations of the Bank Holding Company Act and regulations of the Federal Reserve System. The Company's subsidiary banks offer a full range of services to individuals, corporations, fiduciaries and other institutions. Banking services include checking, NOW accounts, savings, time deposit accounts, money market deposit accounts, safe deposit facilities, electronic banking and bill payment, and money transfers. Lending operations provide real estate loans, secured and unsecured business and personal loans, consumer installment loans, check-credit loans, home equity loans, accounts receivable and inventory financing, equipment lease financing and construction financing.

The Banks offer the sale of nondeposit investment products through licensed representatives in their banking offices, and sell credit and life insurance products. In addition, the Company and/or the Banks are co-owners of Michigan Banker's Title Insurance Company of Mid-Michigan LLC, and derive income from the sale of various insurance products to banking clients.

UBT operates a trust department, and provides trust services to UBTW on a contract basis. The Wealth Management Group offers a variety of fiduciary services to individuals, corporations and governmental entities, including services as trustee for personal, pension, and employee benefit trusts. The department provides trust services, financial planning services, investment services, custody services, pension paying agent services and acts as the personal representative for estates. These products help to diversify the Company's sources of income.

Unemployment for the State of Michigan at the end of December, 2006 was 7.1%, which places it second-highest among the fifty states. The Lenawee County unemployment rate of 7.2% is just above the State's level, while the Washtenaw County unemployment rate of 4.4% is the lowest in the State. The Banks have experienced some slowing of loan growth relating to current economic conditions. On the other hand, while the Company's loan quality had experienced some declines toward the end of 2005, loan quality improved during 2006 as the Banks maintained a strong focus on loan quality. Management continues to keep an eye on the quality of the loan portfolios and the softening economy while continuing efforts to gain market share.


                                    Page A-2

EXECUTIVE SUMMARY

United Bancorp, Inc. net income for 2006 was $648,000 above the level achieved in 2005, as the Company reached record levels of earnings. This strong earnings performance was driven primarily by an 11.0% improvement in net interest income over 2005, in spite of the increasing cost of funding balance sheet growth. Noninterest income for the year improved by 4.3% over the prior year, while noninterest expenses increased by 6.8% as a result of continued growth of the Banks. Earnings per share of $3.38 for 2006 was up from $3.15 per share for the prior year. Return on average shareholders' equity for 2006 was 12.62%, compared to 12.75% for 2005, and return on average assets for the year ended December 31, 2006 was 1.23%, compared to 1.21% for 2005.

Gross loans increased by $43.7 million over 2005, representing growth of 7.8% for the year. Investment balances declined while fed funds sold increased, and total assets grew by 5.2% in 2006 over 2005. This growth was funded by deposit growth of 6.3%, or $37.4 million, as well as a net increase in capital of $6.9 million resulting primarily from net income for the year, net of cash dividends paid.

2006 marked the first full year of the Company's operations with Robert K. Chapman as Chief Executive Officer, following the retirement of David S. Hickman at the end of 2005. During the year, the Company continued to strengthen its management team. Gary D. Haapala joined the Company as head of Wealth Management, and United added David Kersch as head of its mortgage business. In the fourth quarter, UBTW opened its fifth banking office in Scio Township, and expanded its office space at its Ann Arbor main office location.

RESULTS OF OPERATIONS

Earnings Summary and Key Ratios

Consolidated net income improved 7.8% over record levels achieved in 2005, compared to an increase of 8.8% in 2005 over 2004. Both banks contributed to the increase in earnings, and much of the earnings growth in 2006 was a result of continued improvement in the Company's net interest income. This improvement resulted both from balance sheet growth and improvement in asset yields in excess of the cost of funding those assets. The Banks were able to maintain and slightly improve their margin and spread in spite of economic conditions that caused the yield curve to invert during the year, significantly increasing the Company's cost of funds.

At the same time, noninterest income increased by 4.3% from the levels achieved in 2005. Income from the sale and servicing of residential real estate mortgages in the secondary market was down from 2005 levels and Trust fee income declined slightly for the year. These reductions of income were more than offset by increases in other areas, as the diversity of the Company's earnings stream provided significant protection against declining income in any one area. Expenses were up 6.8% from 2005, compared to an increase of 11.3% in 2005 over 2004.

Net income for the second half of the year is typically stronger than in the first six months, and 2006 was no exception. Net interest income was strong during the third and fourth quarters, while noninterest income remained relatively flat and expenses declined slightly quarter over quarter. The chart below shows the trends of the major components of earnings for the four quarters of 2006.


                                    Page A-3

                                               4th      3rd      2nd      1st
in thousands of dollars, where appropriate     Qtr      Qtr      Qtr      Qtr
------------------------------------------   ------   ------   ------   ------
Net interest income before provision         $7,424   $7,428   $7,199   $7,203
Provision for loan losses                       921      396      440      366
Noninterest income                            3,110    3,123    3,051    2,891
Noninterest expense                           6,598    6,742    6,791    6,782
Federal income tax provision                    818      967      835      801
Net income                                   $2,197   $2,446   $2,184   $2,145
Earnings per share (a)                       $0.828   $0.922   $0.824   $0.809
Return on average assets (b)                   1.18%    1.32%    1.20%    1.21%
Return on average shareholders' equity (b)    11.85%   13.52%   12.48%   12.62%

(a)  Basic earnings per share, adjusted for stock dividends paid

(b)  Annualized

Return on average assets improved to 1.23% for 2006, up from 1.21% for 2005. Return on average average shareholders' equity for 2006 was 12.62%, compared to 12.75% for 2005. At the same time, book value per share and cash dividends per share continue to improve. The following chart shows trends in these and other ratios. As a result of a change in the timing of declaration of cash dividends, only three cash dividends were declared in 2006, although four cash dividends were paid. To facilitate comparison to prior periods, the figure shown in the table represent the dividends actually paid during the year. All figures are adjusted to reflect stock dividends.

                                                                    5 Year
Performance Ratios                        2006     2005     2004    Average
------------------                       ------   ------   ------   -------
Return on average assets                   1.23%    1.21%    1.25%    1.24%
Return on average shareholders' equity    12.62%   12.75%   13.30%   13.08%
Average equity to average total assets     9.74%    9.46%    9.40%
Dividend payout ratio                      42.5%    42.6%    39.9%
Book value per share                     $28.41   $25.83   $23.96
Cash dividends per share                 $1.455   $1.356   $1.237

Book value per share is based on shares outstanding at December 31 of 2,623,716 for 2006, 2,617,886 for 2005 and 2,596,494 for 2004 as adjusted for stock dividends. Dividends per share does not include contingently issuable shares, and is based on average adjusted shares outstanding of 2,623,469 for 2006, 2,614,068 for 2005 and 2,593,463 for 2004, as adjusted for stock dividends.

Net Interest Income

United Bancorp, Inc. derives the greatest portion of its income from net interest income. During 2005 and much of 2006, rising short term interest rates caused the yield curve to flatten and eventually to invert. In spite of the challenges that the inverted curve presented, the Company managed to improve its net interest income in 2006 over 2005, with growth in net interest income of $2.891 million.

Interest income increased 21.8% in 2006 over 2005, for the same percentage improvement as in 2005 over 2004. At the same time, interest expense increased 44.9% for 2006, compared to an increase of 45.9% in all of 2005. The net result was an increase of 11.0% in net interest income for 2006 over 2005. Tax-equivalent yields on earning assets improved to 7.05% for 2006, up from 6.18% for 2005, with the improvement occurring in both the investment and loan portfolios. The Company's average cost of funds increased by 84 basis points, and tax equivalent spread moved from 3.86% in 2005 to 3.88% in 2006. Net interest margin experienced similar improvement, moving from 4.25% in 2005 to 4.42% in 2006. The next table provides insight into the various components of net interest income, as well as the results of changes in balance sheet makeup that have helped to keep the margin strong.


                                    Page A-4

          YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES

                                                       2006                           2005                           2004
                                           ----------------------------   ----------------------------   ---------------------------
                                            Average              Yield/    Average              Yield/    Average             Yield/
Dollars in Thousands                        Balance   Interest    Rate     Balance   Interest    Rate     Balance   Interes    Rate
--------------------                       --------   --------   ------   --------   --------   ------   --------   -------   ------
ASSETS
Interest earning assets (a)
   Federal funds sold                      $  6,968    $   359    5.15%   $  5,762    $   193    3.35%   $  3,906   $    51    1.30%
   Taxable securities                        60,605      2,392    3.95%     70,375      2,032    2.89%     75,755     2,058    2.72%
   Tax exempt securities (b)                 35,824      2,069    5.77%     31,937      1,778    5.57%     28,981     1,680    5.80%
   Taxable loans                            571,705     42,771    7.48%    524,156     35,085    6.69%    469,749    28,426    6.05%
   Tax exempt loans (b)                       3,003        191    6.35%      3,259        207    6.37%      1,387        92    6.63%
                                           --------    -------            --------    -------            --------   -------
   Total interest
      earning assets (b)                    678,105    $47,781    7.05%    635,489    $39,297    6.18%    579,778   $32,306    5.57%
   Cash and due from banks                   18,792                         19,024                         21,052
   Premises and equipment, net               13,534                         10,913                         14,232
   Intangible assets                          3,469                          3,469                          3,469
   Other assets                              23,271                         26,795                         20,278
   Unrealized gain on securities
      available for sale                       (371)                          (137)                           570
   Allowance for loan losses                 (6,822)                        (6,029)                        (5,698)
                                           --------                       --------                       --------
   Total Assets                            $729,978                       $689,524                       $633,681
                                           ========                       ========                       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities
NOW accounts                               $105,396    $ 1,381    1.31%   $122,904    $ 1,478    1.20%   $115,140   $   696    0.60%
Savings deposits                            179,474      4,612    2.57%    176,582      2,805    1.59%    175,658     1,671    0.95%
CDs $100,000 and over                        93,354      4,187    4.48%     59,047      2,030    3.44%     38,853     1,138    2.93%
Other int. bearing deposits                 143,197      5,711    3.99%    124,399      3,971    3.19%    106,496     2,950    2.77%
                                           --------    -------            --------    -------            --------   -------
Total int. bearing deposits                 521,421     15,890    3.05%    482,932     10,285    2.13%    436,147     6,455    1.48%
Short term borrowings                         1,032         62    5.97%      2,283         74    3.24%      2,447        38    1.55%
Other borrowings                             40,064      1,850    4.62%     42,729      1,927    4.51%     42,343     1,930    4.56%
                                           --------    -------            --------    -------            --------   -------
Total int. bearing liab.                    562,517     17,802    3.16%    527,944     12,286    2.33%    480,937     8,423    1.75%
                                                       -------                        -------                       -------
Nonint. bearing deposits                     86,919                         86,779                         86,156
Other liabilities                             9,445                          9,539                          6,398
Shareholders' equity                         71,097                         65,262                         60,190
                                           --------                       --------                       --------
Total Liabilities and
   Shareholders' Equity                    $729,978                       $689,524                       $633,681
                                           ========                       ========                       ========
Net interest income (b)                                 29,979                         27,011                        23,883
   Tax-equivalent adjustment                               725                            648                           586
                                                       -------                        -------                       -------
Net interest income, GAAP basis                        $29,254                        $26,363                       $23,297
                                                       =======                        =======                       =======
Net spread                                                        3.88%                          3.86%                         3.82%
Net yield on interest earning assets (b)                          4.42%                          4.25%                         4.12%
Ratio of interest earning assets to
   interest bearing liabilities                                   1.21                           1.20                          1.21

(a) Non-accrual loans and overdrafts are included in the average balances of loans.

(b) Fully tax-equivalent basis, net of nondeductible interest impact; 34% tax rate.


                                    Page A-5

The following tables demonstrate the effect of volume and rate changes on net interest income on a taxable equivalent basis for the past two years. The data reflects the fact that the increase in the Company's net interest income during 2006 was a result of balance sheet growth, combined with changes in yields and rate. For the year, the net increase in net interest income as a result of changes in volume was slightly larger than the increase resulting from changes in rate. This contrasts to the change from 2004 to 2005, when the largest portion of the improvement resulted from growth.

The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Nonaccrual loans are included in total loans, and changes are treated as volume variances.

                                   2006 compared to 2005      2005 compared to 2004
                                    Increase (decrease)        Increase (decrease)
                                          due to:                    due to:
                                 ------------------------   ------------------------
In thousands of dollars          Volume    Rate      Net    Volume    Rate      Net
                                 ------   ------   ------   ------   ------   ------
Interest earned on:
   Federal funds sold            $   46   $  120   $  166   $   33   $  109   $  142
   Taxable securities              (311)     671      360     (151)     126      (25)
   Tax exempt securities            223       67      290      166      (68)      98
   Taxable loans                  3,346    4,340    7,686    3,475    3,184    6,659
   Tax exempt loans                 (16)      (1)     (17)     119       (3)     116
                                 ------   ------   ------   ------   ------   ------
      Total interest income      $3,288   $5,197   $8,485   $3,642   $3,348   $6,990
Interest expense on:
   NOW accounts                  $ (222)  $  125   $  (97)  $   50   $  733   $  783
   Savings deposits                  47    1,759    1,806        9    1,125    1,134
   Interest bearing CDs of
      100,000 or greater          1,415      742    2,157      668      224      892
   Other int. bearing deposits      657    1,083    1,740      536      485    1,021
   Short term borrowings            (54)      42      (12)      (3)      39       36
   Other borrowings                (122)      45      (77)      18      (21)      (3)
                                 ------   ------   ------   ------   ------   ------
      Total interest expense     $1,721   $3,796   $5,517   $1,278   $2,585   $3,863
                                 ------   ------   ------   ------   ------   ------
Net change in net
   interest income               $1,567   $1,401   $2,968   $2,364   $  763   $3,127

Provision for Loan Losses

The Company's gross charge-offs within its loan portfolio declined in 2006, following a similar decline in 2005 from 2004. At the same time, recoveries were down from 2005 levels, and net charge-offs of $635,000 for 2006 were below 2005 net charge-offs of $737,000. The provision for 2006 increased from the prior two years, exceeding the 2005 figure by 59.4%. This provision provides for currently anticipated losses inherent in the current portfolio, and Management continues to evaluate its allocation methodology to assure that the Banks are adequately protected against these losses.

The Company consistently has low to moderate levels of nonperforming loans, and loan loss history continues to compare favorably to peers. The use of third-party independent loan review for business loans and careful monitoring of loans by Management allows the Banks to maintain a high level of quality in their loan portfolios. These factors combine with the Company's level of residential real estate loans to support an allowance as a percent of total loans at a level that Management believes is appropriate for the risks in its loan portfolio.


                                    Page A-6

Noninterest Income

Total noninterest income improved 4.3% in 2006 over 2005, compared to an increase of 6.0% in 2005 over 2004. The following table summarizes changes in noninterest income by category for 2006 and 2005, in thousands of dollars where appropriate.

Change in Categories of Noninterest Income

                                              2006      2005      Change     2004    Change
                                            -------   --------   -------   -------   ------
Service charges on deposit accounts         $ 3,364   $  3,017      11.5%  $ 2,774     8.8%
Wealth Management fee income                  3,769      3,874      -2.7%    3,754     3.2%
Gains (losses) on securities transactions        12         (1)  -1300.0%      (29)  -96.6%
Income from loan sales and servicing            906      1,215     -25.4%    1,222    -0.6%
ATM, debit and credit card fee income         1,905      1,677      13.6%    1,469    14.2%
Sale of nondeposit investment products          993        798      24.4%      721    10.7%
Bank owned life insurance                       408        398       2.5%      443   -10.2%
Other income                                    818        691      18.4%      656     5.3%
                                            -------   --------   -------   -------   -----
Total Noninterest Income                    $12,175   $ 11,669       4.3%  $11,010     6.0%
                                            =======   ========   =======   =======   =====

Service charges on deposit accounts were up 11.5% in 2006 over 2005, compared to an increase of 8.8% in 2005 and 5.8% in 2004. This compares to a growth in total deposits of 6.3% during 2006, with short-term deposit products making up a smaller portion of total deposits. Those categories of deposits generate fee income, while certificates of deposit do not. 2006 marked the second full year of the Banks' utilization of a High Performance Checking promotion as a method of gathering deposits, and deposit service charges were restructured as a result of this new program. No significant changes to service charge structure was implemented in 2006.

The Wealth Management Group of UBT continues to provide a steady contribution to the Company's income statement. However, Trust fee income declined 2.7% in 2006 compared to 2005. This compares to a 3.2% increase in 2005 over 2004. In 2006, the department exited the 401k recordkeeping business, resulting in a reduction of $235,000 in fee income and $25 million of assets under management. Assets managed by the department at December 31, 2006 were $564.4 million, down from $605.9 million at the end of 2005 and $616.9 million at the end of 2004.

The Banks generally market their production of fixed rate long-term residential mortgages in the secondary market, and retain adjustable rate mortgages for their portfolios. The Company maintains a portfolio of sold residential real estate mortgages, which it continues to service. This servicing provides ongoing income for the life of the loans. Income from loan sales and servicing was down 25.4% in 2006 compared to 2005, following a decline of 0.6% in 2005. During 2006, the volume of loans sold on the secondary market declined substantially from 2005 levels. This decline was a result of a number of factors, including the fact that mortgage originations overall for the Company were down from 2005 levels.

During 2005, clients exhibited a preference for fixed rate loans as market rates declined, resulting in a portion of those loans originated by the Banks being sold in the secondary market. In addition, some of the mortgages previously held on the balance sheets of the Banks were refinanced and sold in the secondary market, providing additional servicing income. In 2006, the Banks experienced the opposite effect, as fewer loans were sold on the secondary market and more loans were added to the portfolios.


                                    Page A-7

Late in 2006, the Company initiated significant restructuring of its mortgage business, including the hiring of a seasoned mortgage professional as head of the Company's mortgage department. Management anticipates that mortgage volume should increase substantially in 2007 as a result of this change in leadership and focus. As the Company is conservative in its approach to valuation of mortgage servicing rights, no write-downs in mortgage servicing rights were required in 2006, 2005 or 2004 as a result of impairment or other reasons.

ATM, debit and credit card fee income continues to provide a steady source of noninterest income for the Company. The Banks operate nineteen ATMs throughout their market areas, and Bank clients are active users of debit cards. The Banks continue to receive ongoing fee income from credit card referrals and operation of its credit card merchant business. Income from these areas was up 13.6% in 2006 over 2005, compared to an increase of 14.2% in 2005 over 2004.

Income from the sale of nondeposit investment products is derived from the sale of investments and insurance products to clients, including credit and title insurance policies, annuities, mutual funds and other investment vehicles. Sales volume was particularly strong in 2006, and this category of income increased 24.4% in 2006 over 2005, compared to an increase of 10.7% in 2005 over 2004.

Income from bank-owned life insurance increased modestly in 2006, following a decline in 2005. The improvement reflects increases in interest crediting rates during the year, as the Banks made no change in the amount of their BOLI holdings. Other noninterest income during the year consisted of income from various fee-based banking services, such as sale of official checks, wire transfer fees, safe deposit box income, sweep account and other fees. This category of noninterest income improved 18.4% from 2005 to 2006, following an increase of 5.3% from 2004 to 2005, with no one area contributing significantly more than others to the improvement. Overall, total noninterest income increased $506,000 from 2005 to 2006, following an increase of $659,000 from 2004 to 2005.
This continued improvement reflects the diversity of the Company's noninterest income sources. Management anticipates continued improvement in the future as the sources of noninterest income remain fluid.

Noninterest Expense

The following table summarizes changes in the Company's noninterest expense by category for 2006 and 2005, in thousands of dollars where applicable.

Change in Categories of Noninterest Expense

                                    2006      2005    Change     2004     Change
                                  -------   -------   ------   -------   -------
Salaries and employee benefits    $15,037   $14,662     2.6%   $13,502      8.6%
Occupancy and equipment expense     4,344     4,074     6.6%     4,019      1.4%
External data processing            1,537     1,283    19.8%     1,125     14.0%
Advertising and marketing           1,063     1,106    -3.9%       382    189.5%
Professional fees                     891       251   255.0%       286    -12.2%
Director fees                         447       384    16.4%       367      4.6%
Other
expense                             3,595     3,435     4.7%     2,965     15.9%
                                  -------   -------   -----    -------    -----
   Total Noninterest Expense      $26,914   $25,195     6.8%   $22,646     11.3%
                                  =======   =======   =====    =======    =====

Total noninterest expenses were up 6.8% in 2006, compared to an increase of 11.3% in 2005 over 2004. The largest percentage increases for the year were in occupancy and equipment expense, external data processing and Director fees. The increase in external data processing resulted from a change in processing within the Wealth Management group during the year, as back office processing functions of the department were outsourced. This change in processing also resulted in additional costs relating to the conversion. Occupancy and equipment expenses reflect continued growth of the Banks, including


                                    Page A-8
the addition of one new banking office and office space expansion in Ann Arbor during the year. The increase in Director fees reflects a change in rates paid in 2006 compared to 2005, as well as an increase in the number of meetings for which Directors were paid.

Salaries and benefits are the organization's largest single area of expense. During 2006, this category of expense increased 2.6% from 2005 levels, compared to an increase of 8.6% in 2005. Benefits costs continue to be a large contributor to personnel expense, while the amounts paid to co-workers for profit sharing bonuses and 401(k) profit sharing contributions increased in 2006 as the Company exceeded its earnings targets and other objectives.

Occupancy and equipment expense increased 6.6% in 2006, compared to an increase of 1.4% in 2005. This increase reflects the partial-year impact of three expansion initiatives. In mid-2005, the Wealth Management Group moved into new office space, and the full-year effect of those costs were experienced in 2006. UBTW opened its fifth banking office in the fourth quarter of 2006 and expanded the amount of occupied office space at its Ann Arbor main office, and a portion of those expenses were in the 2006 income statement. There were no other significant additions to the Company's technology or banking office infrastructure in 2006.

Advertising and marketing expenses declined modestly in 2006, following a increase of 189.5% in 2005. The increase in 2005 included costs of the High Performance Checking program, along with the cost of increased marketing and advertising presence in the communities served by the Banks, and those efforts continued in 2006. Other expenses were up 4.7% over 2005, with no one category contributing disproportionately to the increase in expenses.

Federal Income Tax

The following chart shows the effective federal tax rates of the Company for the past three years, in thousands of dollars where applicable.

Effective Tax Rates            2006      2005      2004
-------------------          -------   -------   -------
Income before tax            $12,392   $11,505   $10,613
Federal income tax           $ 3,420   $ 3,181    $2,960
Effective federal tax rate      27.6%     27.6%     27.9%

The Company's effective federal tax rate remained unchanged from 2006, following a decline from 2004 to 2005. Income from bank owned life insurance and tax credits from participation in low-income housing partnerships help to reduce the Company's federal income taxes. Tax exempt income continues to be a significant factor in the tax calculation for the Company, due to the percentage of the investment portfolio carried in tax exempt municipal securities and loans. The Banks intend to continue to invest in tax-exempt assets as long as liquidity, safety and tax equivalent yields make them an attractive alternative.

FINANCIAL CONDITION

Securities

Dollars of loan growth in excess of net deposit growth resulted in a decline of $7.6 million in the Company's securities portfolio during 2006. The makeup of the Company's investment portfolio continues to evolve with the growth of the Company, and the mix of the consolidated investment portfolio has continued to shift to meet liquidity and interest rate risk needs. On a consolidated basis, investment in all categories of securities declined in 2006, with the largest decrease in U.S. agency investments.


                                    Page A-9

Changes in the various categories of the Company's investment portfolio are shown in the chart below.

Change in Categories of Securities
Portfolio, in thousands of dollars                   2006      2005
----------------------------------                 -------   -------
U.S. Treasury and agency securities                $(5,312)  $ 1,130
Mortgage backed agency securities                     (920)   (7,665)
Obligations of states and political subdivisions    (1,241)    6,118
Corporate, asset backed and other securities          (148)       63
                                                   -------   -------
Change in total securities                         $(7,621)  $  (354)
                                                   =======   =======

These changes are also reflected in the percentage makeup of the portfolio. The following chart shows the percentage mix of the securities portfolio.

Percentage Makeup of Securities Portfolio at
December 31,                                        2006    2005
--------------------------------------------       -----   -----
U.S. Treasury and agency securities                 40.1%   42.2%
Mortgage backed agency securities                   14.6%   14.4%
Obligations of states and political subdivisions    42.1%   40.2%
Corporate, asset backed and other securities         3.3%    3.2%
                                                   -----   -----
   Total securities                                100.0%  100.0%
                                                   =====   =====

Investments in U.S. Treasury and agency securities are considered to possess low credit risk. Obligations of U.S. government agency mortgage-backed securities possess a somewhat higher interest rate risk due to certain prepayment risks. The municipal portfolio contains a small amount of geographic risk, as approximately 26% of that portfolio is issued by political subdivisions located within Lenawee County, Michigan. The Company's portfolio contains no "high risk" mortgage securities or structured notes.

The Company's current and projected tax position continues to make carrying tax-exempt securities valuable to the Banks, and the Company does not anticipate being subject to alternative minimum tax in the near future. The Banks' investment in local municipal issues also reflects their commitment to the development of the local area through support of its local political subdivisions.

Unrealized gains and losses within the investment portfolio are temporary, since they are a result of market changes, rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale. The chart below summarizes unrealized gains and losses in each category of the portfolio at the end of 2006 and 2005, in thousands of dollars.

Unrealized Gains and Losses in the
Investment Portfolio                               2006    2005   Change
----------------------------------                 ----   -----   ------
U.S. Treasury and agency securities                $(54)  $(403)   $349
Mortgage backed agency securities                   (62)   (176)    114
Obligations of states and political subdivisions    143      81      62
Corporate, asset backed and other securities         75      89     (14)
                                                   ----   -----    ----
   Total investment securities                     $102   $(409)   $511
                                                   ====   =====    ====

Loans

As full service lenders, the Banks offer a variety of loan products in their markets. Loan growth was 7.8% in 2006, with much of that increase in personal loans and residential mortgages. Business loan volume slowed during the year, in part as a result of anticipated payoffs within the portfolio and a decline in nonperforming loans. At the same time, expanded offerings of ARM products by the Banks in 2006 have resulted in higher volume of ARM products for the year, which are generally retained in the loan portfolios of the Banks


                                    Page A-10

The chart below shows the percentage change in each category of the loan portfolio for 2006 and 2005.

Percentage Change in
Categories of Loan Portfolio   2006    2005
----------------------------   ----   -----
Personal                       11.6%   10.0%
Business                        2.4%   14.8%
Tax exempt                     -9.3%   -5.8%
Residential mortgage           27.3%  -11.8%
Construction                    9.7%   33.6%
Total loans                     7.8%   12.3%

Personal loan balances grew 11.6% in 2006, following an increase of 10.0% in 2005 over 2004. Activity in 2006 was in all categories of personal loans, but the largest growth was in home equity loans and personal lines of credit. Personal loans on the Company's balance sheet include direct and indirect loans for automobiles, boats and recreational vehicles, and other items for personal use. In addition, amounts outstanding in personal lines of credit and home equity loans are included in this loan category.

The Banks generally sell their production of fixed-rate mortgages on the secondary market, and retain shorter-term adjustable rate mortgages in their portfolios. As a result, the mix of mortgage production for any given year will have an impact on the amount of mortgages held in the portfolios of the Banks. In 2005, a significant portion of mortgage production included refinancing of existing portfolio loans into products that were sold on the secondary market. In 2006, as a result of expanded ARM product offerings, a much larger portion of the Company's mortgage production was in shorter term adjustable rate mortgages, and much of this volume was retained on the balance sheets of the Banks. As a result, Total dollars in the mortgage portfolio increased 27.3% in 2006 over 2005, following a decline of 11.8% in 2005.

Construction loan balances increased by 9.7% in 2006, following an increase of 33.6% in 2005. The rate of increase in construction loan volume declined primarily as a result of a slowing of the commercial mortgage and residential housing activity in the Company's market area. Residential construction loans will convert to residential mortgages to be retained in the Banks' portfolios or to be sold in the secondary market, while commercial construction loans will eventually be converted to commercial mortgages.

Business loan growth slowed in 2006, following the strong growth experienced in 2005. Total loans outstanding to businesses increased 2.4% in 2006, compared to growth of 14.8% in 2005. The slowing of loan growth in this category was primarily the result of anticipated and unanticipated loan payoffs within the portfolio. These payoffs reflect our efforts to maintain loan quality within the portfolio, as well as increased competition within the Banks' markets.

This growth in loans to commercial enterprises is derived from all of the markets the Banks serve, including significant contributions from the Ann Arbor and Dexter markets. In addition, the Banks purchase and sell participations in business loans, in order to diversify their geographic risk. Participation in tax exempt financing reflects continued involvement in funding local community expansion at local municipalities and school districts, reduced by normal amortizations of loan balances. Tax-exempt loan balances declined slightly in 2006 and 2005, following a large increase in 2004.


                                    Page A-11

Credit Quality

The Company continues to maintain a high level of asset quality as a result of actively monitoring delinquencies, nonperforming assets and potential problem loans. The aggregate amount of non- performing loans is presented in the table below. For purposes of that summary, loans renewed on market terms existing at the time of renewal are not considered troubled debt restructurings. The accrual of interest income is discontinued when a loan becomes ninety days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient.

The chart below shows the amount of nonperforming assets by category at December 31 for each of the past five years.

Nonperforming Assets, in
thousands of dollars                               2006     2005     2004     2003     2002
------------------------                          ------   ------   ------   ------   ------
Nonaccrual loans                                  $5,427   $5,609   $3,709   $3,635   $1,583
Accruing loans past due 90 days or more              855    1,153    1,674      761      748
Troubled debt restructurings                          --       --       --       --       --
                                                  ------   ------   ------   ------   ------
   Total nonperforming loans                       6,282    6,762    5,383    4,396    2,331
Other real estate                                  1,063      871      844      593      467
                                                  ------   ------   ------   ------   ------
   Total nonperforming assets                     $7,345   $7,633   $6,227   $4,989   $2,798
                                                  ======   ======   ======   ======   ======
Percent of nonperforming loans to total loans       1.04%    1.21%    1.08%    0.98%    0.54%
                                                  ======   ======   ======   ======   ======
Percent of nonperforming assets to total assets     0.98%    1.07%    0.96%    0.82%    0.49%
                                                  ======   ======   ======   ======   ======

The Company experienced modest improvement in its total nonperforming assets from year-end 2005 to 2006. Nonaccrual loans were down slightly, while delinquent loans were at their lowest level since 2003. The accrual of interest income is discontinued when a loan becomes ninety days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient. Collection efforts continue with all delinquent clients, to bring them back to performing status. Holdings of other real estate was up from the end of 2005, and total nonperforming loans as a percent of total loans moved from 1.21% at the end of 2005 to 1.04% at the end of 2006.

The amount listed in the previous table as other real estate reflects three properties that were acquired through foreclosure or in lieu of foreclosure. All are vacant and are for sale, and no significant loss on these properties is anticipated. Total dollars in this category have increased from 2005 levels, but remain relatively low as a percentage of assets.

Credit quality is dependent in part on the makeup of the loan portfolio. The following chart shows the percentage makeup of the loan portfolio.

TPercentage Makeup of
Loan Portfolio at December 31,    2006    2005
------------------------------   -----   -----
Personal                          15.1%   14.6%
Business                          54.5%   57.4%
Tax exempt                         0.5%    0.6%
Residential mortgage              14.2%   12.0%
Construction                      15.7%   15.4%
                                 -----   -----
Total loans                      100.0%  100.0%
                                 =====   =====

Loans to finance residential mortgages, including construction loans, make up 29.9% of the portfolio at year-end, compared to 27.4% at the end of 2005. This increase is primarily reflected in increases in portfolio mortgages during the year. Loans in this category are well-secured and have had historically low levels of net losses.


                                    Page A-12

The personal loan portfolio consists of direct and indirect installment, home equity and unsecured revolving line of credit loans. Installment loans consist primarily of loans for consumer durable goods, principally automobiles. Indirect personal loans consist of loans for automobiles, boats and manufactured housing, but make up a small percent of the personal loans.

Business loans carry the largest balances per loan, and therefore, any single loss would be proportionally larger than losses in other portfolios. Because of this, the Banks use an independent loan review firm to assess the continued quality of its business loan portfolio. This is in addition to the precautions taken with credit quality in the other loan portfolios. Business loans consist of approximately 63.6% of loans secured by nonfarm, nonresidential real estate. There are no other significant concentrations in the business loan portfolio. Further information concerning credit quality is contained in Note 6 of the Notes to Consolidated Financial Statements.

Deposits

Deposit totals increased $37.4 million in 2006, or 6.3% for the year, compared to deposit growth of 11.5% in 2005. While non-CD interest bearing deposit products continue to be popular with clients, much of the deposit growth during 2006 was in certificates of deposit. Although clients continue to evaluate alternatives to certificates of deposit in search of the best yields on their funds, traditional banking products continue to be an important part of the Company's product line.

While the Banks maintain a small amount of purchased or brokered deposits, they do not support their growth through the use of those products. The Banks' deposit rates are consistently competitive with other banks in its market area. The majority of the Company's deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. The following chart shows the percentage change in deposits by category for 2006 and 2005.

Percentage Change in Deposits by Category    2006    2005
-----------------------------------------   -----   -----
Noninterest bearing deposits                -8.0%    3.3%
Interest bearing deposits                    8.8%   13.0%
Total deposits                               6.3%   11.5%

The chart below shows the percentage makeup of the deposit portfolio in 2006 and 2005.

Percentage Breakdown of Deposit Portfolio as of December 31,    2006    2005
------------------------------------------------------------   -----   -----
Noninterest bearing deposits                                    13.0%   15.0%
Interest bearing deposits                                       87.0%   85.0%
                                                               -----   -----
   Total deposits                                              100.0%  100.0%
                                                               =====   =====

Cash Equivalents and Borrowed Funds

The Company maintains correspondent accounts with a number of other banks for various purposes. In addition, cash sufficient to meet the operating needs of its banking offices is maintained at its lowest practical levels. The Banks are also participants in the federal funds market, either as borrowers or sellers. Federal funds are generally borrowed or sold for one-day periods. The Banks also have the ability to utilize short term advances from the Federal Home Loan Bank of Indianapolis ("FHLBI") and borrowings at the discount window of the Federal Reserve Bank as additional short-term funding sources. Federal funds were used during 2006 and 2005, and short term advances and discount window borrowings were not utilized during either year.


                                    Page A-13

The Company periodically finds it advantageous to utilize longer term borrowings from the FHLBI. These long-term borrowings, as detailed in Note 11 of the Notes to Consolidated Financial Statements, served to provide a balance to some of the interest rate risk inherent in the Company's balance sheet. Additional information regarding borrowed funds is found in the section below.

LIQUIDITY, FUNDS MANAGEMENT AND MARKET RISK

Liquidity

During 2006, the Company's cash and cash equivalents increased as a result of normal activities within the balance sheet and income statement. Throughout 2006, the Company participated in the federal funds market; at times as a provider of funds and at other times as a purchaser. Funding needs varied throughout the year, and overall, the Company's net excess funds during 2006 were marginally higher than in 2005. The Company averaged net federal funds sold of $5.9 million during 2006, compared to $3.5 million during 2005. These changes were primarily a result of timing differences between loan, investment and deposit growth.

Deposits grew $37.4 million in 2006, and FHLB advances declined by $1.3 million as a result of maturities in excess of new borrowings. Net portfolio loans increased by $42.2 million, and total investments declined by $7.6 million. All of these changes contributed to the Company's increase in excess funds.

The Banks monitor their liquidity position regularly, and are in compliance with regulatory guidelines for liquidity. The cash flows of the Company are relatively predictable. While loan and deposit cash flows are determined to a large extent by the actions of its clients, the Company is able to control its cash flows with regard to borrowings and investments. The Company has a number of liquidity sources other than deposits, including federal funds and other lines of credit with correspondent banks, securities available for sale, and lines of credit with the FHLB. Information concerning available lines is contained in Note 10 of the Notes to Consolidated Financial Statements.

Funds Management and Market Risk

The composition of the Company's balance sheet consists of investments in interest earning assets (loans and investment securities) that are funded by interest bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk.

Policies of the Company place strong emphasis on stabilizing net interest margin, with the goal of providing a sustained level of satisfactory earnings. The Funds Management, Investment and Loan policies provide direction for the flow of funds necessary to supply the needs of depositors and borrowers. Management of interest sensitive assets and liabilities is also necessary to reduce interest rate risk during times of fluctuating interest rates.

Interest rate risk is the exposure of the Company's financial condition to adverse movements in interest rates. It results from differences in the maturities or timing of interest adjustments of the Company's assets, liabilities and off-balance-sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of interest rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company's products such as prepayment and early withdrawal options.

A number of measures are used to monitor and manage interest rate risk, including interest sensitivity and income simulation analyses. An interest sensitivity model is the primary tool used to assess this


                                    Page A-14
risk, with supplemental information supplied by an income simulation model. The simulation model is used to estimate the effect that specific interest rate changes would have on twelve months of pretax net interest income assuming an immediate and sustained up or down parallel change in interest rates of 200 basis points. Key assumptions in the models include prepayment speeds on mortgage related assets; cash flows and maturities of financial instruments; changes in market conditions, loan volumes and pricing; and management's determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the models cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions. Based on the results of the simulation model as of December 31, 2006, the Company would expect a maximum potential reduction in net interest margin of less than 5% if market rates increased or decreased under an immediate and sustained parallel shift of 200 basis points.

During 2006 and 2005, the Company decreased its usage of long term fixed rate FHLB advances. In addition, the Company moved to a liability-sensitive position in the twelve-month timeframe based on internal interest sensitivity measures.

The following table provides information about the Company's financial instruments used for purposes other than trading that are sensitive to changes in interest rates. For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted average interest rates by the earlier of the contractual maturity or call dates as well as market and historical experience of the impact of interest rate fluctuations on the prepayment of mortgage-backed securities. Weighted average variable rates are based on current rates and indexes. The Company currently has no market sensitive instruments entered into for trading purposes and no off-balance-sheet interest rate swaps or caps. The information is in thousands of dollars as of December 31, 2006 and 2005.

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2006

                                       Principal Amount Maturing In:
                              ------------------------------------------------                             Fair
RATE-SENSITIVE ASSETS:          2007       2008      2009      2010      2011    Thereafter     Total      Value
----------------------        --------   -------   -------   -------   -------   ----------   --------   --------
Fixed Rate:
   Loans                      $ 63,826   $39,631   $35,830   $37,106   $36,879    $94,078     $307,350   $304,931
   Average Rate                    7.3%      7.2%      7.1%      7.0%      7.6%       6.2%         6.9%
   Investments                $ 33,725   $22,268   $ 5,016   $ 4,369   $ 3,806    $15,690      $84,874   $ 85,360
   Average Rate                    4.4%      4.8%      4.7%      5.1%      4.0%       4.1%         4.5%
Variable Rate:
   Loans                      $112,291   $36,044   $26,096   $17,717   $15,729    $86,536     $294,413   $293,963
   Average Rate                    8.5%      7.8%      6.8%      5.8%      6.0%       8.6%         8.0%
   Investments                $  1,945    $1,184      $988   $   819   $   359    $ 2,498     $  7,793   $  7,781
   Average Rate                    3.6%      4.0%      3.6%      3.6%      4.4%       4.0%         3.9%
Other interest
   earning assets             $  6,812                                                        $  6,812   $  6,812
Average interest rate              4.5%                                                            4.5%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                        $81,373     $ 81,373   $ 81,373
Savings & interest
   bearing demand             $317,340                                                        $317,340   $317,340
Average interest rate              2.4%                                                            2.4%
Time deposits                 $160,766   $46,583   $19,501   $ 1,115   $ 1,269    $    55     $229,289   $230,232
Average interest rate              4.6%      4.6%      4.4%      3.2%      5.0%       5.0%         4.6%
Fixed rate borrowings         $ 21,339   $10,429   $ 6,000   $ 1,000   $    --    $ 2,177     $ 40,945   $ 40,656
Average interest rate              5.0%      4.1%      4.4%      4.0%      0.0%       5.3%         4.7%
Other interest bearing
   liabilities                $     77                                                        $     77   $     77
Average interest rate              0.5%                                                            0.5%


                                    Page A-15

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2005

                                        Principal Amount Maturing In:
                              ------------------------------------------------                             Fair
RATE-SENSITIVE ASSETS:          2006       2007      2008      2009      2010    Thereafter     Total      Value
----------------------        --------   -------   -------   -------   -------   ----------   --------   --------
Fixed Rate:
   Loans                      $ 40,937   $39,672   $37,069   $25,458   $35,175    $62,224     $240,535   $235,229
   Average Rate                    6.8%      7.1%      6.8%      6.8%      6.8%       5.8%         6.6%
   Investments                $ 57,273   $ 7,868   $ 4,205   $ 2,049   $ 3,465    $15,209     $ 90,069   $ 89,767
   Average Rate                    3.4%      3.3%      4.1%      3.6%      5.0%       4.0%         3.6%
Variable Rate:
   Loans                      $134,500   $33,308   $24,722   $23,781   $18,228    $85,039     $319,578   $319,008
   Average Rate                    7.7%      7.1%      6.6%      6.0%      5.5%       7.7%         7.3%
   Investments                $  5,434   $ 3,682   $   773   $   169   $   129    $   406     $ 10,593   $ 10,491
   Average Rate                    3.1%      3.3%      3.6%      3.9%      3.7%       4.2%         3.3%
Other interest
   earning assets             $  3,176                                                        $  3,176   $  3,176
Average interest rate              3.8%                                                            3.8%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                        $88,396     $ 88,396   $ 88,396
Savings & interest
   bearing demand             $317,085                                                        $317,085   $317,085
Average interest rate              1.7%                                                            1.7%
Time deposits                 $119,896   $40,891   $14,899   $ 8,644   $   803    $    30     $185,163   $186,046
Average interest rate              3.6%      3.8%      3.9%      4.1%      3.0%       0.0%         3.7%
Fixed rate borrowings         $  8,021   $20,349   $ 8,940   $ 3,012   $ 1,013    $   893     $ 42,228   $ 41,848
Average interest rate              4.2%      5.0%      3.9%      3.5%      4.0%       5.2%         4.5%
Other interest bearing
   liabilities                $  6,376                                                        $  6,376   $  6,376
Average interest rate              4.3%                                                            4.3%

The Company's primary market risk exposure decreased from 2005 to 2006, based on data supplied by its measurement systems. This market risk exposure is if rates decline. The Company's exposure to market risk is reviewed on a regular basis by the Funds Management Committee. The policy objective is to manage the Company's assets and liabilities to provide an optimum and consistent level of earnings within the framework of acceptable risk standards.

The Funds Management Committee is also responsible for evaluating and anticipating various risks other than interest rate risk. Those risks include prepayment risk, credit risk and liquidity risk. The Committee is made up of senior members of management, and continually monitors the makeup of interest sensitive assets and liabilities to assure appropriate liquidity, maintain interest margins and to protect earnings in the face of changing interest rates and other economic factors.

The Funds Management policy provides for a level of interest sensitivity which, Management believes, allows the Company to take advantage of opportunities within the market relating to liquidity and interest rate risk, allowing flexibility without subjecting the Company to undue exposure to risk. In addition, other measures are used to evaluate and project the anticipated results of Management's decisions.

The following table shows the rate sensitivity of earning assets and interest bearing liabilities as of December 31, 2006. Loans and investments are categorized using the earlier of their scheduled payment, call, or repricing dates, where applicable. Savings, NOW and money market deposit accounts are considered to be immediately repriceable. All other liabilities are reported by their scheduled maturities, and no adjustments for possible prepayments are included in the table.


                                    Page A-16

                                                                     INTEREST SENSITIVITY SUMMARY
                                                   ----------------------------------------------------------------
                                                                                                 Over 10
In thousands of dollars                             0-3 Mo.    4-12 Mo.    1-5 Yrs   5-10 Yrs     Years      Total
-----------------------                            --------   ---------   --------   --------   --------   --------
Securities                                         $ 20,468   $  23,183   $ 36,442    $14,173   $  1,545   $ 95,811
Loans                                               214,688      72,557    253,618     45,594     15,306    601,763
                                                   --------   ---------   --------    -------   --------   --------
   Total earning assets                            $235,156   $  95,740   $290,060    $59,767   $ 16,851   $697,574
Interest bearing deposits                          $322,584   $ 155,522   $ 68,468    $    55   $     --   $546,629
Other borrowings                                      5,577      15,839     17,429        347      1,830     41,022
                                                   --------   ---------   --------    -------   --------   --------
   Total interest bearing liabilities              $328,161   $ 171,361   $ 85,897    $   402   $  1,830   $587,651
                                                   --------   ---------   --------    -------   --------   --------
Net asset (liability) interest
   sensitivity exposure                            $(93,005)  $ (75,621)  $204,163    $59,365   $ 15,021   $109,923
Cumulative net asset (liability) exposure          $(93,005)  $(168,626)  $ 35,537    $94,902   $109,923
Cumulative ratio of asset to liability exposure        0.72        0.66       1.06       1.16       1.19   to one
Cumulative exposure as a percent of total assets      -12.4%      -22.5%       4.7%      12.6%      14.6%

CAPITAL RESOURCES

The common stock of the Company is traded on the Over The Counter Bulletin Board ("OTCBB") as UBMI. It is the policy of the Company to pay 30% to 45% of net earnings as cash dividends to shareholders. The payout ratio for 2006 was 42.5%, compared to 42.6% for 2005. Cash dividends per share have continued to increased, providing steady return to shareholders. Book value of the Company's stock increased from $25.83 at the end of 2005 to $28.41 at December 31, 2006. Five percent stock dividends were paid to shareholders in 2006 and 2005.

The ratios of average equity to average assets of the Banks and the Company increased in 2006 over 2005, as average capital grew at a faster pace than did average assets as a result of strong earnings. The Company's capital ratios exceed the levels required by its regulators, and Management continues to evaluate methods to optimize the high levels of equity of the Company. The table in Note 18 of the Notes to Consolidated Financial Statements details the capital ratios of the Company. The Company and the Banks are considered to be well-capitalized by the regulators.

The Company maintains short-term strategic plan and a five year plan, and utilizes a formal strategic planning process. Management and the Board continue to monitor long term goals, which include maintaining capital growth in relation to asset growth, and the retention of a portion of earnings to fund growth while providing a reasonable return to shareholders.

CONTRACTUAL OBLIGATIONS

The following table details the Company's known contractual obligations at December 31, 2006, in thousands of dollars:

                                                     Payments due by period
                                    -------------------------------------------------------
                                    Less than                           More than
Contractual Obligations               1 year    1-3 years   3-5 years    5 years     Total
-----------------------             ---------   ---------   ---------   ---------   -------
   Long term debt (FHLB advances)    $21,339     $16,429      $1,000      $2,177    $40,945
   Operating lease arrangements          839       1,646       1,537       3,646      7,668
   Purchase agreements                    --          --          --          --         --
                                     -------     -------      ------      ------    -------
   Total                             $22,178     $18,075      $2,537      $5,823    $48,613


                                    Page A-17

PROSPECTIVE ACCOUNTING AND REGULATORY CHANGES

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154"), a replacement of APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 requires retrospective application for voluntary changes in accounting principles unless it is impracticable to do so. SFAS No. 154 was effective for the Company beginning October 1, 2006. We have evaluated the requirements of SFAS No. 154 and determined that it will not have a material effect on our financial condition or results of operations.

In February 2006, FASB issued Statement No. 155. "Accounting for Certain Hybrid Financial Instruments" ("SFAS No. 155"), which amends FASB Statement No. 133 and
140. This statement permits fair value remeasurement for any hybrid financial instrument containing an embedded derivative that would otherwise require bifurcation, and broadens a Qualified Special Purpose Entity's ("QSPE") permitted holdings to include passive derivative financial instruments that pertain to other derivative instruments. This statement is effective for the Company for all financial instruments acquired, issued or subject to a remeasurement event occurring on or after October 1, 2006. We have evaluated the requirements of SFAS No. 155 and determined that it will not have a material effect on our financial condition or results of operations.

In March 2006, FASB issued Statement of Financial Accounting Standards No. 156 ("SFAS No. 156"), Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable and permits the entities to elect either the fair value measurement with changes to fair value reflected in earnings or the amortization and impairment requirements of Statement 140 for subsequent measurement. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. Statement No. 156 was effective for the Company beginning October 1, 2006. We have evaluated the requirements of SFAS No. 156 and determined that it will not have a material effect on our financial condition or results of operations.

In June 2006, FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," an interpretation of SFAS No. 109, "Accounting for Income Taxes" ("Interpretation No. 48"). Interpretation No. 48 clarifies the accounting for uncertainty in income taxes in financial statements and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation No. 48 was effective for the Company beginning October 1, 2006. We have evaluated the requirements of Interpretation No. 48 and determined that it will not have a material effect on our financial condition or results of operations.

In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting standards, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15 2007, and interim periods within those fiscal years. We do not expect that the adoption of SFAS No. 157 will have a material impact on our financial condition or results of operations.


                                    Page A-18

Also in September 2006, the FASB Emerging Issues Task Force finalized Issue No. 06-5, Accounting for Purchases of Life Insurance - Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletine No. 85-4 (Accounting for Purchases of Life Insurance). The issue requires that a policyholder consider contractual terms of a life insurance policy in determining the amount that could be realized under the insurance contract. It also requires that if the contract provides for a greater surrender value if all individual policies in a group are surrendered at the same time, that the surrender value be determined based on the assumption that the policies will be surrendered on an individual basis. Lastly, the issue discusses whether the cash surrender value should be discounted when the policyholder is contractually limited in its ability to surrender a policy. This issue is effective for fiscal years beginning after December 15, 2006. The Company has not completed its evaluation of the impact of adoption of this issue.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements," which addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 will require registrants to quantify misstatements using both the balance sheet and income-statement approaches and to evaluate whether either approach results in the quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of the initial adoption is determined to be material, SAB No. 108 allows registrants to record that effect as a cumulative effect adjustment to beginning retained earnings. The requirements were effective for the Company beginning October 1, 2006. We have evaluated the requirements of SAB No. 108 and determined that it will not have a material effect on our financial condition or results of operations.

Management is not aware of any other trends, events or uncertainties that are likely to have a material effect on the Company's liquidity, capital resources, or operations. In addition, Management is not aware of any current recommendations by regulatory authorities, other than those previously discussed, which would have such an effect.

CRITICAL ACCOUNTING POLICIES

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The Company's significant accounting policies are described in detail in the notes to the Company's consolidated financial statements for the year ended December 31, 2006. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The financial position and results of operations can be affected by these estimates and assumptions and are integral to the understanding of reported results. Critical accounting policies are those policies that management believes are the most important to the portrayal of the Company's financial condition and results, and they require management to make estimates that are difficult, subjective, or complex.

Allowance for Credit Losses

The allowance for credit losses provides coverage for probable losses inherent in the Company's loan portfolio. Management evaluates the adequacy of the allowance for credit losses each quarter based on changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry or customer-specific concentrations), trends in loan performance, regulatory


                                    Page A-19
guidance and economic factors. This evaluation is inherently subjective, as it requires the use of significant management estimates. Many factors can affect management's estimates of specific and expected losses, including volatility of default probabilities, rating migrations, loss severity and economic and political conditions. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.

The Company determines the amount of the allowance based on relative risk characteristics of the loan portfolio. The allowance recorded for commercial loans is based on reviews of individual credit relationships and an analysis of the migration of commercial loans and actual loss experience. The allowance recorded for homogeneous consumer loans is based on an analysis of loan mix, risk characteristics of the portfolio, fraud loss and bankruptcy experiences, and historical losses, adjusted for current trends, for each homogeneous category or group of loans. The allowance for credit losses relating to impaired loans is based on the loan's observable market price, the collateral for certain collateral-dependent loans, or the discounted cash flows using the loan's effective interest rate.

Regardless of the extent of the Company's analysis of client performance, portfolio trends or risk management processes, certain inherent but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a client's financial condition or changes in their unique business conditions, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends. Volatility of economic or client-specific conditions affecting the identification and estimation of losses for larger non-homogeneous credits and the sensitivity of assumptions utilized to establish allowances for homogenous groups of loans are among other factors. The Company estimates a range of inherent losses related to the existence of these exposures. The estimates are based upon the Company's evaluation of imprecision risk associated with the commercial and consumer allowance levels and the estimated impact of the current economic environment.

Mortgage Servicing Rights

Mortgage servicing rights ("MSRs") associated with loans originated and sold, where servicing is retained, are capitalized and included in other intangible assets in the consolidated balance sheet. The value of the capitalized servicing rights represents the present value of the future servicing fees arising from the right to service loans in the portfolio. Critical accounting policies for MSRs relate to the initial valuation and subsequent impairment tests. The methodology used to determine the valuation of MSRs requires the development and use of a number of estimates, including anticipated principal amortization and prepayments of that principal balance. Events that may significantly affect the estimates used are changes in interest rates, mortgage loan prepayment speeds and the payment performance of the underlying loans. The carrying value of the MSRs is periodically reviewed for impairment based on a determination of fair value. For purposes of measuring impairment, the servicing rights are compared to a valuation prepared based on a discounted cash flow methodology, utilizing current prepayment speeds and discount rates. Impairment, if any, is recognized through a valuation allowance and is recorded as amortization of intangible assets.

Goodwill and Other Intangibles

The Company records all assets and liabilities acquired in purchase acquisitions, including goodwill and other intangibles, at fair value as required by SFAS 141. Goodwill is subject, at a minimum, to annual tests for impairment. Other intangible assets are amortized over their estimated useful lives using straight-line and accelerated methods, and are subject to impairment if events or circumstances indicate


                                    Page A-20
a possible inability to realize the carrying amount. The initial goodwill and other intangibles recorded and subsequent impairment analysis requires management to make subjective judgments concerning estimates of how the acquired asset will perform in the future. Events and factors that may significantly affect the estimates include, among others, customer attrition, changes in revenue growth trends, specific industry conditions and changes in competition.

FORWARD-LOOKING STATEMENTS

Statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations include forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," forecast, "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses and determinations as to the need for other allowances presented in this report are inherently forward-looking statements in that they involve judgments and statements of belief as to the outcome of future events.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include those discussed under "Risk Factors" in
Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and generally include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.


                                    Page A-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
United Bancorp, Inc. and Subsidiaries

                                 (BKD LLP LOGO)

Shareholders and Board of Directors
United Bancorp, Inc.
Tecumseh, Michigan

We have audited the accompanying consolidated balance sheets of United Bancorp, Inc. as of December 31, 2006 and 2005 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Bancorp, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of United Bancorp, Inc. internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 16, 2007 expressed unqualified opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting.


                                        /s/ BKD, LLP
                                        ----------------------------------------
                                        BKD, LLP

Indianapolis, Indiana
March 16, 2007


                                    Page A-22

CONSOLIDATED BALANCE SHEETS
United Bancorp, Inc. and Subsidiaries

                                                                December 31,
                                                            -------------------
In thousands of dollars                                       2006       2005
-----------------------                                     --------   --------
ASSETS
Cash and demand balances in other banks                     $ 17,606   $ 20,416
Federal funds sold                                             3,770         --
                                                            --------   --------
Total cash and cash equivalents                               21,376     20,416
Securities available for sale                                 95,811    103,432
Loans held for sale                                            5,772      1,060
Portfolio loans                                              595,991    557,052
                                                            --------   --------
Total loans                                                  601,763    558,112
Less allowance for loan losses                                 7,849      6,361
                                                            --------   --------
Net loans                                                    593,914    551,751
Premises and equipment, net                                   13,215     12,998
Goodwill                                                       3,469      3,469
Bank-owned life insurance                                     11,499     11,091
Accrued interest receivable and other assets                  11,705     10,622
                                                            --------   --------
TOTAL ASSETS                                                $750,989   $713,779
                                                            ========   ========
LIABILITIES
Deposits
   Noninterest bearing deposits                             $ 81,373   $ 88,404
   Interest bearing deposits                                 546,629    502,248
                                                            --------   --------
Total deposits                                               628,002    590,652
Short term borrowings                                             77      6,376
Other borrowings                                              40,945     42,228
Accrued interest payable and other liabilities                 7,429      6,901
                                                            --------   --------
TOTAL LIABILITIES                                            676,453    646,157
                                                            --------   --------
COMMITMENTS AND CONTINGENT LIABILITIES
SHAREHOLDERS' EQUITY
Common stock and paid in capital, no par value;
   5,000,000 shares authorized, 2,623,716 shares
   issued and outstanding in 2006 and 2,493,238
   in 2005                                                    71,075     63,186
Retained earnings                                              3,393      4,705
Accumulated other comprehensive income (loss), net of tax         68       (269)
                                                            --------   --------
TOTAL SHAREHOLDERS' EQUITY                                    74,536     67,622
                                                            --------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $750,989   $713,779
                                                            ========   ========

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-23

CONSOLIDATED STATEMENTS OF INCOME
United Bancorp, Inc. and Subsidiaries

                                                          For the years ended
                                                              December 31,
                                                      ---------------------------
In thousands of dollars, except per share data          2006      2005      2004
----------------------------------------------        -------   -------   -------
INTEREST INCOME

Loans                                                 $42,900   $35,225   $28,488
Securities
   Taxable                                              2,392     2,032     2,057
   Tax exempt                                           1,405     1,199     1,124
Federal funds sold                                        359       193        51
                                                      -------   -------   -------
Total interest income                                  47,056    38,649    31,720
                                                      -------   -------   -------
INTEREST EXPENSE
Deposits                                               15,890    10,285     6,455
Short term borrowings                                      62        74        38
Other borrowings                                        1,850     1,927     1,930
                                                      -------   -------   -------
Total interest expense                                 17,802    12,286     8,423
                                                      -------   -------   -------
NET INTEREST INCOME                                    29,254    26,363    23,297
Provision for loan losses                               2,123     1,332     1,048
                                                      -------   -------   -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES    27,131    25,031    22,249
                                                      -------   -------   -------
NONINTEREST INCOME
Service charges on deposit accounts                     3,364     3,017     2,774
Wealth Management fee income                            3,769     3,874     3,754
Gains (losses) on securities transactions                  12        (1)      (29)
Income from loan sales and servicing                      906     1,215     1,222
ATM, debit and credit card fee income                   1,905     1,677     1,469
Sale of nondeposit investment products                    993       798       721
Income from bank-owned life insurance                     408       398       443
Other income                                              818       691       656
                                                      -------   -------   -------
Total noninterest income                               12,175    11,669    11,010
                                                      -------   -------   -------
NONINTEREST EXPENSE
Salaries and employee benefits                         15,037    14,662    13,502
Occupancy and equipment expense                         4,344     4,074     4,019
External data processing                                1,537     1,283     1,125
Advertising and marketing                               1,063     1,106       382
Professional fees                                         891       251       286
Director fees                                             447       384       367
Other expense                                           3,595     3,435     2,965
                                                      -------   -------   -------
Total noninterest expense                              26,914    25,195    22,646
                                                      -------   -------   -------
INCOME BEFORE FEDERAL INCOME TAX                       12,392    11,505    10,613
Federal income tax                                      3,420     3,181     2,960
                                                      -------   -------   -------
NET INCOME                                            $ 8,972   $ 8,324   $ 7,653
                                                      =======   =======   =======
Basic earnings per share                              $  3.38   $  3.15   $  2.92
Diluted earnings per share                               3.38      3.13      2.90

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-24

CONSOLIDATED STATEMENTS OF CASH FLOWS
United Bancorp, Inc. and Subsidiaries

                                                                            For the years ended December 31,
                                                                            --------------------------------
In thousands of dollars                                                        2006       2005       2004
-----------------------                                                      --------   --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                   $  8,972   $  8,324   $ 7,653
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
Depreciation and amortization                                                   1,520      1,892     2,419
Provision for loan losses                                                       2,123      1,332     1,048
(Gain) Loss on sale of loans                                                     (563)      (940)     (957)
Proceeds from sales of loans originated for sale                               39,627     57,961    66,928
Loans originated for sale                                                     (43,776)   (56,979)  (66,983)
(Gain) Loss on securities transactions                                            (12)         1        29
Deferred income taxes                                                            (503)       313        43
Increase in cash surrender value on bank owned life insurance                    (408)      (398)     (443)
Change in investment in limited partnership                                       107        234        86
Excess tax benefits from exercised stock options                                  (28)      (265)     (188)
Change in accrued interest receivable and other assets                           (543)      (898)    1,735
Change in accrued interest payable and other liabilities                        1,650        204       329
                                                                             --------   --------   -------
Total adjustments                                                                (806)     2,457     4,046
                                                                             --------   --------   -------
Net cash from operating activities                                              8,166     10,781    11,699
                                                                             --------   --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
Securities available for sale
   Purchases                                                                  (40,177)   (30,664)  (50,113)
   Sales                                                                          164         --     4,626
   Maturities and calls                                                        42,711     20,688    41,737
   Principal payments                                                           5,439      9,423     7,255
Net increase in portfolio loans                                               (40,353)   (62,484)  (51,328)
Net investment in bank owned life insurance                                        --         --        --
Net premises and equipment expenditures                                        (1,468)    (1,126)     (455)
                                                                             --------   --------   -------
Net cash from investing activities                                            (33,684)   (64,163)  (48,278)
                                                                             --------   --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits                                                         37,350     60,774    27,295
Net change in short term borrowings                                            (6,299)    (2,350)      650
Principal payments on other borrowings                                         (8,033)    (1,569)     (528)
Proceeds from other borrowings                                                  6,750        950     8,000
Proceeds from common stock transactions                                           499        987       880
Excess tax benefits from exercised stock options                                   28        265       188
Dividends paid                                                                 (3,817)    (3,447)   (3,143)
                                                                             --------   --------   -------
Net cash from financing activities                                             26,478     55,610    33,342
                                                                             --------   --------   -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                           960      2,228    (3,237)
Cash and cash equivalents at beginning of year                                 20,416     18,188    21,425
                                                                             --------   --------   -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                     $ 21,376   $ 20,416   $18,188
                                                                             ========   ========   =======
SUPPLEMENTAL DISCLOSURES:
Interest paid                                                                $ 17,186   $ 11,571   $ 8,373
Income tax paid                                                                 3,655      3,100     2,450
Loans transferred to other real estate                                            779        491     1,483

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-25

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
United Bancorp, Inc. and Subsidiaries
For the years ended December 31, 2006, 2005, 2004

                                                         Common
IN THOUSANDS OF DOLLARS,                                 Stock    Retained
EXCEPT PER SHARE DATA                         Shares      (1)     Earnings   AOCI (2)    Total
------------------------                    ---------   -------   --------   --------   -------
Balance, January 1, 2004                    2,224,963   $45,809    $10,994    $ 580     $57,383
Net income, 2004                                                     7,653                7,653
Other comprehensive income (loss):
   Net change in unrealized gains
   (losses) on securities available for
   sale, net of reclass adjustments for
   realized gains (losses) and related
   taxes                                                                       (481)       (481)
                                                                                        -------
Total comprehensive income                                                                7,172
Cash dividends declared, $1.237 per share                           (3,211)              (3,211)
Five percent stock dividend declared          111,776     7,321     (7,321)                  --
Common stock transactions                      18,358       615                             615
Tax effect of options exercised                             188                             188
Director and management deferred
   stock plans                                              200       (123)                  77
                                            ---------   -------    -------    -----     -------
Balance, December 31, 2004                  2,355,097   $54,133    $ 7,992    $  99     $62,224
Net income, 2005                                                     8,324                8,324
Other comprehensive income (loss):
   Net change in unrealized gains
   (losses) on securities available for
   sale, net of reclass adjustments for
   realized gains (losses) and related
   taxes                                                                       (368)       (368)
                                                                                        -------
Total comprehensive income                                                                7,956
Cash dividends declared, $1.356 per share                           (3,545)              (3,545)
Five percent stock dividend declared          118,681     7,952     (7,952)                  --
Common stock transactions                      19,460       527                             527
Tax effect of options exercised                             265                             265
Director and management deferred
   stock plans                                              309       (114)                 195
                                            ---------   -------    -------    -----     -------
Balance, December 31, 2005                  2,493,238   $63,186    $ 4,705    $(269)    $67,622
Net income, 2006                                                     8,972                8,972
Other comprehensive income (loss):
   Net change in unrealized gains
   (losses) on securities available for
   sale, net of reclass adjustments for
   realized gains (losses) and related
   taxes                                                                        337         337
                                                                                        -------
Total comprehensive income                                                                9,309
Cash dividends declared, $1.102 per share                           (2,894)              (2,894)
Five percent stock dividend declared          124,972     7,280     (7,280)                  --
Common stock transactions                       5,506       277                             277
Tax effect of options exercised                              28                              28
Director and management deferred
   stock plans                                              304       (110)                 194
                                            ---------   -------    -------    -----     -------
Balance, December 31, 2006                  2,623,716   $71,075    $ 3,393    $  68     $74,536
                                            =========   =======    =======    =====     =======

(1)  Includes Paid In Capital

(2)  Accumulated Other Comprehensive Income (Loss), Net of Tax

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
United Bancorp, Inc. and Subsidiaries

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of United Bancorp, Inc. ("Company") and its wholly owned subsidiaries, United Bank & Trust and United Bank & Trust -- Washtenaw ("Banks"), after elimination of significant intercompany transactions and accounts. The Company is engaged 100% in the business of commercial and retail banking, including insurance, and trust and investment services, with operations conducted through its offices located in Lenawee, Washtenaw, and Monroe Counties in southeastern Michigan. These counties are the source of substantially all of the Company's deposit, loan, insurance and trust activities.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period as well as affecting the disclosures provided. Actual results could differ from those estimates. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

SECURITIES

Securities available for sale consist of bonds and notes which might be sold prior to maturity. Securities classified as available for sale are reported at their fair values and the related net unrealized holding gain or loss is reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Realized gains or losses are based upon the amortized cost of the specific securities sold.

LOANS HELD FOR SALE

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

LOANS

Loans that Management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Loans are placed on non-accrual status at ninety days or more past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level believed adequate by Management to absorb probable incurred credit losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, amount and composition of the loan portfolio, and other factors. The allowance is


                                    Page A-27
increased by provisions for loan losses charged to income. Loan losses are charged against the allowance when Management believes the uncollectability of a loan is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. Loans are evaluated for impairment when payments are delayed or when the internal grading system indicates a substandard or doubtful classification.

Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, including the Banks' loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall of payments of thirty days or more. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible. This typically occurs when the loan is 120 or more days past due unless the loan is both well-secured and in the process of collection.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. The provisions for depreciation are computed principally by the straight line method, based on useful lives of ten to forty years for premises and three to eight years for equipment.

OTHER REAL ESTATE OWNED

Other real estate consists of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure and property acquired for possible future expansion. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value, less estimated selling costs, at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed and the real estate is carried at the lower of cost basis or fair value, less estimated selling costs. The historical average holding period for such properties is less than eighteen months. As of December 31, 2006 and 2005, other real estate owned totaled $1,063,000 and $871,000, and is included in other assets on the consolidated balance sheets.

GOODWILL

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

SERVICING RIGHTS

Servicing rights are recognized as assets for the allocated value of retained servicing on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates, remaining loan terms and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.


                                    Page A-28

LONG-TERM ASSETS

Long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are written down to discounted amounts.

INCOME TAX

The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of deferred tax assets.

EARNINGS PER SHARE

Amounts reported as earnings per share are based upon the weighted average number of shares outstanding plus the weighted average number of contingently issuable shares associated with the Directors' and Senior Management Group's deferred stock plans. In 2006, 2005 and 2004, the Company paid five percent stock dividends. Earnings per share, dividends per share, and weighted average shares have been restated to reflect the stock dividends.

In years prior to 2006, cash dividends were declared in the last month of the quarter, payable the end of the month following quarter-end. Effective with the first quarter of 2006, cash dividends are declared and are payable in the month following the end of the quarter. As a result of this change in schedule, the cash dividend declared in December of 2005 was paid in January, 2006, but no dividends were declared in the first quarter of 2006. While this change in procedure has not changed the number of dividends to be paid during the calendar year, for 2006 the number of cash dividends declared during the calendar year has been reduced by one.

STOCK BASED COMPENSATION

At December 31, 2006, the Company has a stock-based employee compensation plan, which is described more fully in Note 16. Prior to 2006, the Company accounted for this plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Accordingly, in 2005, no stock based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock at the grant date.

Effective January 1, 2006 the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, "Share Based Payment". The Company selected the modified prospective application. Accordingly, after December 31, 2005 the Company began expensing the fair value of stock options granted, modified, repurchased or cancelled.

The following table illustrates the effect on net income and earnings per share if the company had applied the fair value provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation as of December 31, 2004.

In thousands of dollars, except per share data           2005     2004
----------------------------------------------          ------   ------
Net income, as reported                                 $8,324   $7,653
   Less: Total stock-based employee compensation cost
      determined under the fair value based method,
      net of taxes                                        (128)     (70)
                                                        ------   ------
   Pro forma net income                                 $8,196   $7,583


                                    Page A-29

                                                          2005     2004
                                                         -----    -----
Earning per share:
   Basic   As reported                                   $3.15    $2.92
   Basic   Pro forma                                      3.10     2.90
   Diluted As reported                                    3.13     2.90
   Diluted Pro forma                                      3.08     2.88

For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on the use of estimates and the subjective nature of the assumptions used, the information presented above may not be representative of the pro forma impact in future years.

STATEMENTS OF CASH FLOWS

For purposes of this Statement, cash and cash equivalents include cash on hand, demand balances with banks, and federal funds sold. Federal funds are generally sold for one day periods. The Company reports net cash flows for client loan and deposit transactions, deposits made with other financial institutions, and short term borrowings with an original maturity of ninety days or less.

COMPREHENSIVE INCOME

Comprehensive income consists of net income and other comprehensive income
(loss). Other comprehensive income (loss) includes net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of shareholders' equity.

INDUSTRY SEGMENT

The Company and its subsidiaries are primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in southeastern Michigan. While the Company's chief decision makers monitor various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one business segment.

NOTE 2 - RESTRICTIONS ON CASH AND DEMAND BALANCES IN OTHER BANKS

The Banks are subject to average reserve and clearing balance requirements in the form of cash on hand or balances due from the Federal Reserve Bank. These reserve balances vary depending on the level of client deposits in the Banks. The amount of reserve and clearing balances required at December 31, 2006 totaled approximately $245,000.

NOTE 3 - SECURITIES

The fair value of securities as of December 31, 2006 and 2005 are as follows, in thousands of dollars:

SECURITIES AVAILABLE FOR SALE                      Fair Value   Gains   Losses
-----------------------------                      ----------   -----   ------
2006
U.S. Treasury and agency securities                  $ 38,380    $ 62    $(116)
Mortgage backed agency securities                      13,945      19      (81)
Obligations of states and political subdivisions       40,369     374     (231)
Corporate, asset backed and other securities            3,117      75       --
                                                     --------    ----    -----
 Total                                               $ 95,811    $530    $(428)
                                                     ========    ====    =====

2005
U.S. Treasury and agency securities                  $ 43,692    $  6    $(409)
Mortgage backed agency securities                      14,865      27     (203)
Obligations of states and political subdivisions       41,610     402     (321)
Corporate, asset backed and other securities            3,265      89       --
                                                     --------    ----    -----
Total                                                $103,432    $524    $(933)
                                                     ========    ====    =====


                                    Page A-30

The Company's temporarily impaired investment securities as of December 31, 2006 and 2005 are shown below.

                            Less than 12 Months   12 Months or Longer          Total
                            -------------------   -------------------   -------------------
In thousands of dollars     Fair Value   Losses   Fair Value   Losses   Fair Value   Losses
-----------------------     ----------   ------   ----------   ------   ----------   ------
2006
U.S. Treasury and agency
   securities                 $ 9,386     $ (28)    $13,622     $ (87)    $23,008     $(115)
Mortgage backed agency
   securities                   2,777       (28)      5,840       (53)      8,617       (81)
Obligations of states and
   political subdivisions       3,874       (26)     17,836      (206)     21,710      (232)
                              -------     -----     -------     -----     -------     -----
Total                         $16,037     $ (82)    $37,298     $(346)    $53,335     $(428)
                              =======     =====     =======     =====     =======     =====
2005
U.S. Treasury and agency
   securities                 $13,974     $ (97)    $27,021     $(312)    $40,995     $(409)
Mortgage backed agency
   securities                   1,847       (10)     10,188      (193)     12,035      (203)
Obligations of states and
   political subdivisions      15,899      (238)     10,042       (83)     25,941      (321)
                              -------     -----     -------     -----     -------     -----
Total                         $31,720     $(345)    $47,251     $(588)    $78,971     $(933)
                              =======     =====     =======     =====     =======     =====

Unrealized losses within the investment portfolio are temporary, as they are a result of market changes rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale.

Sales activities for securities for the years indicated are shown in the following table. All sales were of securities identified as available for sale.

In thousands of dollars         2006   2005    2004
-----------------------         ----   ----   ------
Sales proceeds                  $164    $--   $4,626
Gross gains on sales              --     --       --
Gross gains (losses) on calls     12     (1)     (29)

The fair value of securities available for sale by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities are included in periods based on their estimated lives.

In thousands of dollars                  Fair Value
-----------------------                  ----------
As of December 31, 2006
Due in one year or less                    $31,398
Due after one year through five years       45,861
Due after five years through ten years      13,801
Due after ten years                          1,634
Equity securities                            3,117
                                           -------
Total securities                           $95,811
                                           =======

Securities carried at $15,122,000 and $15,090,000 as of December 31, 2006 and 2005 were pledged to secure deposits of public funds, funds borrowed, repurchase agreements, and for other purposes as required by law.


                                    Page A-31

NOTE 4 - LOANS

The table below shows total loans outstanding, including loans held for sale, at December 31. All loans are domestic and contain no concentrations by industry or client.

In thousands of dollars                      2006       2005
-----------------------                    --------   --------
Personal                                   $ 91,002   $ 81,571
Business, including commercial mortgages    327,928    320,188
Tax exempt                                    2,841      3,133
Residential mortgage                         79,864     66,186
Residential mortgages held for sale           5,772      1,060
Construction                                 94,356     85,974
                                           --------   --------
Total loans                                $601,763   $558,112
                                           ========   ========

At December 31, 2006 and 2005, accruing loans delinquent 90 days or more totaled $855,000 and $1,153,000. Non-accruing loans at December 31, 2006 and 2005 were $5,427,000 and $5,609,000.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses for the years ended December 31 follows:

In thousands of dollars             2006     2005      2004
-----------------------            ------   ------   -------
Balance, January 1                 $6,361   $5,766   $ 5,497
Loans charged off                    (762)    (879)   (1,066)
Recoveries credited to allowance      127      142       287
Provision charged to operations     2,123    1,332     1,048
                                   ------   ------   -------
Balance, December 31               $7,849   $6,361   $ 5,766
                                   ======   ======   =======

Information regarding impaired loans for the years ended December 31 follows:

In thousands of dollars                          2006     2005      2004
-----------------------                        -------   ------   -------
Average investment in impaired loans           $ 8,439   $8,295   $ 8,668
Interest income recognized on impaired loans       481      216       192
Interest income recognized on a cash basis         481      216       192
Balance of impaired loans at December 31       $10,219   $7,957   $10,045
   Portion for which no allowance for loan
      losses is allocated                        2,101    2,394     2,668
   Portion for which an allowance for loan
      losses is allocated                        8,118    5,563     7,377
   Portion of allowance for loan losses
      allocated to impaired loans                2,044    1,087     1,579

NOTE 6 - LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balance of mortgage loans serviced for others was $230,066,000 and $237,221,000 at December 31, 2006 and 2005. The balance of loans serviced for others related to servicing rights that have been capitalized was $225,629,000 and $235,512,000 at December 31, 2006 and 2005.

No valuation allowance was considered necessary at December 31, 2006 and 2005. Unamortized cost of mortgage servicing rights included in accrued interest receivable and other assets on the consolidated balance sheet, for the years ended December 31 was as follows:

In thousands of dollars    2006     2005     2004
-----------------------   ------   ------   ------
Balance, January 1        $1,645   $1,820   $1,832
Amount capitalized           131      171      377
Amount amortized            (235)    (346)    (389)
                          ------   ------   ------
Balance, December 31      $1,541   $1,645   $1,820
                          ======   ======   ======


                                    Page A-32

NOTE 7 - PREMISES AND EQUIPMENT

Depreciation expense was approximately $1,251,000 in 2006, $1,275,000 in 2005 and $1,344,000 in 2004. Premises and equipment as of December 31 consisted of the following:

In thousands of dollars           2006       2005
-----------------------         --------   --------
Land                            $  1,580   $  1,580
Buildings and improvements        14,452     13,772
Furniture and equipment           13,076     12,339
                                --------   --------
Total cost                        29,108     27,691
Less accumulated depreciation    (15,893)   (14,693)
                                --------   --------
Premises and equipment, net     $ 13,215   $ 12,998
                                ========   ========

The company has several noncancellable operating leases, primarily for banking facilities, that expire over the next fifteen years. The leases generally contain renewal options for periods ranging from one to five years. Rental expense for these leases was $759,000, $710,000 and $630,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

Future minimum lease payments under operating leases are shown in the table below:

In thousands of dollars
-----------------------
2007                           $  839
2008                              832
2009                              814
2010                              771
2011                              766
Thereafter                      3,646
                               ------
Total Minimum Lease Payments   $7,668
                               ======

NOTE 8 - GOODWILL

The Company follows the provisions of Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 147 with regard to accounting and financial reporting for goodwill and other intangible assets. There was no impairment of goodwill in 2006, 2005 or 2004.

NOTE 9 - DEPOSITS

Information relating to maturities of time deposits as of December 31 is summarized below:

In thousands of dollars                                2006       2005
-----------------------                              --------   --------
Within one year                                      $160,815   $119,926
Between one and two years                              46,583     40,891
Between two and three years                            19,501     14,899
Between three and four years                            1,116      8,644
Between four and five years                             1,274        803
More than five years                                       --         --
                                                     --------   --------
Total time deposits                                  $229,289   $185,163
                                                     ========   ========
Interest bearing time deposits in denominations of
   $100,000 or more                                  $102,492   $ 68,062
                                                     ========   ========

NOTE 10 - SHORT TERM BORROWINGS

The Company has several credit facilities in place for short term borrowing which are used on occasion as a source of liquidity. These facilities consist of borrowing authority totaling $45.9 million from correspondent banks to purchase federal funds on a daily basis. There was $0 and $6.3 million of fed funds purchased outstanding at December 31, 2006 and 2005.


                                    Page A-33

The Banks may also enter into sales of securities under agreements to repurchase (repurchase agreements). These agreements generally mature within one to 120 days from the transaction date. U.S. Treasury, agency and other securities involved with the agreements are recorded as assets and are generally held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain clients as an investment alternative to deposit products. The maximum amount of outstanding agreements at any month end during 2006 and 2005 totaled $77,000 and $76,000 and the daily average of such agreements totaled $76,000 and $76,000. The balance outstanding at December 31, 2006 and 2005 was $77,000 and $76,000.

NOTE 11 - OTHER BORROWINGS

The Banks carried fixed rate, noncallable advances from the Federal Home Loan Bank of Indianapolis totaling $40.9 million and $42.2 million at December 31, 2006 and 2005. As of December 31, 2006, the rates on the advances ranged from 2.69% to 6.18% with a weighted average rate of 4.67%. These advances are primarily collateralized by residential mortgage loans under a blanket security agreement. The unpaid principal balance of the loans pledged as collateral must equal at least 145% of the funds advanced. Interest payments are made monthly, with principal due annually and at maturity. If principal payments are paid prior to maturity, advances are subject to a prepayment penalties.

Maturities and scheduled principal payments for other borrowings over the next five years as of December 31 are shown below.

In thousands of dollars          2006
-----------------------        -------
Within one year                $21,339
Between one and two years       10,429
Between two and three years      6,000
Between three and four years     1,000
Between four and five years         --
More than five years             2,177
                               -------
   Total                       $40,945
                               =======

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of their clients. These financial instruments include commitments to make loans, unused lines of credit, and letters of credit. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Banks follow the same credit policy to make such commitments as is followed for loans and investments recorded in the consolidated financial statements. The Banks' commitments to extend credit are agreements at predetermined terms, as long as the client continues to meet specified criteria, with fixed expiration dates or termination clauses. The following table shows the commitments to make loans and the unused lines of credit available to clients at December 31:

                                   2006                 2005
                            ------------------   -----------------
                            Variable    Fixed    Variable    Fixed
In thousands of dollars       Rate       Rate      Rate      Rate
-----------------------     --------   -------   --------   ------
Commitments to make loans   $ 11,006   $13,760   $ 26,179   $7,580
Unused lines of credit       116,449     9,614    109,677    3,362
Standby letters of credit     12,882        --      9,866       --


                                    Page A-34

Commitments to make loans generally expire within thirty to ninety days, while unused lines of credit expire at the maturity date of the individual loans. At December 31, 2006, the rates for amounts in the fixed rate category ranged from 5.88% to 8.50%.

In December 2001, United Bank & Trust entered into a limited partnership agreement to purchase tax credits awarded from the construction, ownership and management of an affordable housing project and a residual interest in the real estate. As of December 31, 2006 and 2005, the total recorded investment including the obligation to make additional future investments amounted to $1,589,000 and $1,895,000 and was included in other assets. As of December 31, 2006 and 2005, the obligation of UBT to the limited partnership amounted to $1,632,000 and $1,831,000 which was reported in other liabilities. While UBT is a 99% partner, the investment is accounted for on the equity method as UBT is a limited partner and has no control over the operation and management of the partnership or the affordable housing project.

On September 22, 2006, Annette Theisen and various entities controlled by her, filed a complaint in Washtenaw Circuit Court against a number of defendants, including UBTW and its President, Todd C. Clark. The complaint alleges that UBTW and its President had a fiduciary duty and a duty of good faith to plaintiffs and that UBTW and its President breached those duties in connection with secured loans made to plaintiffs by, among other things, allegedly allowing plaintiffs to make imprudent investments with such loans, causing transfers of, and mortgages to be placed on, certain of plaintiffs' assets contrary to plaintiffs' interests, not disclosing certain alleged conflicts of interest, and failing to pay the premium on, and causing the cancellation of, Ms. Theisen's long-term supplemental medical insurance policy. Plaintiffs seek damages of $6 million. The Company is vigorously defending such claims.

NOTE 13 - FEDERAL INCOME TAX

Income tax expense consists of the following for the years ended December 31:

In thousands of dollars     2006     2005     2004
-----------------------    ------   ------   ------
Current                    $3,923   $2,868   $2,917
Deferred                     (503)     313       43
                           ------   ------   ------
Total income tax expense   $3,420   $3,181   $2,960
                           ======   ======   ======

The components of deferred tax assets and liabilities at December 31, are as follows:

In thousands of dollars      2006     2005
-----------------------     ------   ------
Deferred tax assets:
Allowance for loan losses   $2,669   $2,163
Deferred compensation          592      592
Other                          179      169
                            ------   ------
Total deferred tax assets    3,440    2,924

                                          2006      2005
                                        -------   -------
Deferred tax liabilities:
Property and equipment                     (428)     (383)
Mortgage servicing rights                  (524)     (559)
Unrealized appreciation on securities
   available for sale                       (35)      (49)
Other                                    (1,269)   (1,168)
                                        -------   -------
Total deferred tax liabilities           (2,256)   (2,159)
                                        -------   -------
Net deferred tax asset                  $ 1,184   $   765
                                        =======   =======

No valuation allowance was considered necessary at December 31, 2006 and 2005.


                                    Page A-35

A reconciliation between total federal income tax and the amount computed through the use of the federal statutory tax rate for the years ended is as follows:

In thousands of dollars                     2006     2005     2004
-----------------------                    ------   ------   ------
Income taxes at statutory rate of 34%      $4,213   $3,912   $3,608
Non-taxable income, net of nondeductible
   interest expense                          (479)    (427)    (387)
Income on non-taxable bank owned life
   insurance                                 (139)    (135)    (151)
Affordable housing credit                    (188)    (184)    (132)
Other                                          13       15       22
                                           ------   ------   ------
Total federal income tax                   $3,420   $3,181   $2,960
                                           ======   ======   ======

NOTE 14 - RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Company and the Banks, including their immediate families and companies in which they are principal owners, are clients of the Banks. Loans to these parties did not, in the opinion of Management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of these loans at December 31, 2005 was $46,065,000. During 2006, new and newly reportable loans to such related parties amounted to $13,118,000 and repayments amounted to $21,332,000, resulting in a balance at December 31, 2006 of $37,851,000. Related party deposits totaled $14,577,000 and $13,062,000 at December 31, 2006 and 2005.

NOTE 15 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES

Banking laws and regulations restrict the amount the Banks can transfer to the Company in the form of cash dividends and loans. At December 31, 2006, $21.1 million of retained earnings of the Banks were available for distribution to the Company as dividends without prior regulatory approval. It is not the intent of Management to pay dividends in amounts which would reduce the capital of the Banks to a level below that which is considered prudent by Management and in accordance with the guidelines of regulatory authorities.

NOTE 16 - EMPLOYEE BENEFIT PLANS

EMPLOYEE SAVINGS PLAN

The Company maintains a 401(k) employee savings plan ("plan") which is available to substantially all employees. Individual employees may make contributions to the plan up to 100% of their compensation up to a maximum of $15,000 for 2006 and $14,000 for 2005 and 2004. The Banks offers discretionary matching of funds for a percentage of the employee contribution, plus an amount based on Company earnings. The expense for the plan for 2006, 2005, and 2004 was $974,000, $918,000 and $791,000.

The plan offers employees the option of purchasing Company stock with the match portion of their 401(k) contribution. On that basis 2,193 shares in 2006, 2,356 shares in 2005 and 2,746 shares in 2004 of United Bancorp, Inc. common stock were issued to the 401(k) plan for the benefit of plan participants who so elected Company stock for their match.

DIRECTOR RETAINER STOCK PLAN

The Company maintains a deferred compensation plan designated as the Director Retainer Stock Plan ("Director Plan"). The plan provides eligible directors of the Company and the Banks with a means of deferring payment of retainers and certain fees payable to them for Board service. Under the Director Plan, any retainers or fees elected to be deferred under the plan by an eligible director ultimately will be payable in common stock at the time of payment.


                                    Page A-36

SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN

The Company maintains a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan ("Management Plan"). The Management Plan has essentially the same purposes as the Director Plan discussed above and permits eligible employees of the Company and its affiliates to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of common stock on terms substantially similar to those of the Director Plan.

STOCK OPTIONS

In 2005, Shareholders approved the Company's 2005 Stock Option Plan (the "2005 Plan"), which became effective January 1, 2005. The plan is a non-qualified stock option plan as defined under Internal Revenue Service regulations. Under the plan, directors and management of the Company and subsidiaries are given the right to purchase stock of the Company at the market price at the time the options are granted. The 2005 Plan replaced the 1999 Stock Option Plan ("the 1999 Plan"), under which no more options are to be granted.

The stock subject to the options are shares of authorized and unissued common stock of the Company. As defined in the 2005 Plan, options representing no more than 192,938 shares (adjusted for stock dividends declared) are to be made available to the plan. The options have a three-year vesting period, and with certain exceptions, expire at the end of ten years, or three years after retirement.

The following table summarizes option activity for the 1999 Plan and the 2005 Plan during 2006, 2005 and 2004, adjusted for stock dividends:

                                               2006                       2005                       2004
                                     ------------------------   ------------------------   ------------------------
                                                  Weighted                   Weighted                   Weighted
                                                   Average                    Average                    Average
                                     Options   Exercise Price   Options   Exercise Price   Options   Exercise Price
                                     -------   --------------   -------   --------------   -------   --------------
Balance, January 1                   127,192       $51.92       111,326        $43.57      112,899        $39.38
Options granted                       29,525        57.72        56,175         60.84       25,824         54.42
Options exercised                     (6,394)       42.98       (38,013)        40.59      (27,397)        36.51
Options forfeited                     (6,830)       58.62        (2,296)        53.05           --            --
                                     -------       ------       -------        ------      -------        ------
Balance, December 31                 143,493       $53.19       127,192        $51.92      111,326        $43.57
                                     =======       ======       =======        ======      =======        ======
Options exercisable at year-end       73,467       $47.79        45,624        $41.47       58,589        $38.44
Weighted average fair value of
   options granted during the year                 $ 7.11                      $ 6.47                     $ 4.95

The following table provides information regarding stock options under the 2005 Plan at December 31, 2006:

                                          Options Outstanding                      Options Exercisable
                           ------------------------------------------------   ----------------------------
                                              Weighted          Weighted                       Weighted
                              Number     Average Remaining       Average         Number         Average
Range of Exercise Prices   Outstanding    Contractual Life   Exercise Price   Exercisable   Exercise Price
------------------------   -----------   -----------------   --------------   -----------   --------------
$34.11 to $64.29             143,493         7.14 Years         $53.19           73,467         $47.79

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                            2006       2005        2004
                          -------    -------     -------
Dividend yield               2.45%      2.08%       2.15%
Expected life             5 years    5 years     5 years
Expected volatility         10.17%      8.67%       8.88%
Risk-free interest rate      4.36%      3.64%       3.05%


                                    Page A-37

A summary of the status of the Company's nonvested shares as of December 31, 2006 and 2005, and changes during the years then ended, is presented below:

                                2006                   2005
                       --------------------   --------------------
                                  Weighted               Weighted
                                   Average                Average
                       Options   Fair Value   Options   Fair Value
                       -------   ----------   -------   ----------
Balance, January 1      81,569      $5.76      52,738      $4.20
Options granted         29,525       7.05      56,175       6.42
Options vested         (34,237)      5.27     (25,048)      4.04
Options forfeited       (6,830)      6.41      (2,296)      4.85
                        ------      -----      ------      -----
Balance, December 31    70,027      $6.48      81,569      $5.76
                        ======      =====      ======      =====

The Company has recorded approximately $222,000 in compensation expense related to vested stock options less estimated forfeitures for the twelve month period ended December 31, 2006. As of December 31, 2006, unrecognized compensation expense related to the stock options totaled $244,000 and is expected to be recognized over 3 years. The total fair value of shares vested during the years ended December 31, 2006, 2005 and 2004 was $180,000, $101,000 and $102,000,
respectively'.

At December 31, 2006, the aggregate intrinsic value of options outstanding totaled $213,000. This value represents the difference between the Company's closing stock price on the last day of trading for 2006 and the exercise price multiplied by the number of in-the-money options assuming all option holders had exercised their stock options on December 31, 2006.

The aggregate intrinsic value of stock options exercised during 2006 was $79,000. Exercise of options during this same period resulted in cash receipts of $60,000 and the Company recognized a tax benefit of approximately $28,000 on the exercise of these options and has been recorded as an increase in equity.

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair value of principal financial assets and liabilities were as follows:

As of December 31,                          2006                     2005
                                   ----------------------   ----------------------
                                    Carrying                 Carrying
In thousands of dollars              Value     Fair Value     Value     Fair Value
-----------------------            ---------   ----------   ---------   ----------
Financial Assets
   Cash and cash equivalents       $  21,376    $  21,376   $  20,416    $  20,416
   Securities available for sale      95,811       95,811     103,432      103,432
   Net loans                         593,914      591,045     551,751      547,876
   Accrued interest receivable         4,523        4,523       3,521        3,521

Financial Liabilities
   Total deposits                  $(628,002)   $(628,945)  $(590,652)   $(592,810)
   Short term borrowings                 (77)         (77)     (6,376)      (6,376)
   Other borrowings                  (40,945)     (40,656)    (42,228)     (41,848)
   Accrued interest payable            1,952        1,952       1,337        1,337

Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Company. Changes in the following methodologies and assumptions could significantly affect the estimated fair value:


                                    Page A-38

Cash and cash equivalents, accrued interest receivable and accrued interest payable - Due to the short periods to maturity, the carrying amounts are reasonable estimates of the fair values of these instruments at the respective balance sheet dates.

Securities available for sale - Fair values for securities available for sale are based on quoted market prices, if available. If quoted values are not available, the estimated fair value is determined by using quoted market prices for similar securities.

Net loans - The carrying amount is a reasonable estimate of fair value for personal loans for which rates adjust quarterly or more frequently, and for business and tax exempt loans which are prime related and for which rates adjust immediately or quarterly. The fair value for residential mortgage loans which are held for sale on the secondary market is the price offered by the secondary market purchaser. The fair value of all other loans is estimated by discounting future cash flows using current rates for loans with similar characteristics and maturities. The allowance for loan losses is considered to be a reasonable estimate of discount for credit quality concerns.

Total deposits - With the exception of certificates of deposit, the carrying value is deemed to be the fair value due to the demand nature of the deposits. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the current rates paid on certificates of deposit with similar maturities.

Short term borrowings - The carrying value is a reasonable approximation of fair value.

Other borrowings - The fair value is estimated by discounting future cash flows using current rates on advances with similar maturities.

Off-balance-sheet financial instruments - Commitments to extend credit, standby letters of credit and undisbursed loans are deemed to have no material fair value as such commitments are generally fulfilled at current market rates.

NOTE 18 - REGULATORY CAPITAL REQUIREMENTS

The Company and Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets.

The Company and the Banks were categorized as well-capitalized at year end 2006 and 2005 by their regulators. Management is not aware of any conditions or events that have occurred since year end that would change this classification. The following table shows the Company's and the Banks' capital ratios and the Company's amounts compared to regulatory requirements at year end, and the amounts by which the Company's capital, on a consolidated basis, exceeds regulatory requirements. Dollars are shown in thousands of dollars where appropriate.


                                    Page A-39

                                                                Tier I Capital to:
                                                             -----------------------   Total Capital to
                                                             Average   Risk Weighted     Risk Weighted
                                                              Assets       Assets           Assets
                                                             -------   -------------   ----------------
Regulatory Minimum for Capital Adequacy (1)                      4.0%         4.0%              8.0%
Regulatory Minimum to be Well Capitalized (2)                    5.0%         6.0%             10.0%

As of December 31, 2006
   United Bancorp, Inc. (consolidated)                           9.8%        11.6%             12.9%
   United Bank & Trust                                           9.1%        12.0%             13.4%
   United Bank & Trust -- Washtenaw                              9.5%         9.9%             11.1%
   United Bancorp, Inc. consolidated equity                  $70,999      $70,999           $78,848
   Regulatory requirement for minimum capital adequacy (1)    29,199       24,497            48,994
                                                             -------      -------           -------
      Capital in excess of regulatory minimums                41,800      $46,502           $29,854
                                                             =======      =======           =======

As of December 31, 2005
   United Bancorp, Inc. (consolidated)                           9.4%        11.1%             12.2%
   United Bank & Trust                                           8.6%        11.4%             12.5%
   United Bank & Trust -- Washtenaw                              9.1%         9.8%             10.8%
   United Bancorp, Inc. consolidated equity                  $64,422      $64,422           $70,783
   Regulatory requirement for minimum capital adequacy (1)    27,581       23,133            46,267
                                                             -------      -------           -------
      Capital in excess of regulatory minimums                36,841      $41,289           $24,516
                                                             =======      =======           =======

(1) Represents minimum required to be considered adequately capitalized under Federal regulatory requirements.

(2) Represents minimum required to be considered well-capitalized under Federal regulatory prompt corrective action provisions.

NOTE 19 - EARNINGS PER SHARE

A reconciliation of basic and diluted earnings per share follows:

In thousands of dollars, except per share data        2006         2005         2004
----------------------------------------------     ----------   ----------   ----------
Net income                                         $    8,972   $    8,324   $    7,653
Basic earnings per share:
   Weighted average common shares outstanding       2,623,469    2,614,069    2,593,462
   Weighted average contingently issuable shares       27,960       27,102       23,791
                                                   ----------   ----------   ----------
                                                    2,651,429    2,641,171    2,617,253
      Basic earnings per share                     $     3.38   $     3.15   $     2.92
                                                   ----------   ----------   ----------
Diluted earnings per share:
   Weighted average common shares outstanding
      from basic earnings per share                 2,651,429    2,641,171    2,617,253
   Dilutive effect of stock options                        --       16,502       19,871
                                                   ----------   ----------   ----------
                                                    2,651,429    2,657,673    2,637,124
      Diluted earnings per share                   $     3.38   $     3.13   $     2.90
                                                   ==========   ==========   ==========

Stock options for 100,196 and 1,000 shares of common stock were not considered in computing diluted earnings per share for 2006 and 2005 because they were not dilutive. No options were excluded from the computation in 2004, as all options were dilutive.


                                    Page A-40

NOTE 20 - OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related taxes were as follows:

In thousands of dollars                                      2006    2005    2004
-----------------------                                      ----   -----   -----
Unrealized gains (losses) on securities available for sale   $523   $(559)  $(758)
Reclassification for realized amount included in income        12      (1)    (29)
                                                             ----   -----   -----
Other comprehensive income (loss), before tax effect          511    (558)   (729)
Tax expense (benefit)                                         174    (190)   (248)
                                                             ----   -----   -----
Other comprehensive income (loss)                            $337   $(368)  $(481)
                                                             ====   =====   =====

NOTE 21 - PARENT COMPANY ONLY FINANCIAL INFORMATION

The condensed financial information for United Bancorp, Inc. is summarized below.

                                                December 31,
CONDENSED BALANCE SHEETS                     -----------------
In thousands of dollars                        2006      2005
------------------------                     -------   -------
ASSETS
Cash and cash equivalents                    $   715   $ 1,157
Investment in subsidiaries                    72,012    65,333
Other assets                                   3,351     3,361
                                             -------   -------
TOTAL ASSETS                                 $76,078   $69,851
                                             =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities                                  $ 1,542   $ 2,229
Shareholders' equity                          74,536    67,622
                                             -------   -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $76,078   $69,851
                                             =======   =======

                                                             For the years ended December 31,
CONDENSED STATEMENTS OF INCOME                               --------------------------------
In thousands of dollars                                           2006      2005     2004
------------------------------                                  -------   -------   ------
INCOME
Dividends from subsidiaries                                     $ 4,425   $ 6,775   $4,325
Other income                                                      7,991     6,758       11
                                                                -------   -------   ------
TOTAL INCOME                                                     12,416    13,533    4,336
TOTAL NONINTEREST EXPENSE                                         8,418     7,125      231
                                                                -------   -------   ------
Income before undistributed net income of subsidiaries
   and income taxes                                               3,998     6,408    4,105
Income tax benefit                                                 (141)     (121)     (75)
                                                                -------   -------   ------
Net income before undistributed net income of subsidiaries        4,139     6,529    4,180
Equity in undistributed (excess distributed) net income
   of subsidiaries                                                4,833     1,795    3,473
                                                                -------   -------   ------
NET INCOME                                                        8,972     8,324    7,653
Net change in unrealized gains on securities available
   for sale                                                         337      (368)    (481)
Other comprehensive income (loss)                                   337      (368)    (481)
                                                                -------   -------   ------
COMPREHENSIVE INCOME                                            $ 9,309   $ 7,956   $7,172
                                                                =======   =======   ======


                                   Page A-41

                                                             For the years ended December 31,
CONDENSED STATEMENTS OF CASH FLOWS                           --------------------------------
In thousands of dollars                                          2006      2005     2004
----------------------------------                             -------   -------   ------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                     $ 8,972   $ 8,324   $ 7,653

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   FROM OPERATING ACTIVITIES
(Undistributed) excess distributed net income of
   subsidiaries                                                 (4,833)   (1,795)   (3,473)
Change in other assets                                            (232)    2,571    (1,858)
Change in other liabilities                                        236       418        19
                                                               -------   -------   -------
Total adjustments                                               (4,829)    1,194    (5,312)
                                                               -------   -------   -------
Net cash from operating activities                               4,143     9,518     2,341
                                                               -------   -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale                           --        --      (181)
Investments in subsidiaries                                     (1,500)   (3,900)       --
Net premises and equipment expenditures                            233    (2,008)       --
                                                               -------   -------   -------
Net cash from investing activities                              (1,267)   (5,908)     (181)
                                                               -------   -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock transactions                            499       987       880
Dividends paid                                                  (3,817)   (3,447)   (3,143)
                                                               -------   -------   -------
Net cash from financing activities                              (3,318)   (2,460)   (2,263)
                                                               -------   -------   -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                           (442)    1,150      (103)
Cash and cash equivalents at beginning of year                   1,157         7       110
                                                               -------   -------   -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                       $   715   $ 1,157   $     7
                                                               =======   =======   =======

NOTE 22 - QUARTERLY FINANCIAL DATA (UNAUDITED)
Quarterly financial information is summarized below.

                                                              Earnings
                                         Net                 Per Share
In thousands of dollars,   Interest   Interest     Net    ---------------
except per share data       Income     Income    Income   Basic   Diluted
------------------------   --------   --------   ------   -----   -------
2006
   First Quarter            $11,031    $ 7,203   $2,145   $0.81    $0.81
   Second Quarter            11,484      7,199    2,184    0.82     0.82
   Third Quarter             12,167      7,428    2,446    0.92     0.92
   Fourth Quarter            12,374      7,424    2,197    0.83     0.83
                            -------    -------   ------   -----    -----
   Full Year                $47,056    $29,254   $8,972   $3.38    $3.38
                            =======    =======   ======   =====    =====
2005
   First Quarter            $ 8,683    $ 6,145   $1,784   $0.68    $0.67
   Second Quarter             9,401      6,524    1,957    0.74     0.74
   Third Quarter              9,999      6,710    2,264    0.86     0.86
   Fourth Quarter            10,566      6,984    2,319    0.87     0.86
                            -------    -------   ------   -----    -----
   Full Year                $38,649    $26,363   $8,324   $3.15    $3.13
                            =======    =======   ======   =====    =====


                                   Page A-42

                                  ATTACHMENT B
                              UNITED BANCORP, INC.
                             AUDIT COMMITTEE CHARTER
                                DECEMBER 12, 2006

The Audit Committee Charter (the "Charter") governs the operations of the Audit Committee of United Bancorp, Inc. (the "Company") and its subsidiaries. At least annually, the Audit Committee (the "Committee") shall review and reassess the adequacy of the Charter and recommend any proposed changes to the Board of Directors for approval.

PURPOSE

The Committee is appointed by the Board of Directors of United Bancorp, Inc. (the "Board") to assist the Board in its oversight responsibilities for the financial reporting process, the system of internal control, the Company's internal audit process, the independent registered public auditors' qualifications and independence, the performance of the independent registered public auditors, and the Company's process for monitoring compliance with ethics policies and legal and regulatory requirements.

AUTHORITY

In discharging its oversight role, the Committee shall have the authority to conduct or authorize any investigation appropriate to fulfilling its responsibilities, and shall have full access to all records, facilities and personnel of the Company, as well as, the independent registered public auditors. It is empowered to:

     1. Appoint, terminate, compensate, and oversee the work of any independent registered public accounting firm employed by the Company.

     2. Review and mediate any disagreements between management and the public auditors regarding financial reporting.

     3.   Pre-approve all auditing and permitted non-auditing services.

     4. Retain independent counsel, accountants or others to advise the Committee or assist in the conduct of an investigation.

     5.   Seek any information it requires from employees or external parties.

     6. Meet with Company management, external auditors, internal auditors or outside counsel, as the Committee deems necessary.

The Company shall provide for (a) appropriate funding, as determined by the Committee, for payment of compensation to (i) the independent registered public auditors for the purpose of rendering or issuing an audit report or performing other audit review or audit services and (ii) any advisors or counsel employed by the Committee, and (b) the ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

COMPOSITION

The Committee shall be comprised of at least three Board members, each of whom is a Director of the Company and is independent of management and the Company. Each member of the Committee shall meet the independence requirements of the rules and regulations of the Securities and Exchange Commission (SEC) and the NASDAQ stock exchange listing standards. In addition, all members of the Committee must meet the applicable independence and


                                    Page B-1
experience requirements of the Federal Deposit Insurance Act, as amended, and applicable rules and regulations thereunder.

All Committee members shall be financially literate, as such qualification is interpreted by the Board in its business judgment, and be able to read and understand fundamental financial statements, and at least one member of the Committee must qualify as "audit committee financial expert," as defined by the rules of the SEC and as determined by the Board, including someone with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Also, he/she shall have experience with internal accounting controls and an understanding of audit committee functions.

Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

Annually, at the February Committee meeting, the Committee will elect a chairperson whose term will begin with the May Committee meeting.

MEETINGS

The Committee shall meet as often as it deems advisable, but not less frequently than quarterly. All Committee members are expected to attend each meeting. The Committee shall periodically meet in executive session and will also meet with management, the internal auditors, and the independent registered public auditors in separate executive sessions to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent registered public auditors to meet privately with members of the Committee. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials.

DUTIES AND RESPONSIBILITIES

While the Committee has the responsibilities and powers set forth in this Charter, the Committee's responsibilities are principally of an oversight nature. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. The Committee recognizes that financial management, including any internal audit staff and/or persons performing similar functions, as well as the independent registered public auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members. Furthermore, it is recognized that the members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, including ensuring that the financial statements are accurate, complete, and stated in accordance with GAAP and, together with the other financial information included in the Company's public disclosures, fairly present the financial condition, results of operations, and cash flows of the Company. Management is also responsible for the Company's financial reporting process, accounting policies, internal audit function, internal control over


                                    Page B-2
financial reporting and disclosure controls and procedures. The independent registered public auditors are responsible for planning and conducting an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with GAAP, reviewing the Company's quarterly financial statements and preparing an attestation report on management's assessment of the Company's internal control over financial reporting.

The following shall be the principal duties and responsibilities of the
Committee:

INDEPENDENT REGISTERED PUBLIC AUDITORS

     The Committee shall:

     1. In its capacity as a committee of the Board of Directors be directly responsible for the appointment, compensation, termination and oversight of the independent registered public auditors. The independent registered public accounting firm shall report directly to the Committee.

     2. Review, and if such services are appropriate in the discretion of the Committee, pre-approve all audit and permitted non-audit services provided by the independent registered public auditors.

     3. Assess the independence of the independent registered public auditors. At least annually, the Committee shall require the independent registered public auditors to provide a formal written statement, consistent with the Independence Standards Board Standard No. 1, delineating all relationships the independent registered public auditors have with the Company. The Committee shall discuss with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors including consideration of non-audit services provided by the independent registered public auditors and the fees paid for such services.

     4. Set clear hiring policies for the Company and its subsidiaries regarding employees or former employees of the independent registered public auditors.

     5. Annually, obtain and review a report by the independent registered public audit firm regarding the following: (1) its internal quality control procedures; (2) any material issues raised in internal quality control reviews, or peer reviews, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities (within the preceding five years), respecting one or more independent audits carried out by the firm; (3) any steps taken to deal with any such issues; and (4) all relationships between the independent registered public accountants and the Company.

     6. Review and discuss the proposed scope and general approach of their audit plan. Discuss the accounting treatments, policies and practices used by the independent registered public auditors and alternatives to same within GAAP that have been discussed with management; discuss communications between management and the independent auditors.

     7. In consultation with management, the internal auditor, and the independent registered public auditors, assesses the integrity of the Company's financial reporting processes and controls including the system of internal control and the procedures for financial reporting and disclosure.


                                    Page B-3

     8. Require the rotation of the independent registered public auditors' lead or concurring partner every five (5) years and every other partner every seven (7) years.

     9.   Obtain assurance from the independent registered public auditors that
          Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

     10. Review and discuss with independent registered public auditors any reports or disclosures of insider and affiliated party transactions.

INTERNAL AUDIT

     1. Ratify the appointment, replacement, reassignment or dismissal of the Internal Auditor.

     2. Oversee the internal audit function and provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

     3. Review with Internal Auditor, the internal audit function, the internal auditors' budget, staffing, and reporting obligations, the proposed audit plan for the coming year, the coordination of that proposed audit plan with the Company's independent registered public auditors, the results of the internal audit and a specific review of any significant issues.

REVIEW AND DISCUSSION PROCEDURES

     1. Discuss with the independent registered public auditors the matters required to be discussed by Statement on Auditing Standard No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work and management's response, and any restrictions on the scope of activities or access to requested information.

     2. Obtain and review regular reports from the independent registered public auditors on the critical accounting policies and practices of the Company and all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, any ramifications of such alternative treatments, and the auditors' preferred treatment.

     3. Review with the independent registered public auditors any audit problems or difficulties including resolution of disagreements between management and the auditors regarding financial reporting and management's responses. The Committee shall have final authority to resolve disagreements between management and the independent registered public auditors regarding financial reporting.

     4. Review with management and internal audit any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the standards adopted as a code of conduct for the Company and its subsidiaries.

     5. Quarterly, prior to the filing of the Form 10-Q, discuss with the independent registered public auditors' their quarterly SAS No. 100 review of the financial statements. If any concerns are discovered during the independent registered public auditors' quarterly review the independent registered public auditors shall disclose this information through direct communication to the Committee (or an appointed representative). The Committee shall review and discuss these issues with the independent registered public auditors and


                                    Page B-4
          management. A report of this communication shall be included in the minutes of the next scheduled meeting of the audit Committee.

     6. Review and discuss earnings press releases, including the use of "pro-forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies, prior to their release to the public. These discussions may be done generally (i.e., discussions of the types of information to be disclosed and the type of presentation to be made).

     7. Review management's assessment of the effectiveness of the internal controls as of the end of the most recent fiscal year and the independent registered public auditors' report concerning its review of management's assessment of the Company's internal controls, control structure and material weaknesses.

     8. Review and discuss with management and the independent registered public auditors, the annual financial statements and related footnotes and the independent registered public auditors' audit of and report on the financial statements and also the annual Form 10-K filing with the Securities and Exchange Commission and whether the information in the filing is consistent with the information in the financial statements.

     9. Review with management and the independent registered public auditors other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

     10. Review any other material written communications between the independent registered public auditors and management, such as any management letter or schedule or unadjusted differences.

     11. Review with management, internal audit, and risk management, all legal and regulatory matters that may have a material effect on the Company's financial statements, including significant issues concerning litigation, contingencies, claims, or assessments.

     12. Review with management and internal audit, the results of regulatory examinations of the Company and its subsidiaries and management's responses to such reports.

     13. Meet with the Chief Executive Officer and the Chief Financial Officer to discuss officer certification issues and (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report data and have identified for the issuer's independent registered public auditors any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

OTHER COMMITTEE RESPONSIBILITIES

     1. Prepare the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     2. Recommend to the Board of Directors that the audited financial statements be included in the Form 10-K.

     3. In compliance with section 301 of the Sarbanes-Oxley Act of 2002, the Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the


                                    Page B-5
          confidential, anonymous submissions by employees of questionable accounting or auditing matters.

     4. Annually, review and assess the adequacy of the Audit Committee Charter and recommend changes to the Board for approval.

     5. Annually, perform a comprehensive self-evaluation of the effectiveness of the Committee.

     6. Based on the recommendations of management, internal audit, and its own observations, the Committee may periodically engage an external CPA firm (must be a separate firm, NOT the firm providing financial statement audit services for the Company) to complete special or co-sourced audits for the Company.

     7. Regularly report to the Board of Directors about committee activities, and related recommendations.

     GENERAL

     In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

          (a) One or more officers or employees of the Company whom the Committee members in good faith believe to be reliable and competent in the matters presented;

          (b) Counsel, the outside auditor, or other persons as to matters which the Committee member in good faith believes to be within the professional or expert competence of such person; or

          (c) Another committee of the Board as to matters within its designated authority, which committee the Committee member in good faith believes to merit confidence.


                                    Page B-6

                                  ATTACHMENT C
                              UNITED BANCORP, INC.
                   COMPENSATION & GOVERNANCE COMMITTEE CHARTER
                            REVISED JANUARY 22, 2007

                               STATEMENT OF POLICY

The Compensation Committee of United Bancorp, Inc. addresses matters relating to employment, compensation, and management performance, while maintaining appropriate interaction with its subsidiary bank boards.

                                   MEMBERSHIP

Members of the Compensation Committee will be selected annually by the United Bancorp, Inc. Board of Directors. The Committee shall consist of at least three members. Additionally, no director may serve on the Committee unless he or she is "independent" under the Nasdaq rules, a "Non-Employee Director" as set forth in Rule 16b-3 of the Securities Exchange Act of 1934 and meets the definition of an "outside director" for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended. Members of the Committee shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as Chairman. The Committee shall hold meetings (in person or by telephone conference) as necessary, but at least four times per year. The Committee will meet from time to time in executive sessions without management participation.

Except to the extent prohibited by exchange or Nasdaq rules (if applicable) and state law, the Committee may delegate its authority to subcommittees when it deems appropriate and in the best interests of the Company.

                       POWERS, DUTIES AND RESPONSIBILITIES

1. Evaluates the effectiveness of United Bancorp's key executive officers (the Management Committee) and appropriate management continuity, including a succession plan for the chief executive officer and other members of the Management Committee.

2. Evaluates the performance of the chief executive officer and reviews and recommends to the Board of Directors the chief executive officer's compensation.

3. Receives input from the chief executive officer regarding compensation for other Management Committee members, and based on established guidelines and procedures, recommends their approval to the Board of Directors.

4. Annually, reviews and approves corporate goals and objectives of United Bancorp's compensation programs.

5. Monitors the overall soundness and effectiveness of officer and employee compensation and benefit programs.

6. Oversees selection of outside consultants to review the compensation program as appropriate.

7. Monitors the overall soundness and effectiveness of employment-related policies and practices, including diversity and leadership development, and provides advice and counsel regarding human resources strategy.


                                    Page C-1

8. Functions as the administrative committee under the 1999 Stock Option Plan and 2005 Stock Option Plan of United Bancorp, Inc. and determines the appropriate number of options to be granted each year and the distribution of those options amongst eligible executives.

9. At least annually reviews and approves the target return on equity and/or other applicable targets to be used in the Management Committee Incentive Compensation Plan, 401(k) Plan, Stockholder Bonus Plan or other benefit plan.

10. Considers and makes recommendations to the Board of Directors regarding the selection and retention of all key executive officers of United Bancorp, Inc. and other officers as appropriate.

11. Reviews the compensation of directors, reviews and provides counsel on board committee structure, and proposes new directors or responds to director candidates proposed by other directors or by shareholders (pursuant to procedures set forth in United Bancorp's bylaws).

12. Annually, evaluates the members of the board of directors, compensation and audit & compliance committees with regard to independence, and makes a determination that the independence rules of the SEC and Nasdaq are met, with the full board of directors to ratify this action.

13. Annually, reviews and discusses with Management, the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on said discussion, recommends to the Board of Directors that the Compensation and Discussion and Analysis be included in United Bancorp's annual report on Form 10-K, proxy statement or information statement. The foregoing shall be disclosed in such annual report or Form 10-K, proxy statement or information statement under the caption "Compensation Committee Report" and the names of each member of the Compensation & Governance Committee shall appear below such disclosure.

14. Reviews and approves all related party transactions for potential conflicts of interest. To the extent such transactions are ongoing business relationships with United Bancorp, Inc. and its subsidiaries, such transactions shall be reviewed annually and such relationships shall be on terms not materially less favorable than would be usual and customary in similar transactions between unrelated persons dealing at arm's length. Related party transactions are those involving United Bancorp, Inc. and its subsidiaries, which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.


                                    Page C-2

                                  ATTACHMENT D
                            CERTIFICATE OF AMENDMENT
                      TO RESTATED ARTICLES OF INCORPORATION

Article III of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   ARTICLE III

The aggregate number of shares of common stock, no par value, which the Company will have authority to issue is ten million shares. Such shares have full voting rights and powers and all other rights and powers and no qualifications, limitations or restrictions.


                                    Page D-1

                                  ATTACHMENT E
                              UNITED BANCORP, INC.
                              AMENDED AND RESTATED
                          DIRECTOR RETAINER STOCK PLAN
                                JANUARY 22, 2007

1 -- PURPOSE

     The purpose of this Director Retainer Stock Plan is to provide Eligible Directors with a means of deferring payment of retainers and board meeting fees payable to them in the future as a result of serving as a director of the Company and/or its subsidiary Banks, while at the same time expressing their commitment to the Company by subjecting such deferred retainers and fees to the stock market performance of the common stock of the Company.

2 -- DEFINITIONS

     As used in the Plan, the following terms have the following respective meanings:

     "Bank" means a subsidiary bank of the Company.

     "Board" means the Board of Directors of the Company.

     "Committee" has the meaning given in Section 3 hereof.

     "Company" means United Bancorp, Inc., a Michigan corporation, and any successor thereof.

     "Determination Date" means, for each Participating Director, the earliest date on which, due to death, disability, or any other reason whatsoever, such Participating Director is neither a Director of the Company, nor a Director of the Bank.

     "Eligible Director" means, for any relevant time, each individual who at that time is a Director of the Company and/or the Bank and is not also an employee of the Company or any subsidiary of the Company.

     "Exchange" means national securities exchanges, including for this purpose the Nasdaq National Market" or the OTC Bulletin Board, if applicable.

     "Market Price" means, for any given date: (i) if the Shares are then listed for trading on one or more Exchanges, the closing price for a Share on the principal such Exchange on the date in question (or, if no Shares traded on such Exchange on such date, the next preceding date on which such trading occurred);
(ii) if (i) is inapplicable but bid and asked prices for Shares are quoted through such Exchange, the average of the highest bid and lowest asked prices so quoted for a Share on the date in question (or, if no prices for Shares were quoted on that date, the next preceding date on which they were quoted); (iii) if (i) and (ii) are inapplicable but bid and asked prices for Shares are otherwise quoted by one or more broker-dealers known to the Company to be making a market in the Shares, the average of the highest bid and lowest asked prices so quoted on the date in question (or, if no prices were quoted on that date, the next preceding date on which they were quoted); and (iv) if all of the foregoing are inapplicable, the fair market value of a Share on the date in question as determined in good faith by the Committee.

     "Nasdaq" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Participating Director" means an individual who, while an Eligible Director, has elected to participate in the Plan as contemplated by Section 5.1 hereof.


                                   Page E-1

     "Participation Election" has the meaning given in Section 5.1 hereof.

     "Plan" means this Director Retainer Stock Plan.

     "Reserve Account" has the meaning given in Section 6.1 hereof.

     "Retainer" means the entire amount payable to a Participating Director for serving as a director of the Company and/or the Bank during a given period, including amounts payable for attendance during such period at meetings of the Board or of the board of directors of the Bank, but excluding any amounts payable for serving on or as chair of any committee of either board and excluding any amounts payable for reimbursement of expenses.

     "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 (or any successor rule or regulation), as in effect and applicable to the Company at a given time.

     "Shares" means shares of the no par value common stock of the Company, or such other securities or other property as hereafter may become issuable to a Participating Director in lieu of shares of such stock pursuant to an adjustment made under Section 9 hereof.

3 -- ADMINISTRATION

     The Plan shall be administered by a committee of the Board (the "Committee") consisting of the Chief Executive Officer of the Company (or, if the Chief Executive Officer is a not a member of the Board at a given time, consisting of all members of the Board who are not Eligible Directors). To the extent consistent with the terms of the Plan, the Committee shall have the power to interpret any Plan provision, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations that it deems necessary or advisable to administer the Plan. The Committee may appoint such agents to assist in administration of the Plan, other than Eligible Directors, as the Committee deems appropriate.

4 -- SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 9 hereof, no more than 75,000 Shares in the aggregate may be issued pursuant to the Plan. There shall at all times be reserved for issuance under the Plan from the authorized and unissued Shares a number of Shares equal to the maximum number that in future may be issued under the Plan.

5 -- ELECTION PROCEDURES

     5.1 INITIAL ELECTIONS. After the Plan becomes effective, an Eligible Director may elect to defer payment of all or a portion of his or her future Retainer by executing and delivering to the Secretary of the Company (or such other officer of the Company as the Committee hereafter may designate) a written election to participate in the Plan (a "Participation Election"), identifying (as a multiple of 10%) the percentage of the director's Retainer elected to be deferred and otherwise in such form as the Committee shall have approved. If a Participation Election is executed and delivered by an Eligible Director no later than 30 days after the Plan becomes effective (or, for an individual who later becomes an Eligible Director, no later than 30 days after he or she became eligible), the director's election shall be given effect commencing as of the next calendar quarter after delivery of the Participation Election or, if later, the date specified in the Participation Election. If a Participation Election is executed and delivered by an Eligible Director after the 30 day period applicable to such director, the director's election shall be given effect commencing as of the next calendar year after delivery of the Participation Election or, if later, the date specified therein.


                                    Page E-2

     5.2 CHANGES IN ELECTIONS. An Eligible Director who has become a Participating Director by complying with the procedures set forth above thereafter may increase or decrease the percentage of his or her Retainer to be deferred or may terminate future deferrals by executing and delivering to the Secretary or other designated officer another Participation Election reflecting such increase, decrease, or termination. However, the change reflected in such other Participation Election shall not be given effect until the next calendar year after it is delivered or, if later, the date specified therein.

6 -- RESERVE ACCOUNTS

     6.1 ESTABLISHMENT OF ACCOUNTS. For each Participating Director, the Company shall establish and maintain a bookkeeping account (a "Reserve Account") in which all units allocable to the Participating Director due to his or her participation in the Plan shall be credited.

     6.2 CREDITS TO ACCOUNTS FOR DEFERRED RETAINERS. Whenever a portion of his or her Retainer is earned by a Participating Director, the cash amount payable shall be reduced by the percentage of such amount which the Participating Director has elected to defer pursuant to his or her Participation Election then in effect, and there shall be credited to the Participating Director's Reserve Account a number (to four decimal places) of units that is equal to the amount by which the Participating Director's cash payment has been reduced, divided by the Market Price as of the cash payment date. For this purpose, portions of a Retainer attributable to meeting attendance shall be deemed earned as meetings are attended, and one quarter of the remainder of a Retainer for any calendar year shall be deemed earned as of the first business day of each calendar quarter.

     6.3 CREDITS FOR CASH DIVIDENDS OR DISTRIBUTIONS. On the payment date for any cash dividend or other cash distribution declared upon the Shares, there shall be credited to each Participating Director's Reserve Account that number (to four decimal places) of units that is equal to the total of units which on the related record date were in the Participating Director's Reserve Account, multiplied by the per Share cash dividend or other distribution, and divided by the Market Price on such payment date.

     6.4 REPORTS CONCERNING ACCOUNTS. In January of each year, the Company shall provide each Participating Director with a report of his or her Reserve Account balance as of the end of the preceding year.

7 -- PAYMENT OF ACCOUNT VALUES

     7.1 GENERAL. Subject to the provisions of Sections 7.2 and 7.3, on or within 30 days after a Participating Director's Determination Date, the Company shall issue and deliver to the Participating Director that number of Shares which equals the number of whole units credited to his or her Reserve Account as of the Determination Date and shall pay to the Participating Director in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the Reserve Account as of the Determination Date and the number of Shares being distributed, multiplied by the Market Price as of the Determination Date. If, on the date such Shares are issued and/or such payment is made, any cash dividend or other cash distribution has been declared upon the Shares with a record date earlier than the issuance date but after the Determination Date, then the Company also shall pay to the Participating Director in cash an amount equal to the total number of units in his or her Reserve Account on the Determination Date multiplied by the per Share cash dividend or distribution.

     7.2 EFFECT OF PLAN LIMITS ON SHARES. In any case in which the distribution of Shares to a Participating Director in accordance with Section 7.1 would be impermissible due to the Plan's


                                    Page E-3
limits on available Shares (after taking into account any then pending distribution to be made to any other Participating Director having an earlier Determination Date), the number of Shares to be issued to the affected Participating Director shall be reduced to the maximum number of Shares then permissible under such limits (or, if more than one Participating Director having the same Determination Date is affected, the highest whole number determined by multiplying the maximum number of Shares then available by a fraction the numerator of which is the Determination Date number of units in his or her Reserve Account and the denominator of which is the aggregate Determination Date number of units in the affected Participating Directors' Reserve Accounts), and the remaining value of his or her Reserve Account (or, if necessary, the entire value of such account) shall be determined in accordance with Section 7.1 and shall be payable in cash.

     7.3 DISTRIBUTION IN CASE OF DEATH OR MENTAL INCAPACITY. If a Participating Director's Determination Date occurs due to death, or if he or she dies prior to delivery of Shares and any cash required to be delivered pursuant to the Plan, the Shares deliverable shall be issued in the name of, and such Shares and any cash required to be delivered under the Plan shall be delivered to, the beneficiary or beneficiaries designated in the Participating Director's then most recent Participation Election, or, if no beneficiary has been designated, the legally appointed personal representative of the Participating Director's estate. If no such representative is appointed by the time delivery is due, then the Company shall hold the items to be delivered until appointment occurs or proper claim for such items otherwise is made of the Company by the person or persons entitled thereto. If the Company is notified that a Participating Director has been adjudicated mentally incompetent as of the time Shares and any cash deliverable under the Plan are to be delivered to the Participating Director, or if it otherwise is demonstrated to the satisfaction of the Company that such mental incapacity then exists by a person authorized by a durable power of attorney or similar document to attend to the Participating Director's financial affairs, the Shares shall be issued in the name of, and such Shares and any required cash shall be delivered to, the Participating Director's legally appointed guardian or conservator or, if none has been appointed, the holder of such power of attorney or similar document.

8 -- MISCELLANEOUS MATTERS

     8.1 DIRECTOR RIGHTS CONCERNING RESERVE ACCOUNTS. Reserve Accounts are not intended to be and shall not be trust accounts or escrow accounts for the benefit of any Participating Director or other person, nor shall the establishment and maintenance of a Reserve Account in itself afford any Participating Director or other person any right or interest in any asset the Company may determine to earmark or in any Shares reserved for future payment of benefits under the Plan. Rather, future benefits payable under the Plan are intended to be unfunded for tax purposes, and the sole right of a Participating Director or beneficiary or other successor in interest thereof with respect to his or Reserve Account shall be the right as an unsecured general creditor of the Company to claim any Shares or cash to which the Participating Director becomes entitled after his or her Determination Date, pursuant to the terms and conditions of the Plan.

     8.2 INALIENABILITY OF RESERVE ACCOUNTS. A Participating Director's right and interest in his or her Reserve Account shall not be subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment, garnishment for the benefit of creditors of the Participating Director, or other transfer whatsoever, other than by will or the laws of descent and distribution.


                                   Page E-4

     8.3 RIGHTS AS HOLDER OF SHARES. A Participating Director shall have no rights as a holder of Shares to be delivered pursuant to the Plan unless and until a certificate evidencing such Shares is issued by the Company.

     8.4 FUTURE TERMS AS A DIRECTOR. Nothing in the Plan or any Participation Election shall obligate any Eligible Director or Participating Director to continue as a director of the Company or the Bank, or to accept any nomination for a future term as such a director, or require the Company to nominate or cause the nomination of any Eligible Director or Participating Director for a future term as a director of the Company or the Bank.

     8.5 WITHHOLDING. The Company shall be entitled to withhold and deduct from any amounts due from the Company to a Participating Director, all legally required amounts necessary to satisfy any Federal, state or local withholding taxes arising directly or indirectly in connection with the Plan or any Participation Election, and the Company may require the Participating Director to remit promptly to the Company the amount of such taxes before taking any future actions with respect to the Participating Director's Reserve Account or Participation Election.

     8.6 APPLICABLE LAW. The Plan and all actions taken under it shall be governed by the internal laws of the State of Michigan.

9 -- ADJUSTMENTS

     In the event of any non-cash dividend or other distribution, or any stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger, consolidation, share exchange, or other like change in the capital or corporate structure of the Company affecting the Shares, there shall be made such adjustment or adjustments (if any) in the number and type of Shares issuable under the Plan and in the numbers of units credited to the Reserve Accounts of Participating Directors as the Board determines to be appropriate in light of such event in order to continue to make available the benefits intended by the Plan, but no adjustment shall be required by reason of any sales of Shares or other Company securities by the Company at any price, whether below, or at or about, Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege, or otherwise.

10 -- DURATION OF THE PLAN

     10.1 EFFECTIVE DATE. The Plan has been adopted by the Board subject to shareholder approval at the Company's 1996 annual meeting of shareholders and shall become effective when, and only when, such approval is obtained.

     10.2 TERMINATION AND AMENDMENT. The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, with or without the approval of shareholders of the Company, except that: (i) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by applicable rules of any securities exchange (including the NASDAQ National Market) on which Company stock is then principally traded, or by Rule 16b-3; (ii) none of the foregoing actions by the Board shall adversely affect the rights of a Participating Director with respect to an effective Participation Election without such Participating Director's consent; and (iii) for so long as may be necessary in order for the Plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the Plan and those provisions affecting the type, extent, and timing of awards under the Plan may not be amended on a frequent basis, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


                                   Page E-5

                                  ATTACHMENT F
                              UNITED BANCORP, INC.
                              AMENDED AND RESTATED
                   SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN
                                JANUARY 22, 2007

1 -- PURPOSE

     1.1 DEFERRED COMPENSATION. The purpose of this Senior Management Bonus Deferral Stock Plan is to provide Eligible Employees with a means of deferring payment of certain bonuses payable to them in the future as a result of serving as an employee of the Company and/or an Affiliated Entity, while at the same time expressing their commitment to the Company by subjecting such deferred payments to the stock market performance of the common stock of the Company.

     1.2 UNFUNDED PLAN. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA.

2 -- DEFINITIONS

     As used in the Plan, the following terms have the following respective meanings:

     "Affiliated Entity" means any corporation, partnership, or other business enterprise in which the Company directly or indirectly has a significant equity interest as determined by generally accepted accounting principles.

     "Board" means the Board of Directors of the Company.

     "Bonus" means, for any given calendar year, the entire amount payable in cash to an Eligible Employee in such year pursuant to the Senior Management Cash Bonus Plan or, if less, the amount payable to the employee pursuant to such plan which equals the Deferral Limit applicable for such calendar year.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" has the meaning given in Section 3 hereof.

     "Company" means United Bancorp, Inc., a Michigan corporation, and any successor thereof.

     "Deferral Limit" means, for any given calendar year, the maximum amount which any person eligible to participate in the Director Plan during the immediately preceding calendar year could elect to defer under that plan for such preceding year.

     "Determination Date" means, for each Participant, the earliest date on which, due to death, disability, or any other reason whatsoever, such Participant is neither an employee of the Company, nor an employee of any Affiliated Entity.

     "Director Plan" means the Director Retainer Stock Plan, as submitted for approval by the shareholders of the Company at its 1996 annual meeting and (provided such approval is obtained) as it thereafter may be amended from time to time.


                                    Page F-1

     "Eligible Employee" means, for any relevant time, each employee of the Company or an Affiliated Entity who at that time is eligible to participate in the Senior Management Cash Bonus Plan.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time.

     "Exchange" means national securities exchanges, including for this purpose the NASDAQ "National Market" or the OTC Bulletin Board, if applicable.

     "Market Price" means, for any given date: (i) if the Shares are then listed for trading on one or more Exchanges, the closing price for a Share on the principal such Exchange on the date in question (or, if no Shares traded on such Exchange on such date, the next preceding date on which such trading occurred);
(ii) if (i) is inapplicable but bid and asked prices for Shares are quoted through such Exchange, the average of the highest bid and lowest asked prices so quoted for a Share on the date in question (or, if no prices for Shares were quoted on that date, the next preceding date on which they were quoted); (iii) if (i) and (ii) are inapplicable but bid and asked prices for Shares are otherwise quoted by one or more broker-dealers known to the Company to be making a market in the Shares, the average of the highest bid and lowest asked prices so quoted on the date in question (or, if no prices were quoted on that date, the next preceding date on which they were quoted); and (iv) if all of the foregoing are inapplicable, the fair market value of a Share on the date in question as determined in good faith by the Committee.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Participant" means an individual who, while an Eligible Employee, has elected to participate in the Plan as contemplated by Section 5.1 hereof.

     "Participation Election" has the meaning given in Section 5.1 hereof.

     "Plan" means this Senior Management Bonus Deferral Stock Plan.

     "Reserve Account" has the meaning given in Section 6.1 hereof.

     "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 (or any successor rule or regulation), as in effect and applicable to the Company at a given time.

     "Shares" means shares of the no par value common stock of the Company, or such other securities or other property as hereafter may become issuable to a Participant in lieu of shares of such stock pursuant to an adjustment made under
Section 9 hereof.

     "Senior Management Cash Bonus Plan" means the United Bancorp, Inc. "Cash Incentive Plan--Tier # 1" and "Management Committee Incentive Compensation Plan", as in effect at a relevant time or such successor cash bonus plan of the Company as is then in effect at a relevant time or such successor cash bonus plan of the Company as is then in effect for senior management employees of the Company and/or the Affiliated Entities.

     "Specified Employee" is an employee who: (a) owns more than 5% of the stock of the Company; (b) owns more than 1% of the stock of the Company and has compensation from the Company in excess of $150,000 a year; or (c) is an officer of the Company under rules promulgated by the Internal Revenue Service under IRC
Section 416 having compensation in excess of


                                    Page F-2

$130,000 a year (indexed in accordance with rules promulgated by the Internal Revenue Service under IRC Section 416).

3 -- ADMINISTRATION

     The Plan shall be administered by a committee of the Board (the "Committee") consisting of all Directors of the Company other than any who are Eligible Employees. To the extent consistent with the terms of the Plan, Committee shall have the power to interpret, any Plan provision, to prescribe, amend, and rescind rules and regulations relating to the Plan, to appoint such agents to assist in the administration of the Plan as the Committee deems appropriate, and to make all other determinations that it deems necessary or advisable to administer the Plan. The Committee's interpretation and construction of the Plan and all other Committee decisions concerning the Plan or the rights of any Participant or other person thereunder shall be binding and conclusive for all purposes upon all interested parties, subject only to the procedures and limited review permitted under Sections 11.1 through 11.4 of the Plan.

4 -- SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 9 hereof, no more than 15,000 Shares in the aggregate may be issued pursuant to the Plan. There shall at all times be reserved for issuance under the Plan from the authorized and unissued Shares a number of Shares equal to the maximum number that in the future may be issued under the Plan.

5 -- ELECTION PROCEDURES

     5.1 INITIAL ELECTIONS. After the Plan becomes effective, an Eligible Employee may elect to defer payment of all or a portion of his or her future Bonuses by executing and delivering to the Secretary of the Company (or such other officer of the Company as the Committee hereafter may designate) a written election to participate in the Plan (a "Participation Election"), identifying (as a multiple of 10%) the percentage of the Eligible Employee's Bonuses elected to be deferred and otherwise in such form as the Committee shall have approved. If a Participation Election is executed and delivered by an Eligible Employee no later than 30 days after the Plan becomes effective (or, for an individual who later becomes an Eligible Employee, no later than 30 days after he or she first became eligible), the employee's election shall be given effect commencing with any Bonus payable to the employee in the next calendar year, unless a later calendar year is specified in the Participation Election. If a Participation Election is executed and delivered by an Eligible Employee after the 30 day period applicable to such employee, the election shall be given effect commencing with the second calendar year following the calendar year in which the Participation Election is delivered or, if later, the year specified therein. A cash payment of a Bonus which is not deferred hereunder shall be made as soon as practicable after the close of the fiscal year to which the Bonus relates.

     5.2 CHANGES IN ELECTIONS. An Eligible Employee who has become a Participant by complying with the procedures set forth above thereafter may increase or decrease the percentage of his or her Bonuses to be deferred or may terminate future deferrals by executing and delivering to the Secretary or other designated officer another Participation Election reflecting such increase, decrease, or termination. However, the change reflected in such other Participation Election shall only become effective commencing with the second calendar year following the calendar year in which the Participation Election is delivered or, if later, the year specified therein.


                                    Page F-3

6 -- RESERVE ACCOUNTS

     6.1 ESTABLISHMENT OF ACCOUNTS. For each Participant, the Company shall establish and maintain a bookkeeping account (a "Reserve Account") in which all units allocable to the Participant due to his or her participation in the Plan shall be credited.

     6.2 CREDITS TO ACCOUNTS FOR DEFERRED BONUSES. Whenever a Bonus is payable to a Participant, the cash amount otherwise payable shall be reduced by the percentage of such amount which the Participant has elected to defer pursuant to his or her Participation Election then in effect (up to the applicable Deferral Limit), and there shall be credited to the Participant's Reserve Account a number (to four decimal places) of units that is equal to the amount by which the Participant's cash payment has been reduced, divided by the Market Price as of the date the cash payment is payable.

     6.3 CREDITS FOR CASH DIVIDENDS OR DISTRIBUTIONS. On the payment date for any cash dividend or other cash distribution declared upon the Shares, there shall be credited to each Participant's Reserve Account that number (to four decimal places) of units that is equal to the total of units which on the related record date were in the Participant's Reserve Account, multiplied by the per Share cash dividend or other distribution, and divided by the Market Price on such payment date.

     6.4 REPORTS CONCERNING ACCOUNTS. In January of each year, the Company shall provide each Participant with a report of his or her Reserve Account balance as of the end of the preceding year, which report shall show any gain or loss in the value of the Participant's Reserve Account since the prior report.

7 -- PAYMENT OF ACCOUNT VALUES

     7.1 GENERAL. Subject to the provisions of Sections 7.2 and 7.3 and to applicable tax withholding as contemplated in Section 8.5, on or within 30 days after a Participant's Determination Date, the Company shall issue and deliver to the Participant that number of Shares which equals the number of whole units credited to his or her Reserve Account as of the Determination Date and shall pay to the Participant in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the Reserve Account as of the Determination Date and the number of Shares being distributed, multiplied by the Market Price as of the Determination Date. If, on the date such Shares are issued and/or such payment is made, any cash dividend or other cash distribution has been declared upon the Shares with a record date earlier than the issuance date but after the Determination Date, then the Company also shall pay to the Participant in cash an amount equal to the total number of units credited to his or her Reserve Account on the Determination Date multiplied by the per Share cash dividend or distribution, but net of required tax withholding. A distribution of Shares and/or cash to a Specified Employee, under this Section or under Section 7.3, to the extent applicable to benefits which accrue after December 31, 2004, must be delayed until at least six months after separation from service (or until death, if earlier) if the Participant is a Specified Employee.

     7.2 EFFECT OF PLAN LIMITS ON SHARES. In any case in which the distribution of Shares to a Participant in accordance with Section 7.1 would be impermissible due to the Plan's limits on available Shares (after taking into account any then pending distribution to be made to any other Participant having an earlier Determination Date), the number of Shares to be issued to the affected Participant shall be reduced to the maximum number of Shares then permissible under such limits (or, if more than one Participant having the same Determination Date is affected, the


                                    Page F-4
highest whole number determined by multiplying the maximum number of Shares then available by a fraction the numerator of which is the Determination Date number of units in his or her Reserve Account and the denominator of which is the aggregate Determination Date number of units in the affected Participants' Reserve Accounts), and the remaining value of his or her Reserve Account (or, if necessary, the entire value of such account) shall be determined in accordance with Section 7.1 and shall be payable in cash.

     7.3 DISTRIBUTION IN CASE OF DEATH OR MENTAL INCAPACITY. If a Participant's Determination Date occurs due to death, or if he or she dies prior to delivery of Shares and any cash required to be delivered pursuant to the Plan, the Shares deliverable shall be issued in the name of, and such Shares and any cash required to be delivered under the Plan shall be delivered to, the beneficiary or beneficiaries designated in the Participant's then most recent Participation Election, or, if no beneficiary has been designated, the legally appointed personal representative of the Participant's estate. If no such representative is appointed by the time delivery is due, then the Company shall hold the items to be delivered until appointment occurs or proper claim for such items otherwise is made of the Company by the person or persons entitled thereto.

If the Company is notified that a Participant has been adjudicated mentally incompetent as of the time Shares and any cash deliverable under the Plan are to be delivered to the Participant, or if it otherwise is demonstrated to the satisfaction of the Committee that such mental incapacity then exists by a person authorized by a durable power of attorney or similar document to attend to the Participant's financial affairs, the Shares shall be issued in the name of, and such Shares and any required cash shall be delivered to, the Participant's legally appointed guardian or conservator or, if none has been appointed, the holder of such power of attorney or similar document. Payments made pursuant to this Section 7.3 shall operate as a complete discharge of the Company, each Affiliated Entity, and the Committee.

8 -- MISCELLANEOUS MATTERS

     8.1 PARTICIPANT RIGHTS CONCERNING RESERVE ACCOUNTS. Reserve Accounts are not intended to be and shall not be trust accounts or escrow accounts for the benefit of any Participant or other person, nor shall the establishment and maintenance of a Reserve Account in itself afford any Participant or other person any right or interest in any asset the Company may determine to earmark or in any Shares reserved for future payment of benefits under the Plan. Rather, deferred compensation credited to the Reserve Accounts shall constitute general assets of the Company, shall be subject to the claims of the Company's general creditors, and shall not cause this to be a funded plan within the meaning of any section of ERISA or the Code. Future benefits payable under the Plan shall be paid only from the authorized stock and general funds of the Company, and are intended to be unfunded for tax purposes. The sole right of a Participant or beneficiary or other successor in interest thereof with respect to his or her Reserve Account shall be the right as an unsecured general creditor of the Company to claim any Shares or cash to which the Participant becomes entitled after his or her Determination Date, pursuant to the terms and conditions of the Plan.

     8.2 INALIENABILITY OF RESERVE ACCOUNTS. A Participant's right and interest in his or her Reserve Account and in the benefits provided under the Plan shall not be subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment, garnishment for the benefit of creditors of the Participant, or other transfer whatsoever, other than by will or the laws of descent and distribution. The Reserve Accounts and Plan benefits shall be exempt from


                                    Page F-5
the claims of creditors or other claimants and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

     8.3 RIGHTS AS HOLDER OF SHARES. A Participant shall have no rights as a holder of Shares to be delivered pursuant to the Plan unless and until a certificate evidencing such Shares is issued by the Company.

     8.4 NO EFFECT ON EMPLOYMENT. Nothing in the Plan or any Participation Election shall be construed to limit in any way the right of the Company or Affiliated Entity to terminate a Participant's employment at any time for any reason whatsoever; nor shall it be evidence of any agreement or understanding, express or implied, that the Company or any Affiliated Entity (i) will employ an employee in any particular position or for any particular period of time, (ii) will ensure participation in any incentive program, or (iii) will grant any awards from any such program. Nothing in the Plan or any Participation Election shall obligate any Eligible Employee or Participant to continue as an employee of the Company or any Affiliated Entity.

     8.5 WITHHOLDING. The Company shall be entitled to withhold and deduct from any amounts due from the Plan to a Participant all legally required amounts necessary to satisfy any Federal, state, or local withholding taxes arising directly or indirectly in connection with the Plan or any Participation Election, and the Company may require the Participant to remit promptly to the Company the amount of any such taxes before taking any future action with respect to the Participant's Reserve Account or Participation Election.

     8.6 SEVERABILITY. The provisions of the Plan shall be deemed severable, and in the event any provision of the Plan is held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity and enforceability of any other provision of the Plan. The Board shall have the power to modify any provision so held to the extent reasonably necessary to make the provision, as so modified, valid, enforceable, and compatible with the other provisions of the Plan.

     8.7 APPLICABLE LAW. The Plan and all actions taken under it shall be governed by the internal laws of the State of Michigan.

9 -- ADJUSTMENTS

     In the event of any non-cash dividend or other distribution, or any stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger, consolidation, share exchange, or other like change in the capital or corporate structure of the Company affecting the Shares, there shall be made such adjustment or adjustments (if any) in the number and type of Shares issuable under the Plan and in the numbers of units credited to the Reserve Accounts of Participants as the Board determines to be appropriate in light of such event in order to continue to make available the benefits intended by the Plan, but no adjustment shall be required by reason of any sales of Shares or other Company securities by the Company at any price, whether below, or at or about, Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege, or otherwise.

10 -- DURATION OF THE PLAN

     10.1 EFFECTIVE DATE; PLAN YEAR. The Plan has been adopted by the Board subject to shareholder approval thereof and of the Director Plan at the Company's 1996 annual meeting of shareholders and shall become effective when, and only when, such approval is obtained. The


                                    Page F-6
records of the Plan shall be maintained on the basis of a calendar year, which shall be the Plan Year of the Plan.

     10.2 TERMINATION AND AMENDMENT. The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, with or without the approval of shareholders of the Company, except that: (i) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by applicable rules of any securities exchange (including the NASDAQ National Market) on which Company stock is then principally traded, or by Rule 16b-3; (ii) none of the foregoing actions by the Board shall adversely affect the rights of a Participant with respect to benefits already accrued under the Plan without such Participant's consent; and
(iii) for so long as may be necessary in order for the Plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the Plan and those provisions affecting the type, extent, and timing of awards under the Plan may not be amended on a frequent basis, other than to comport with changes in the Code, ERISA, or the rules thereunder.

11. -- CLAIMS AND DISPUTES; ARBITRATION

     11.1 CLAIMS. Claims for benefits under the Plan shall be made in writing to the Committee. The claimant may furnish the Committee with any written material he or she believes necessary to perfect the claim.

     11.2 REQUEST FOR REVIEW. A person whose claim for benefits under the Plan has been denied, or his or her duly authorized representative, may request a review upon written application to the Committee, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Committee within 60 days after receipt by the claimant of written notification of the denial of a claim. A decision by the Committee shall be made promptly, and not later than 60 days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The decision on review shall be in writing, shall include reasons for the decision, may include specific reference to the pertinent provision of the Plan on which the decision is based, and shall be written in a manner calculated to be understood by the claimant.

     11.3 ARBITRATION. Unless otherwise required by law, any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by binding arbitration in the City of Tecumseh in accordance with the laws of the State of Michigan by three arbitrators, one of whom shall be appointed by the Company, one by the claimant, and the third of whom shall be appointed by the first two arbitrators. If the selected (third) arbitrator declines or is unable to serve for any reason, the appointed arbitrators shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Circuit Court of Lenawee County, Michigan shall be invoked to make such selection. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association except as provided in Section 11.4 below. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Review by the arbitrators of any decision, action, or interpretation of the Board or Committee shall be limited to a determination of whether it was arbitrary and capricious or constituted an abuse of discretion, within the guidelines of Firestone Tire & Rubber Co. v. Bruch, 489 U.S. 101 (1989). In the event the claimant shall retain legal


                                    Page F-7
counsel and/or incur other costs and expenses in connection with enforcement of any of the claimant's rights under this Plan, the claimant shall not be entitled to recover from the Company any attorney fees, costs, or expenses in connection with the enforcement of such rights (including enforcement of any arbitration award in court), regardless of the final outcome.

     11.4 CONDUCT OF ARBITRATION HEARING. Any arbitration shall be conducted as follows:

          The arbitrators shall follow the Commercial Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrators shall substantially comply with the rules of evidence, shall grant essential but limited discovery, shall provide for the exchange of witness lists and exhibit copies, and shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrators to make findings of specific factual issues.

          The arbitrators shall complete their proceedings and render their decision within 40 days after submission of the dispute to them, unless both parties agree to an extension. Each party shall cooperate with the arbitrators to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrators to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. In the event the arbitrators do not fulfill their responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of new arbitrators.

          The decision of the arbitrator shall be final and binding upon the parties, and a judgment by any Circuit Court of the State of Michigan or any other court of competent jurisdiction may be entered in accordance therewith.

          The costs of the arbitration shall be borne equally by the parties to such arbitration, except that each party shall bear its own legal and accounting expenses relating to its participation in the arbitration.

          Every asserted claim to benefits or other right of action by or on behalf of any Participant (or any beneficiary or other successor in interest or guardian, personal representative, or other representative thereof) against the Company or any Affiliated Entity arising out of or in connection with the Plan shall, irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of the earliest of: (i) one year from the date of the alleged act or omission in respect of which such right of action first arises in whole or in part, (ii) one year after the Participant's Determination Date, or (iii) six months after notice is given to the Participant (or his or her beneficiary or other successor in interest or guardian, personal representative, or other representative, as the case may be) of the amount of benefits payable to or in the right of the Participant under the Plan.


                                    Page F-8

                           (UNITED BANCORP, INC. LOGO)

                                   ----------

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 2007

                                   ----------

The undersigned hereby appoints David S. Hickman and Robert K. Chapman, and either of them, with full power of substitution, as Proxies for the undersigned, to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. (the "Company"), to be held at the Tecumseh Civic Auditorium, 400 North Maumee Street, Tecumseh, Michigan on Tuesday, April 17, 2007 at 4:30 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

                                  PROPOSAL (1)

To elect four directors constituting Class I of the Board of Directors, to serve for three years until the 2010 Annual Meeting of Shareholders and upon the election and qualification of their successors, and to elect one director to Class III of the Board of Directors, to serve for two years until the 2009 Annual Meeting of Shareholders and upon the election and qualification of their successor.

Class I Director Nominees:       JAMES D. BUHR      JAMES C. LAWSON
                               DONALD J. MARTIN    DAVID E. MAXWELL

Class III Director Nominee:   ROBERT G. MACOMBER

                            Please mark only one box

[ ]  FOR all nominees             [ ]  FOR, except vote withheld from the
                                       following nominees:

[ ]  WITHHELD from all nominees   ______________________________________________

                                  PROPOSAL (2)

To approve an amendment to the Company's Restated Articles of Incorporation of the Company to increase its authorized shares of common stock from five million to ten million shares.

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                                  PROPOSAL (3)

To approve the amended and restated Director Retainer Stock Plan.

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                                  PROPOSAL (4)

To approve the amended and restated Senior Management Bonus Deferral Stock Plan.

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN

Witness my hand and seal this ____________ day of __________________, 2007.


                                        ----------------------------------------
                                                       (Signature)


                                        ----------------------------------------
                                                       (Signature)

  Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

   Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286
             - Phone 517.423.8373 - Fax 517.423.5041 - www.ubat.com